Execution Version 1390-1182-7473.14 THE PERSONS LISTED ON EXHIBIT A (as the Vendors) - and – AYRSHIRE DEVELOPMENTS (HIF II) CORP. (as the Vendors’ Representative) - and - PRIORITY CANADA ACQUISITION COMPANY, INC. (the “Purchaser”) - and – PRIORITY TECHNOLOGY HOLDINGS, INC. (the “Parent Guarantor”) SHARE PURCHASE AGREEMENT DATED: January 21st, 2025

TABLE OF CONTENTS Page 1390-1182-7473.14 -i- ARTICLE 1 INTERPRETATION 1.1 Definitions .....................................................................................................................1 1.2 Accounting Principles..................................................................................................20 1.3 Actions on Non-Business Days...................................................................................20 1.4 Currency and Payment Obligations ............................................................................20 1.5 Calculation of Interest .................................................................................................20 1.6 Calculation of Time .....................................................................................................20 1.7 Knowledge ..................................................................................................................20 1.8 Tender.........................................................................................................................21 1.9 Additional Rules of Interpretation. ...............................................................................21 (1) Gender and Number .........................................................................................21 (2) Headings and Table of Contents ......................................................................21 (3) Section References...........................................................................................21 (4) Words of Inclusion ............................................................................................21 (5) References to this Agreement ..........................................................................21 (6) Statute References ...........................................................................................21 (7) Document References ......................................................................................21 (8) Absence of Presumption...................................................................................21 1.10 Schedules and Exhibits...............................................................................................22 ARTICLE 2 PURCHASE OF SHARES 2.1 Purchase and Sale......................................................................................................23 2.2 Purchase Price............................................................................................................23 2.3 Delivery of Estimated Closing Statements ..................................................................23 2.4 Payment of Estimated Closing Indebtedness and Estimated .....................................24 2.5 RSU Payments............................................................................................................24 2.6 Payment of Purchase Price.........................................................................................24 2.7 Closing Adjustments. ..................................................................................................24 (1) Closing Statements...........................................................................................25 (3) Access to Records, etc .....................................................................................25 (4) Deemed Acceptance.........................................................................................25 (5) Dispute Settlement............................................................................................25 (6) Payment of Purchase Price Adjustment......................................................................26 2.8 Earnout........................................................................................................................26

TABLE OF CONTENTS (continued) Page 1390-1182-7473.14 -ii- 1395-7075-4577, v. 5 (4) Operation of Business During Earnout Term. During the Earnout Term:....................28 2.9 Withholding Taxes.......................................................................................................29 2.10 Purchase Price Allocation ...........................................................................................29 2.11 Payment Matters .........................................................................................................29 ARTICLE 3 REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Vendors as to Themselves ...........................31 (1) Incorporation, Capacity and Status of Vendors ................................................31 (2) Authorization by Vendors..................................................................................32 (3) Enforceability of Vendors’ Obligations ..............................................................32 (4) Ownership of Shares. .......................................................................................32 (5) Tax Matters .......................................................................................................33 (6) Commissions ....................................................................................................33 (7) Approvals ..........................................................................................................33 3.2 Representations and Warranties of the Management Shareholder as to the Corporation and the Subsidiary...................................................................................33 (1) Organization of the Corporation and the Subsidiary .........................................33 (2) Takeover Bid Exemption...................................................................................34 (3) Qualification to do Business..............................................................................34 (4) Corporate Records............................................................................................34 (5) Bankruptcy, Insolvency and Reorganization.....................................................34 (6) Financial Statements ........................................................................................35 (7) Books and Records...........................................................................................35 (8) Title to and Sufficiency of Assets ......................................................................35 (9) Real Property ....................................................................................................36 (10) Personal Property .............................................................................................36 (11) Personal Property Leases.................................................................................36 (12) Contracts...........................................................................................................36 (13) Receivables ......................................................................................................37 (14) Intellectual Property ..........................................................................................37 (15) Licences and Compliance with Applicable Law ................................................39 (17) Compliance with Anti-Corruption Laws .............................................................40 (18) Undisclosed Liabilities.......................................................................................40 (19) Banking Information ..........................................................................................40

TABLE OF CONTENTS (continued) Page 1390-1182-7473.14 -iii- 1395-7075-4577, v. 5 (20) Regulatory Approvals........................................................................................40 (21) Absence of Conflicting Agreements..................................................................41 (22) Legal Proceedings and Orders .........................................................................41 (23) Employment Matters .........................................................................................41 (24) Employee Plans ................................................................................................43 (25) Customers, Suppliers and Referral Partners ....................................................45 (26) Transactions with Affiliates et al........................................................................46 (27) Insurance ..........................................................................................................46 (28) Tax Matters .......................................................................................................46 (29) Privacy and Data Security.................................................................................49 (30) IT Systems ........................................................................................................50 (31) Anti-Spam Laws................................................................................................51 (32) No Material Adverse Change............................................................................51 (33) Absence of Certain Changes or Events............................................................51 3.3 Representations and Warranties of the Purchaser .....................................................52 (1) Incorporation and Corporate Power..................................................................53 (2) Authorization by Purchaser...............................................................................53 (3) Enforceability of Obligations .............................................................................53 (4) Commissions ....................................................................................................53 3.4 No Waiver ...................................................................................................................54 ARTICLE 4 CLOSING ARRANGEMENTS 4.1 Closing ........................................................................................................................55 4.2 Vendors’ Closing Deliveries ........................................................................................55 4.3 Purchaser’s Closing Deliveries ...................................................................................56 ARTICLE 5 INDEMNIFICATION 5.1 Survival .......................................................................................................................57 5.2 Indemnity by the Vendors ...........................................................................................57 5.3 Indemnity by the Purchaser ........................................................................................58 5.4 Claim Notice................................................................................................................58 5.5 Time Limits for Claim Notice .......................................................................................59 (1) Notice by the Purchaser....................................................................................59 (2) Notice by the Vendors’ Representative.............................................................60

TABLE OF CONTENTS (continued) Page 1390-1182-7473.14 -iv- 1395-7075-4577, v. 5 5.6 Apportionment of Liability; Limitation on Damages .....................................................60 (1) Apportionment of Liability..................................................................................60 (2) Damages from Vendors ....................................................................................60 (3) Damages from Purchaser .................................................................................61 5.7 Sources of Recovery...................................................................................................61 5.8 Limitation Periods........................................................................................................61 (1) Limitation Periods for Representations and Warranties....................................61 (2) Limitation Periods for Covenants and Other Matters ........................................61 5.9 Calculation of Damages ..............................................................................................61 5.10 Agency for Non-Parties ...............................................................................................62 5.11 Direct Claims...............................................................................................................62 5.12 Third Party Claims.......................................................................................................63 (1) Rights of Indemnifying Party .............................................................................63 (2) Respective Rights on Indemnifying Party’s Assumption of Control ..................63 (3) Lack of Reasonable Diligence ..........................................................................63 (4) Joint Control for Certain Tax Claims .................................................................64 (5) Compulsory Payments Prior to Settlement. ......................................................64 (6) Other Rights of Indemnified Party.....................................................................64 5.13 Set-off..........................................................................................................................64 5.14 Cooperation.................................................................................................................64 5.15 Characterization of Indemnity Payments ....................................................................65 5.16 Exclusive Remedies. T...............................................................................................65 ARTICLE 6 COVENANTS 6.1 Confidentiality..............................................................................................................66 (1) Information to be Confidential ...........................................................................66 (2) Use of Confidential Information.........................................................................66 (3) Required Disclosure..........................................................................................66 6.2 Preparation of Tax Returns .........................................................................................67 6.3 Cooperation Respecting Tax Matters..........................................................................68 6.4 Tax Elections...............................................................................................................69 6.5 Reportable Transactions .............................................................................................69 6.6 2024 SRED Claims .....................................................................................................69 6.7 Restrictive Covenants .................................................................................................70

TABLE OF CONTENTS (continued) Page 1390-1182-7473.14 -v- 1395-7075-4577, v. 5 (1) Non-Competition ...............................................................................................70 (2) Non-Solicitation.................................................................................................71 (3) Non-Disparagement..........................................................................................71 (4) Acknowledgements. The...................................................................................71 (5) Breach of Restrictions.......................................................................................72 (6) Severability .......................................................................................................72 (7) Proceeds...........................................................................................................72 6.8 Releases .....................................................................................................................72 6.9 Purchaser’s Guarantee ...............................................................................................73 ARTICLE 7 GENERAL 7.1 Appointment of Vendors’ Representative....................................................................74 7.2 Expenses ....................................................................................................................76 7.3 Public Announcements ...............................................................................................76 7.4 Notices. .......................................................................................................................76 (1) Mode of Giving Notice.......................................................................................76 (2) Deemed Delivery of Notice ...............................................................................77 (3) Change of Address ...........................................................................................77 7.5 Time of Essence .........................................................................................................77 7.6 Further Assurances.....................................................................................................77 7.7 Entire Agreement ........................................................................................................77 7.8 Amendment.................................................................................................................77 7.9 Waiver .........................................................................................................................77 7.10 Severability..................................................................................................................78 7.11 Remedies Cumulative .................................................................................................78 7.12 Attornment...................................................................................................................78 7.13 Governing Law ............................................................................................................78 7.14 Successors and Assigns; Assignment ........................................................................78 7.15 Third Party Beneficiaries .............................................................................................78 7.16 Independent Legal Advice...........................................................................................78 7.17 Counterparts ...............................................................................................................79 7.18 Language ....................................................................................................................79

1390-1182-7473.14 SHARE PURCHASE AGREEMENT This Share Purchase Agreement dated January 21st, 2025 is made B E T W E E N The Persons listed on Exhibit A (the “Vendors”) - and – AYRSHIRE DEVELOPMENTS (HIF II) CORP. (the “Vendors’ Representative”) - and - PRIORITY CANADA ACQUISITION COMPANY, INC. (the “Purchaser”) - and – PRIORTY TECHNOLOGY HOLDINGS, INC. (the “Parent Guarantor”) RECITALS A. The Vendors are, collectively, the registered and beneficial owners of the Shares. B. The Corporation is the registered and beneficial owner of all of the shares of the Subsidiary. C. The Purchaser is willing to purchase, and the Vendors are willing to sell, the Shares on and subject to the terms and conditions contained in this Agreement. D. The Parent Guarantor is prepared to guarantee the obligations of the Purchaser hereunder to induce the Vendors to enter into this Agreement. E. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each Party, the Parties agree as follows: ARTICLE 1 INTERPRETATION 1.1 Definitions. In this Agreement: “2024 SRED Claim” has the meaning set out in Section 6.6(1);

- 2 - 1390-1182-7473.14 “2024 SRED Claim Refund” has the meaning set out in Section 6.6(1); “Adjustment Date” means the third Business Day after the Purchase Price is finally determined in accordance with Section 2.7. “Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to “control” another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” shall have a similar meaning. “Aggregate Claim Threshold” has the meaning set out in Section 5.6(2)(a). “Agreement” means this Share Purchase Agreement and all the Exhibits and the Schedules attached hereto. “Allocable Portion” means, in respect of each Vendor, the percentage set forth beside such Vendor’s name in Exhibit A. “Annual Financial Statements” means the annual consolidated financial statements of the Corporation and the Subsidiary for the fiscal years ended December 31, 2023 and December 31, 2022, true and complete copies of which are attached as Schedule 3.2(6). “Applicable Law” means, with respect to any Person, property, transaction, event or other matter, (a) any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law, Order or other requirement having the force of law and (b) any policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (collectively in the foregoing clauses (a) and (b), “Law”), in each case relating or applicable to such Person, property, transaction, event or other matter and also includes, where appropriate, any interpretation of Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation. “Appointment” has the meaning set out in Section 7.1(1). “Base Purchase Price” has the meaning set out in Section 2.2(a). “Books and Records” means the Financial Records and all other books, records, files and papers of the Corporation and the Subsidiary including manuals and Data, sales and advertising materials, sales and purchase correspondence, trade association files, research and development records, lists of present and former customers and suppliers, marketing lists and marketing consent records, personnel, employment and other records, and the minute and share certificate books of the Corporation and the Subsidiary and all records, Data and information stored electronically, digitally or on computer-related media. “Business” means the business carried on by the Corporation and the Subsidiary which involves the operation of a rental payment platform and the provision of property management tools, including lease application and tenant screening services.

- 3 - 1390-1182-7473.14 “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto or Atlanta, Georgia. “Canadian Dollars” or “CAD” or “C$” means the lawful currency of Canada. “Cash” means, as of any time, the aggregate amount (which may be negative) of cash, cash equivalents and marketable securities (to the extent such cash equivalents and marketable securities are convertible to cash in 30 days) of the Corporation and the Subsidiary as of such time; provided that Cash will be (a) increased by deposits in transit as of such time, (b) decreased by any outstanding cheques, wires or drafts that have been issued but not yet cleared as of such time, and (c) decreased by any cash restricted in use in the Ordinary Course of Business by Contract, Law or otherwise (including all cash posted to support letters of credit, performance bonds, security deposits or other obligations, but excluding cash posted to support credit cards). “CASL” means An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commission Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act, S.C. 2010, c. 23 and any comparable Applicable Law. “Claim Notice” has the meaning set out in Section 5.4. “Claims” has the meaning set out in section 6.8(1). “Closing” means the completion of the purchase and sale of the Shares in accordance with the provisions of this Agreement. “Closing Adjustment Amount” has the meaning set out in Section 2.7(2). “Closing Balance Sheet” means the consolidated balance sheet of the Corporation as of the Measurement Time, prepared in accordance with generally accepted accounting principles, consistently applied with those principles used in the preparation of the Financial Statements, as finally determined in accordance with the provisions of Section 2.7. “Closing Cash” means the amount equal to the total of the Corporation’s consolidated Cash as of the Measurement Time provided that Closing Cash shall be reduced by any amount used to repay any Closing Indebtedness or Corporation Transaction Expenses between the Measurement Time and immediately prior to the Closing Time. “Closing Date” means the date hereof. “Closing Indebtedness” means the amount equal to the total of the Corporation’s consolidated Indebtedness as of immediately prior to the Closing Time provided that Closing Indebtedness shall not include any amounts loaned by the Purchaser pursuant to Sections 2.4. “Closing Statement” has the meaning set out in Section 2.7(1). “Closing Time” means the time of Closing on the Closing Date provided for in Section 4.1.

- 4 - 1390-1182-7473.14 “Closing Working Capital” means the amount, whether positive or negative, equal to the total of the Corporation’s consolidated current assets (excluding cash, cash equivalents and marketable securities to the extent included in the Closing Cash) minus the total of its consolidated current liabilities (excluding any Closing Indebtedness and Corporation Transaction Expenses) as of the Measurement Time and, for these purposes, “consolidated current assets” and “consolidated current liabilities” shall consist of assets and liabilities so classified on the Closing Balance Sheet, excluding (i) cash, cash equivalents and marketable securities to the extent included in the Closing Cash, (ii) any accrued assets in respect of the 2024 SRED Claim and (iii) all current or deferred Tax assets or liabilities. An illustrative calculation of Closing Working Capital is set forth in Exhibit C. “Competing Business” has the meaning set out in Section 6.7(1). “Competition Act” means the Competition Act, R.S.C. 1985, c. C-34, and the regulations thereunder. “Confidential Information” means, in relation to the Corporation, a Subsidiary or a Party (the “Discloser”): (a) all information, in whatever form communicated or maintained, whether orally, in writing, electronically, in computer readable form or otherwise, that the Discloser discloses to, or that is gathered by inspection by a Party (the “Recipient”) or any of the Recipient’s Representatives in the course of the Recipient’s review of the transactions contemplated by this Agreement, whether provided before or after the date of this Agreement, including information that contains or otherwise reflects information concerning the Discloser or its businesses, affairs, financial condition, assets, liabilities, operations, prospects or activities, and specifically includes financial information, budgets, business plans, ways of doing business, business results, prospects, customer lists, forecasts, engineering reports, environmental reports, evaluations, legal opinions, names of venture partners and contractual parties, and any information provided to the Discloser by third parties under circumstances in which the Discloser has an obligation to protect the confidentiality of such information; (b) all plans, proposals, reports, analyses, notes, studies, forecasts, compilations or other information, in any form, that are based on, contain or reflect any Confidential Information regardless of the identity of the Person preparing the same (“Notes”); (c) the existence and terms of this Agreement; (d) the fact that information has been disclosed or made available to the Recipient or the Recipient’s Representatives; and (e) the fact that discussions or negotiations are or may be taking place with respect to a possible transaction, the proposed terms of any such transaction and the status of any discussions or negotiations under this Agreement; but does not include any information that: (f) is at the time of disclosure to the Recipient or thereafter becomes generally available to the public, other than as a result of a disclosure by the Recipient or any of the Recipient’s Representatives in breach of this Agreement;

- 5 - 1390-1182-7473.14 (g) is or was received by the Recipient on a non-confidential basis from a source other than the Discloser or its Representatives if such source is not prohibited from disclosing the information to the Recipient by a confidentiality agreement with, or a contractual, fiduciary or other legal confidentiality obligation to, the Discloser; or (h) was known by the Recipient prior to disclosure in connection with the transactions contemplated by this Agreement and was not subject to any contractual, fiduciary or other legal confidentiality obligation on the part of the Recipient. “Consent” means any consent, approval, permit, waiver, ruling, exemption or acknowledgement from any Person (other than the Corporation or a Subsidiary) which is provided for or required: (a) in respect of or pursuant to the terms of any Contract; or (b) under any Applicable Law, in either case in connection with the sale of the Shares to the Purchaser on the terms contemplated in this Agreement, to permit the Corporation to carry on the Business after Closing or which is otherwise necessary to permit the Parties to perform their obligations under this Agreement, but does not include a Regulatory Approval. “Contracts” means all pending and executory contracts, agreements, leases, understandings and arrangements (whether oral or written) to which the Corporation or a Subsidiary is a party or by which the Corporation or a Subsidiary or any of their respective properties or assets or the Business is bound or under which the Corporation or a Subsidiary has rights or obligations, including Permitted Liens. “Copyright” means all rights, titles, interests and benefits in and to (a) all copyright and neighbouring rights in the Works, (b) all registrations for copyright and neighbouring rights, pending applications for registrations of copyright and neighbouring rights, and rights to file applications for registrations of copyright and neighbouring rights for the Works, and (c) all sui generis rights in the Databases. “Corporation” means Payslate Inc., a corporation incorporated under the federal laws of Canada. “Corporation Policies” has the meaning set out in Section 3.2(27)(a). “Corporation Transaction Expenses” means the total of all amounts payable or reimbursable by the Corporation or any Subsidiary in connection with the transactions contemplated by this Agreement that are not paid in full immediately prior to the Closing Time, together with any Taxes payable thereon, including (a) change of control, special bonuses or any other similar payments owed to Employees, consultants, directors or officers of the Corporation or any Subsidiary, conditional on, or payable pursuant to, the Closing, and any payroll related Taxes, including Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums and employer health taxes required to be paid by the Corporation or any Subsidiary in connection with (i) any such payments, and (ii) payments to RSU Holders pursuant to this Agreement; (b) fees and expenses payable to all lawyers, accountants, and other professionals, and bankers’, brokers’ or finders’ fees conditional on, or payable pursuant to, the Closing and (c) any amounts payable to the RSU Holders pursuant to this Agreement; but for greater certainty, excluding any Vendors’ Transaction Expenses. “Damages” means, whether or not involving a Third Party Claim, any loss, cost, liability, claim, interest, fine, penalty, assessment, Taxes, damages available at law or in equity, expense (including consultant’s and expert’s fees and expenses and reasonable costs, fees and expenses of legal counsel on a full indemnity basis, without reduction for tariff rates or similar

- 6 - 1390-1182-7473.14 reductions and reasonable costs, fees and expenses of investigation, defence or settlement); provided that Damages shall not include punitive, exemplary, incidental, consequential, special or indirect damages other than to the extent that same are awarded pursuant to a Third Party Claim. “Data” means any information or data, including any information or data collected or received by, processed by, or output from the Software (including reports, analytics, and alerts), and any other information or data related to the Business, including information and data contained in any Databases. “Databases” has the meaning set out in the definition of Works. “Data Privacy Requirements” has the meaning set out in Section 3.2(29)(a). “Designs” means all industrial designs, owned, used or held for use by the Corporation or a Subsidiary, including (a) all features of shape, configuration, pattern or ornament and combinations thereof in articles, and (b) all derivatives, modifications and improvements of the foregoing. “Direct Claim” has the meaning set out in Section 5.4. “Disabling Code” means any back door, trap door, time bomb, drop dead device, software lock or other software routine designed to disable software, hardware or data collection automatically with the passage of time or under the positive control of a Person or program other than the user of the software, hardware or data collection. “Discloser” has the meaning set out in the definition of Confidential Information. “Domain Names” means all registered domain names owned, used or held for use by the Corporation or a Subsidiary, including those registered on behalf of the Corporation or a Subsidiary in the name of an agent or proxy. “Earnout Amount” has the meaning set forth in 2.8(1). “Earnout Calculation” has the meaning set forth in 2.8(2). “Earnout Calculation Statement” has the meaning set forth in 2.8(2). “Earnout Period” has the meaning set forth in 2.8(1). “Earnout Term” has the meaning set forth in 2.8(1). “Earnout Term Commencement Date” means the date that is six months following the Closing Date. “Earnout Term End Date” means the earlier of (i) the date that is five years following the Closing Date and (ii) the date on which the Fixed Earnout Amount has been paid in full. “Employee” means an individual who is employed by the Corporation or a Subsidiary. “Employee Plans” has the meaning set out in Section 3.2(24)(a). “Equity Plan” means the Payslate Inc. 2023 Equity Incentive Plan.

- 7 - 1390-1182-7473.14 “Estimated Closing Cash” has the meaning set out in Section 2.3(b). “Estimated Closing Indebtedness” has the meaning set out in Section 2.3(b). "Estimated Closing Statements" has the meaning set out in Section 2.3. "Estimated Closing Working Capital" has the meaning set out in Section 2.3(b). “Estimated Corporation Transaction Expenses” has the meaning set out in Section 2.3(b). “Estimated Purchase Price” has the meaning set out in Section 2.3(d). “Final Compulsory Payment Amount” has the meaning set out in Section 5.12(5)(b). “Final Compulsory Payment Indemnification Event” means a Final Determination having been made regarding a liability requiring payment under Applicable Law or any Order or a written agreement among the applicable Indemnified Parties and Indemnifying Parties as to the indemnification obligations of the Indemnifying Party. “Final Determination” means a determination made by a Governmental Authority (including pursuant to a settlement) where all rights to object to or appeal from the determination (including any right to obtain relief under a competent authority or similar process) have been exhausted or have expired. “Financial Records” means all books of account and other financial Data and information of the Corporation and the Subsidiary, and includes all such records, Data and information stored electronically, digitally or on computer-related media. “Financial Statements” means, collectively, the Annual Financial Statements and the Interim Financial Statements. “Fixed Earnout Amount” means US$6,500,000 less the amount of all claims for indemnification by the Purchaser pursuant to Section 5.2 (but subject to Sections 5.5, 5.6, and 5.7) that have been the subject of a Final Determination, or agreement by the applicable Indemnifying Party. “Fundamental Representations of the Purchaser” means the representations and warranties set forth in Sections 3.3(1) (Incorporation and Corporate Power), 3.3(2) (Authorization by Purchaser), 3.3(3) (Enforceability of Obligations), 3.3(4) (Commissions) and 3.3(5)(b) (No Conflicts; Consents). “Fundamental Representations of the Vendors” means the representations and warranties set forth in Sections 3.1(1) (Incorporation, Capacity and Status of Vendors), 3.1(2) (Authorization by Vendors), 3.1(3) (Enforceability of Vendors’ Obligations), 3.1(4) (Ownership of Shares), 3.1(6) (Commissions), 3.1(8)(a), 3.1(8)(c) and 3.1(8)(d)(No Conflicts; Consents), 3.2(1) (Organization of the Corporation and Subsidiaries), 3.2(2) (Takeover Bid Exemption), 3.2(3) (Qualification to do Business), 3.2(8) (Title to and Sufficiency of Assets), and 3.2(21)(a)(i), (c) and (d) (Absence of Conflicting Agreements; Organizational Documents and Applicable Law). “Governmental Authority” means:

- 8 - 1390-1182-7473.14 (a) any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise); (b) any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government; (c) any court, tribunal, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and (d) any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association. “Gross Profit” means, in respect of any particular period, (i) the consolidated revenue of the Business for such period, minus (ii) interchange fees, dues and assessments, card brand fees, residual and commission-related expenses associated with sales, equipment costs, any referral or other fees or amounts paid to Ayrshire or its Affiliates and any other costs of revenue (but not including customer support and hosting expenses or any other administrative or operating costs) of the Business, in each case determined (to the extent applicable) in accordance with a manner consistent with the determination of such fees and other income in the most recent Annual Financial Statements. An illustrative calculation of Gross Profit is set forth in Exhibit D. “GST/HST” means all goods and services tax and harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada). “Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person in respect of the deferred purchase price payments (including earnouts and capital leases); (d) all capital lease obligations of such Person; (e) all obligations under any interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements or other derivative or hedging contracts (in each case, valued at the termination cost thereof); (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee (other than letters of credit and letters of guarantee issued in support of current accounts payable incurred in the ordinary course of business); (g) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (even though the rights and remedies of

- 9 - 1390-1182-7473.14 the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (h) all obligations in the nature of guarantees of any of the types of items set forth in clauses (a) through (g) above, in each case, determined to the extent applicable thereto in accordance with GAAP; and (i) the outstanding amount of accrued and unpaid interest on, and other payment obligations (including any prepayment premiums, “breakage costs”, redemption fees, out-of-pocket costs and expenses, penalties and other obligations payable in connection therewith with respect to any of the types of items set forth in clauses (a) through (h) above); and (j) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to above; (k) all obligations of such Person upon which interest charges are customarily paid; (l) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (m) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any equity securities of such Person, valued, in the case of redeemable equity securities, at the greater of voluntary or involuntary redemption price, plus accrued and unpaid dividends; (n) all liabilities of such Person for income Taxes that are due and payable; (o) amounts owing to Payoff Creditors listed in Schedule 2.4(1), provided, however, that “Indebtedness” specifically excludes (i) trade payables, (ii) credit card debt incurred in the Ordinary Course of Business, (iii) undrawn amounts under surety bonds, letters of credit, banker’s acceptances, performance letters, comfort letters and other arrangements similar to the foregoing, (iv) any Indebtedness put in place by Purchaser, (v) long-term and short-term deferred revenue, (vi) any other liabilities included in the calculation of Closing Working Capital, and (vii) any other liabilities included in the calculation of Corporation Transaction Expenses. “Indemnified Party” means a Person whom a Vendor or the Purchaser, as the case may be, is required to indemnify under Article 5. “Indemnified Taxes” has the meaning set out in Section 5.2(2)(c). “Indemnifying Party” means, in relation to an Indemnified Party, the Party that is required to indemnify such Indemnified Party under Article 5. “Indemnity Cap” has the meaning set out in Section 5.6(2)(b). “Independent Accountant” has the meaning set out in Section 2.7(5).

- 10 - 1390-1182-7473.14 “Intellectual Property” means all intellectual property and related rights owned, used or held for use by the Corporation or a Subsidiary, throughout the world, whether or not registrable, patentable or otherwise formally protectable, and whether or not registered, patented, otherwise formally protected or the subject of a pending application for registration, patent or any other formal protection, including: (a) all rights, titles, interests and benefits in and to the Trade-Marks, including (i) all common law rights in the Trade-Marks, (ii) all registrations, pending applications for registration and rights to file applications for the Trade-Marks, and (iii) all rights of priority and all extensions of the foregoing applications and registrations for the Trade- Marks; (b) all rights, titles, interests and benefits in and to the Inventions, including the Patent Rights; (c) all rights, titles, interests and benefits in and to the Works, including the Copyright and the moral rights and all waivers of moral rights in the Works; (d) all rights, titles, interests and benefits in and to the Designs, including (i) all design patents, industrial design registrations, pending design patent applications, pending applications for industrial design registrations and rights to file applications for the Designs, and (ii) all rights of priority and all rights in provisionals, continuations, continuations-in-part, divisionals, re-examinations, reissues, extensions, and other derivative applications, patents and registrations of the foregoing patents, registrations and applications for the Designs; (e) all rights, titles, interests and benefits in and to the Know-How; (f) all rights, titles, interests and benefits in and to (i) the Telephone Numbers and the accounts therefor, (ii) the Social Media Identities and the accounts therefor, and (iii) the Domain Names, the accounts therefor and the registrations thereof; (g) all rights, titles, interests and benefits in and to all licences, consents, permissions, covenants not to sue and other contractual rights in respect of, or relating to, the items set out in (a) through (f) above; (h) all rights, titles, interests and benefits in and to revenues and proceeds in respect of the Intellectual Property and the rights, titles, interests and benefits set out in (a) through (f) above; and (i) all rights, titles, interests and benefits to enforce all rights and to obtain all remedies, including damages, accountings of profits, other compensation, and interim, temporary, interlocutory and permanent injunctions, for the infringement and other violations of the rights, titles, interests and benefits set out in (a) through (f) above. “Interim Financial Statements” means the unaudited consolidated financial statements of the Corporation for the 11-month period ended November 30, 2024, true and complete copies of which are attached as Schedule 3.2(6). “Inventions” means all inventions owned, used or held for use by the Corporation or a Subsidiary in the Business, including all improvements to the foregoing. “ITA” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supplement).

- 11 - 1390-1182-7473.14 “IT Systems” means all computer hardware, devices, peripheral equipment, Software and firmware, Data and Databases, network and telecommunications equipment, technology infrastructure and other information technology systems and services that are used by or accessible to the Corporation or a Subsidiary to operate the Business, including to receive, store, process or transmit Data. “Know-How” means all know-how, trade secrets, proprietary information, confidential information and information of a sensitive nature owned, used or held for use by the Corporation or a Subsidiary, in whatever form communicated, maintained or stored, including (a) all formulae, algorithms, business methods, technical processes, specifications, manuals, corporate plans, management systems and techniques, (b) all information relating to the research, development, manufacture, marketing, sales or post-sales activities of any past, present or future goods or services, including engineering documentation, manufacturing documentation, costing information, advertising plans, pricing information, customer names, customer lists and other details of customers, supplier names, supplier lists and other details of suppliers, sales targets, sales statistics, market share information, market research and survey information. “Law” has the meaning set out in the definition of “Applicable Law”. “Legal Proceeding” means any litigation, action, application, suit, investigation, hearing, claim, complaint, deemed complaint, grievance, civil, administrative, regulatory or criminal, arbitration proceeding or other similar proceeding, before or by any Governmental Authority, and includes any appeal or review thereof and any application for leave for appeal or review. “Licence” means any licence, permit, authorization, approval, registration or other evidence of authority issued or granted to, conferred upon, or otherwise created for, the Corporation or a Subsidiary by any Governmental Authority. “Licensed-In Intellectual Property” means all Intellectual Property (a) which is not Owned Intellectual Property, and (b) in which the Corporation or a Subsidiary has a right, interest, benefit, licence or permission to access, use, practice or otherwise enjoy or exploit, including pursuant to a Contract, covenant not to sue, custom or practice, Order or Applicable Law. “Licensed-Out Intellectual Property” means all Owned Intellectual Property which the Corporation or a Subsidiary permits or licences another Person, other than the Corporation or a Subsidiary, to access, use, practice or otherwise enjoy or exploit, including pursuant to a Contract, covenant not to sue, custom or practice, Order or Applicable Law. “Lien” means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property. “Limitations Act” has the meaning set out in Section 5.8(1). “Management Shareholder” means the Vendors’ Representative. “Material Adverse Change” means any event, circumstance, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, assets, results of operations, or condition (financial or otherwise) of the Corporation or any Subsidiary; or (b) the ability of the Vendors to consummate the transactions contemplated hereby on a timely basis; provided that “Material

- 12 - 1390-1182-7473.14 Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which the Corporation or any Subsidiary operates; (c) any changes in financial or securities markets in general; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any changes in Applicable Laws or accounting rules or principles, including GAAP; (f) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchaser; (g) any natural or man-made disaster or acts of God or general outbreaks of illness; or (h) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided that any event, occurrence, fact, condition or change referred to in clauses (a) through (e) shall be taken into account in determining whether a Material Adverse Change has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Corporation or any Subsidiary compared to other participants in the industries in which the Corporation or the Subsidiary conducts its businesses. “Material Contract” means: (a) a Contract which involves or may reasonably be expected to involve the payment to or by the Corporation or a Subsidiary of more than C$50,000 annually, other than any employment Contract entered into in the Ordinary Course of Business; (b) any Contract with a Material Customer, Material Supplier or Material Referral Partner; (c) any Contract to make a capital expenditure or to purchase a capital asset in excess of C$50,000 by or on behalf of the Corporation or a Subsidiary; (d) a Contract or commitment relating to Indebtedness or borrowed money or to the direct or indirect guarantee or assumption of the obligations of any other Person for borrowed money; (e) any Contract (w) containing a covenant of the Corporation or a Subsidiary not to compete in any line of business or with any Person in any geographical area, (x) containing any exclusivity or exclusive dealing provisions, or (y) limiting the Corporation’s or a Subsidiary’s freedom to operate in any line of business, including any Contracts containing non-competition or non-solicitation clauses, or (z) containing any other provision that materially restricts the freedom of the Corporation or a Subsidiary to carry on the Business in any way;

- 13 - 1390-1182-7473.14 (f) a Contract with an unexpired term of more than one year; (g) any lease pursuant to which the Corporation or a Subsidiary leases any tangible property, in each case for an annual amount in excess of C$25,000; (h) any Contract entered into within the past six years relating to the acquisition or disposition by the Corporation or a Subsidiary of any business, material assets or capital stock or other equity interests of any other Person constituting a product line, service offering, line of business or ongoing business, whether by way of merger, amalgamation, consolidation, business combination or similar transaction; (i) any collective bargaining agreement and other Contract with any labor union, works council, labor organization or other employee representative of a group of employees; (j) any Contract under which the Corporation or a Subsidiary is a licensor or licensee of Intellectual Property (other than non-exclusive end user licenses of commercially available Software, with a total replacement cost of less than C$5,000); (k) any Contract relating to the development of Intellectual Property for the benefit of the Corporation or a Subsidiary; (l) any Contract with “most favoured nation” provisions (or similar provisions in which pricing, discounts or benefits are based on those provided to another Person); (m) any joint venture or partnership Contract; (n) any Contract with a Vendor, or an Affiliate, manager, director or executive officer of the Corporation or a Subsidiary; (o) any Contract that cannot be terminated by the Corporation or a Subsidiary upon 90 days’ notice or less without the payment of any material penalty or material termination fee; (p) any Contract for the employment of or provision of individual services by any officer, member, manager, Employee, agent, independent contractor or other Person on a full time, part time or non-Employee or consulting basis (i) providing for compensation in excess of C$50,000 per annum, (ii) providing for loans to such Persons, other than advances in the Ordinary Course of Business, and/or (iii) providing for termination or severance entitlements in excess of those required by Applicable Law; (q) any Contract under which any amounts are payable by the Corporation or a Subsidiary to any Person in connection with, or conditioned in whole or in part upon, the consummation of the transactions contemplated by this Agreement, including change of control payments, commissions, retention incentives, success fees, deferred compensation, bonuses, termination pay, severance or other compensation payments or benefits; (r) any Contract that grants any rights of first or last refusal, rights of first or last offer, or similar rights to any Person with respect to any material asset of the Corporation or a Subsidiary;

- 14 - 1390-1182-7473.14 (s) any agreement involving the settlement of any Legal Proceeding, pursuant to which any unpaid accounts payable following Closing or future obligations or liabilities remain; (t) any equity purchase, incentive equity, option, phantom stock, equity appreciation or similar plan or arrangement relating to the Shares entered into following the RVO Date; or (u) any amendment, supplement or modification in respect of any of the foregoing. “Material Customer” has the meaning set out in Section 3.2(25). “Material Referral Partner has the meaning set out in Section 3.2(25). “Material Supplier” has the meaning set out in Section 3.2(25). “Measurement Time” means 12:01 a.m. Toronto time on the Closing Date or such other time as may be agreed to in writing by the Purchaser and the Vendors’ Representative.cl “Monthly Earnout Amount” means 40% of the Gross Profit of the applicable Earnout Period. “Multi-Employer Plan” means an Employee Plan that applies to or permits participation by employers that are not Affiliates of the Corporation, including any “multi-employer pension plan” as that term is defined in subsection 1(1) of the Pension Benefits Act (Ontario) or an equivalent plan under pension standards legislation of another applicable Canadian jurisdiction and any “multi-employer plan” as that term is defined in subsection 8500(1) of the Income Tax Regulations (Canada). “NOI Proceedings” means the Notice of Intention to Make a Proposal proceedings commenced by the Corporation on December 5, 2022 by filing a Notice of Intention to Make a Proposal pursuant to the Bankruptcy and Insolvency Act (Canada). “Notes” has the meaning set out in paragraph (b) of the definition of Confidential Information. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority. “Ordinary Course of Business” when used in relation to the taking of any action by the Corporation or any Subsidiary means that the action: (a) is consistent in nature, scope and magnitude with the past practices of the Corporation or the Subsidiary and is taken in the ordinary course of normal day-to-day operations of the Corporation or the Subsidiary; (b) is similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of Business as the Corporation or the Subsidiary; and (c) does not require the authorization of the shareholders of the Corporation or the Subsidiary or any other separate or special authorization of any nature.

- 15 - 1390-1182-7473.14 “Owned Intellectual Property” means all Intellectual Property in which the Corporation or a Subsidiary owns title. “Owned Software” has the meaning set out in Section 3.2(30)(b). “Parent Guarantor” has the meaning set out in the preamble hereto. “Party” means a party to this Agreement and any reference to a Party includes its successors and permitted assigns and “Parties” means every Party. “Patent Rights” means all rights, titles, interests and benefits in and to the Inventions, including (a) all utility patents, pending utility patent applications and rights to file utility patent applications for the Inventions, (b) all rights of priority and all rights in provisionals, continuations, continuations-in-part, divisionals, re-examinations, reissues, extensions and other derivative applications and patents of the foregoing patents and patent applications for the Inventions, and (c) all inventors’ certificates, utility models, applications for utility models and rights to file utility models for the Inventions. “Payoff Creditors” means the creditors of the Indebtedness listed in Schedule 2.4(1). “Payoff Letter” means, with respect to any Payoff Creditor, a letter or other instrument in form and substance satisfactory to the Purchaser addressed by such Payoff Creditor to the Corporation or a Subsidiary, as applicable, setting out the amount of Indebtedness owed to such Payoff Creditor and containing an undertaking from such Payoff Creditor or other arrangement acceptable to the Purchaser, acting reasonably, to release and discharge all Liens securing such Indebtedness simultaneously with or following the Closing, subject to receipt of payment of such Indebtedness. “Permitted Liens” means: (a) Liens for Taxes and utilities that in each case are not yet due or are not in arrears; (b) construction, mechanics’, carriers’, workers’, repairers’, storers’ or other similar Liens (inchoate or otherwise) if individually or in the aggregate: (i) they are not material; (ii) they arose or were incurred in the Ordinary Course of Business; (iii) they have not been filed, recorded or registered in accordance with Applicable Law; (iv) notice of them has not been given to the Corporation or a Subsidiary; and (v) the debt secured by them is not in arrears; (c) minor title defects or irregularities, minor unregistered easements or rights of way and other minor unregistered restrictions affecting the use of real property if such title defects, irregularities or restrictions are complied with and do not, in the aggregate, materially adversely affect: (i) the operation of the Business or the continued use of the real property to which they relate after the Closing on substantially the same basis as the Business is currently being operated and such real property is currently being used; or (ii) the marketability of such real property; (d) easements, covenants, rights of way and other restrictions if registered provided that they are complied with and do not, in the aggregate, materially adversely affect: (i) the operation of the Business or the continued use of the real property to which they relate after the Closing on substantially the same basis as the Business is currently being operated and such real property is currently being used; or (ii) the marketability of such real property;

- 16 - 1390-1182-7473.14 (e) registered agreements with municipalities or public utilities if they: (i) have been complied with or adequate security has been furnished to secure compliance; and (ii) do not, in the aggregate, materially adversely affect (A) the operation of the Business or the continued use of the real property to which they relate after the Closing on substantially the same basis as the Business is currently being operated and such real property is currently being used, or (B) the marketability of such real property; and (f) the Liens listed in Schedule 1.1(b). “Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, a Governmental Authority, and the executors, administrators or other legal representatives of an individual in such capacity. “Personal Information” means information about an identifiable individual and includes any information that alone or in combination with other information could be used to identify, located or profile an individual or household. “Personal Property” means all machinery, equipment, furniture, motor vehicles and other chattels owned or leased by the Corporation or a Subsidiary (including those in possession of suppliers, customers and other third parties). “Personal Property Lease” means a chattel lease, equipment lease, conditional sales contract and other similar agreement to which the Corporation or a Subsidiary is a party or under which it has rights to use Personal Property. “Pre-Closing Tax Period” means a taxation year or other fiscal period that ends on or before the Closing Time. “Preliminary Compulsory Payment Amount” has the meaning set out in Section 5.12(5)(a). “Privacy Law” means all Laws governing the collection, use, disclosure, protection, or other processing of Personal Information, or the reporting of privacy breaches or incidents, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada), the Personal Information Protection Act (British Columbia), the Personal Information Protection Act (Alberta), the Act respecting the protection of personal information in the private sector (Quebec) and the Act to establish a legal framework for information technology (Quebec). “Purchase Price” has the meaning set out in Section 2.2. “Purchaser” has the meaning set out in the preamble hereto. “Purchaser Change of Control” means (i) a sale of over 50% of the assets of the Purchaser or the Corporation to any Person that is not an Affiliate of the Purchaser, (ii) a sale of over 50% of the issued and outstanding voting shares of the Purchaser or the Corporation to any Person that is not an Affiliate of the Purchaser, or (iii) any other transaction or series of transactions that results in any Person other than the Parent Guarantor or any of its Affiliates having direct or indirect control of the Corporation. “Purchaser Guaranteed Obligations” has the meaning set out in Section 6.9. “Purchaser’s Counsel” means Blake, Cassels & Graydon LLP.

- 17 - 1390-1182-7473.14 “Purchaser’s Indemnified Parties” means the Purchaser, the Purchaser’s Affiliates, the Parent Guarantor, the Corporation, the Subsidiary and their respective Representatives. “Receivables” means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of the Corporation and the Subsidiary together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits. “Recipient” has the meaning set out in the definition of Confidential Information. “Regulatory Approval” means any approval, consent, ruling, authorization, notice, permit, waiver or acknowledgement that may be required from any Person pursuant to Applicable Law or under the terms of any Licence or the conditions of any Order (a) in connection with the transactions contemplated by this Agreement, (b) to permit the Corporation and the Subsidiary to carry on the Business after Closing, or (c) which is otherwise necessary to permit the Parties to perform their obligations under this Agreement. “Representative” when used with respect to a Person means each director, officer, employee, consultant, financial adviser, legal counsel, accountant and other agent, adviser or representative of that Person. “RVO” means the Approval and Reverse Vesting Order granted by the Supreme Court of British Columbia on the RVO Date as amended and restated by the Supreme Court of British Columbia pursuant to an Amended and Restated Approval and Reverse Vesting Order granted on October 25, 2023. “RVO Date” means May 10, 2023. “RSU Holder” has the meaning set out in Section 2.5. “RSUs” means all of the outstanding, unexpired, unexercised restricted share units, whether or not then vested or exercisable, granted under the Equity Plan granted on or prior to the date of this Agreement. “RSU Termination Agreement” means that certain RSU Termination Agreement by and between the Corporation and the RSU Holder party thereto, substantially in the form attached as Exhibit B. “Sanctioned Country” means a country or territory or government thereof that is the subject or target of comprehensive Sanctions Laws. “Sanctioned Person” means a Person that is: (a) the subject or target of any Sanctions Laws; (b) in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled (as defined under Sanctions Laws) by a Person or Persons described in clause (a); or (c) located, organized or resident in a Sanctioned Country. “Sanctions Laws” means U.S. sanctions, including those administered by OFAC, any Canadian sanctions, including those administered by Global Affairs Canada, the Minister of

- 18 - 1390-1182-7473.14 Public Safety or the Royal Canadian Mounted Police, any United Kingdom sanctions, and any other applicable sanctions Laws of any other relevant sanctions authority. “Satisfied Earnout Amount” has the meaning set out in Section 2.8(3)(b). “Security Program” has the meaning set out in Section 3.2(29)(d). “Shares” means all of the issued and outstanding shares in the capital of the Corporation. “Social Media Identities” means all social media usernames and other internet identities used by the Corporation or a Subsidiary in the Business, and all account information relating thereto. “Software” means any software, computer programs and applications (including mobile apps), whether in source code, executable (object) code, script, or otherwise. “Standard Form MSA” has the meaning set out in Section 3.2(12)(c). “Statutory Plans” means statutory benefit plans which the Corporation or any Subsidiary is required to participate in or comply with, including the Canada and Quebec Pension Plans and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation. “Straddle Period” means a taxation year or fiscal period that begins before and ends on or after the Closing Time. “Stub Period Returns” has the meaning set out in Section 6.2(1). “Subsidiary” means RentMoola Payment Solutions Limited. “Target Working Capital” means US$67,318. “Taxes” means, with respect to any Person, all supranational, national, federal, provincial, state, local or other taxes, including income taxes, branch taxes, profits taxes, capital gains taxes, gross receipts taxes, digital services taxes, windfall profits taxes, value added taxes, severance taxes, ad valorem taxes, property taxes, capital taxes, net worth taxes, production taxes, sales taxes, use taxes, licence taxes, excise taxes, franchise taxes, environmental taxes, transfer taxes, withholding or similar taxes, payroll taxes, employment taxes, employer health taxes, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums and contributions, stamp taxes, occupation taxes, premium taxes, alternative or add-on minimum taxes, global minimum or “Pillar 2” taxes, GST/HST, customs duties or other taxes of any kind whatsoever imposed or charged by any Governmental Authority, any requirement to pay or repay any amount to a Governmental Authority in respect of a tax credit, refund, rebate, governmental grant or subsidy, overpayment, or similar adjustment of Taxes, and any instalments in respect thereof, together with any tax indemnity obligation, interest, penalties, or additions with respect thereto and any interest in respect of such additions or penalties, and whether disputed or not, and “Tax” means any one of such Taxes. “Tax Matters” has the meaning set out in Section 6.3. “Tax Representations” means the representations and warranties set forth in Sections 3.1(5) and 3.2(28).

- 19 - 1390-1182-7473.14 “Tax Returns” means all returns, reports, declarations, elections, notices, filings, information returns, and statements in respect of Taxes that are filed or required to be filed with any applicable Governmental Authority, including all amendments, schedules, attachments or supplements thereto and whether in tangible or electronic form. “Telephone Numbers” means all telephone numbers, common short codes and quick response codes used by the Corporation or a Subsidiary in the Business. “Third Party Claim” has the meaning given in Section 5.4. “Threatened”, when used in relation to a Legal Proceeding or other matter, means that a demand or statement (oral or written) has been made or a notice (oral or written) has been given that a Legal Proceeding or other matter is to be asserted, commenced, taken or otherwise pursued in the future. “Trade-Marks” means all trade-marks used by the Corporation or a Subsidiary in the Business, including (a) all service marks, official marks, certification marks and collective marks, (b) all trade dress, and (c) all corporate names, partnership names, business names, fictitious names and other trade names. “Trading Day” means any day on which the NASDAQ is open for trading. “Unauthorized Code” means any virus, trojan horse, worm or other software routines or hardware components designed to permit unauthorized access, to disable, erase, distort, modify, replicate or otherwise harm software, hardware or data. “Unresolved Claim” has the meaning set out in Section 2.8(3)(c). “US Dollars” or “USD” or “US$” or “$” means the lawful currency of the United States of America. “Vendor Releasees” has the meaning set out in Section 6.8(1). “Vendor Releasors” has the meaning set out in Section 6.8(1). “Vendors” has the meaning set out in the preamble hereto. “Vendors’ Indemnified Parties” means the Vendors and the Vendors’ Representative. “Vendors’ Representative” means Ayrshire Developments (HIF II) Corp. “Vendors’ Transaction Expenses” means any financial or other advisory, brokerage or agency fees, legal, accounting or auditing fees and any other costs and expenses incurred by or on behalf of the Vendors or the Vendors’ Representative in connection with the transactions contemplated by this Agreement. “Withheld Amount” has the meaning set out in Section 2.8(3)(c). “Works” means all works and subject matter owned, used or held for use by the Corporation or a Subsidiary in which copyright, neighbouring rights or moral rights subsist, including (a) all Software, (b) all databases and database layouts (the “Databases”), (c) all documents and other works relating to the Software or the Databases, (d) all other literary, artistic, pictorial, graphic, musical, dramatic and audio-visual works, (e) all performer’s performances, sound

- 20 - 1390-1182-7473.14 recordings, broadcast signals, and other neighbouring works, (f) all compilations of the foregoing, and (g) all derivatives, enhancements and modifications of the foregoing. 1.2 Accounting Principles. Whenever in this Agreement reference is made to generally accepted accounting principles, or to GAAP, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Chartered Professional Accountants of Canada, or any successor entity thereto, applicable as at the date on which such principles are to be applied or on which any calculation or determination is required to be made in accordance with generally accepted accounting principles. 1.3 Actions on Non-Business Days. If any payment is required to be made or other action (including the giving of notice) is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be considered to have been made or taken in compliance with this Agreement if made or taken on the next succeeding Business Day. 1.4 Currency and Payment Obligations. Except as otherwise expressly provided in this Agreement: (a) all dollar amounts referred to in this Agreement are stated in US Dollars; (b) any payment contemplated by this Agreement shall be made by wire transfer of immediately available funds to an account specified by the payee, by cash, by certified cheque or by any other method that provides immediately available funds; (c) except in the case of any payment due on the Closing Date, any payment due on a particular day must be received by and be available to the payee not later than 2:00 p.m. on the due date at the payee’s address for notice under Section 7.4 or such other place as the payee may have specified in writing to the payor in respect of a particular payment and any payment made after that time shall be deemed to have been made and received on the next Business Day; and (d) in the event an amount to be determined under this Agreement is: (i) denominated in Canadian Dollars, the US Dollar equivalent thereof shall be determined using the Bank of Canada’s most recently available published daily exchange rate; and (ii) denominated in US Dollars, the Canadian Dollar equivalent thereof shall be determined using the Bank of Canada’s most recently available published daily exchange rate. 1.5 Calculation of Interest. In calculating interest payable under this Agreement for any period of time, the first day of such period shall be included and the last day of such period shall be excluded. 1.6 Calculation of Time. In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. Toronto time on the last day of the period. If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 5:00 p.m. Toronto time on the next succeeding Business Day. 1.7 Knowledge. Where any representation, warranty or other statement in this Agreement is expressed to be made by a Vendor to its knowledge or is otherwise expressed to be limited in scope to facts or matters known to a Person or of which such Person is aware, it shall mean such knowledge as is actually known to (a) in the case of a Vendor that is an individual, such Vendor, (b) in the case of a Vendor that is a corporation, the directors, officers or employees of such Vendor who have overall responsibility for or knowledge of the matters relevant to such statement, (c) in the case of the Corporation, the directors, officers or Employees of the Corporation who have overall responsibility for

- 21 - 1390-1182-7473.14 or knowledge of the matters relevant to such statement, (d) in the case of the Management Shareholder, the directors, officers or employees of the Management Shareholder who have overall responsibility for or knowledge of the matters relevant to such statement and (e) in the case of the Purchaser, the directors, officers or employees of the Purchaser who have overall responsibility for or knowledge of the matters relevant to such statement. All references to knowledge of the Corporation shall be deemed to include knowledge of the Subsidiary and the officers and Employees of the Subsidiary who have overall responsibility for or knowledge of the matters relevant to the statement in question. 1.8 Tender. Except as otherwise provided in Section 2.6, any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered by official bank draft drawn upon a Canadian chartered bank, by negotiable cheque payable in US Dollars and certified by a Canadian bank listed in Schedule 1 to the Bank Act (Canada), by wire transfer of immediately available funds in accordance with wire instructions given by the payee Party, or by another method that provides for immediately available funds as agreed between the Parties. 1.9 Additional Rules of Interpretation. (1) Gender and Number. In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa. (2) Headings and Table of Contents. The inclusion in this Agreement of headings of Articles and Sections and the provision of a table of contents are for convenience of reference only and are not intended to be full or precise descriptions of the text to which they refer. (3) Section References. Unless the context requires otherwise, references in this Agreement to Articles, Sections, Schedules or Exhibits are to Articles or Sections of this Agreement, and Schedules or Exhibits to this Agreement. (4) Words of Inclusion. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list. (5) References to this Agreement. The words “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular Section or portion of it. (6) Statute References. Unless otherwise indicated, all references in this Agreement to any statute include the regulations thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re- enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. (7) Document References. All references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, includes all schedules and exhibits attached thereto. (8) Absence of Presumption. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation of this Agreement or any amendments hereto.

- 22 - 1390-1182-7473.14 1.10 Schedules and Exhibits. The following are the Schedules and Exhibits attached to and incorporated in this Agreement by reference and deemed to be a part hereof: EXHIBITS A Vendors B Form of RSU Termination Agreement C Sample Working Capital Calculation D Sample Gross Profit Calculation SCHEDULES 1.1(b) Permitted Liens 2.4(1) Payoff Creditors 3.2(1) Authorized Capital and Other Information Concerning the Corporation and the Subsidiary 3.2(3) Jurisdictions where Corporation and Subsidiary Licensed or Qualified 3.2(6) Financial Statements 3.2(10) Personal Property 3.2(11) Personal Property Leases 3.2(12) Contracts 3.2(14) Intellectual Property 3.2(15) Licences 3.2(18) Undisclosed Liabilities 3.2(19) Banking Information 3.2(20) Regulatory Approval 3.2(21) Absence of Conflicting Agreements 3.2(22) Legal Proceedings and Orders 3.2(23) Employment Matters 3.2(24) Employee Plans 3.2(25) Customers, Suppliers and Referral Partners 3.2(26) Transactions with Affiliates et al. 3.2(27) Insurance Policies and Claims 3.2(28) Tax Reassessments 3.2(29) Privacy Laws 3.2(30) IT Systems 3.2(31) Anti-Spam Laws 3.2(33) Absence of Certain Changes or Events 4.2(h) Consents 5.2(2)(f) Indemnified Matters Unless the context otherwise requires, words and expressions defined in this Agreement will have the same meanings in the Schedules and the interpretation provisions set out in this Agreement apply to the Schedules. Unless the context otherwise requires, or a contrary intention appears, references in the Schedules to a designated Article, Section, or other subdivision refer to the Article, Section, or other subdivision, respectively, of this Agreement. Unless otherwise indicated, no reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material. The information contained in the Schedules is intended only to qualify and limit the representations, warranties and covenants of the Vendors contained in this Agreement. The numbering of the Schedules corresponds with the numbering of Sections of this Agreement. Any matter disclosed in any Schedule shall be considered disclosed also for other Schedules for which it is reasonably apparent that such matter is pertinent to the other Schedules.

- 23 - 1390-1182-7473.14 The Schedules and all information contained in them is confidential and may not be disclosed to any other Person except as permitted pursuant to this Agreement.

- 24 - 1390-1182-7473.14 ARTICLE 2 PURCHASE OF SHARES 2.1 Purchase and Sale. At the Closing Time, on and subject to the terms and conditions of this Agreement, each Vendor shall sell to the Purchaser, and the Purchaser shall purchase from each Vendor, the Shares owned by such Vendor as listed on Exhibit A. 2.2 Purchase Price. Subject to adjustment in accordance with this Agreement (including as provided in Section 6.6) (if any) and payable as provided in Section 2.7(6), the aggregate price payable by the Purchaser to the Vendors for the Shares (the “Purchase Price”) shall be an amount equal to: (a) US$4,500,000 (the “Base Purchase Price”); (b) plus the amount (if any) by which the Closing Working Capital exceeds the Target Working Capital; (c) minus the amount (if any) by which the Target Working Capital exceeds the Closing Working Capital; (d) plus the amount (if any) of the Closing Cash; (e) minus the amount (if any) of the Closing Indebtedness (including for greater certainty, any Closing Indebtedness repaid pursuant to Section 2.4(1)); (f) minus the amount (if any) of the Corporation Transaction Expenses (including for greater certainty, any Corporation Transaction Expenses paid pursuant to Section 2.4(2)); (g) plus the Earnout Amount paid pursuant to Section 2.8, if any; and (h) plus the amounts payable pursuant to Section 6.6, if any. 2.3 Delivery of Estimated Closing Statements. No less than three Business Days prior to the Closing Date, the Vendors’ Representative shall, acting reasonably, prepare in good faith and have delivered to the Purchaser a statement (the “Estimated Closing Statements”): (a) an internally prepared consolidated balance sheet of the Corporation prepared as of a date not more than 30 days prior to the Closing Date; (b) good faith written estimates of (i) Closing Cash, if any (“Estimated Closing Cash”); (ii) Closing Working Capital (“Estimated Closing Working Capital”); (iii) Closing Indebtedness (“Estimated Closing Indebtedness”); and (iv) Corporation Transaction Expenses, including the name and payment instructions for each Recipient thereof (the “Estimated Corporation Transaction Expenses”); (c) a good faith statement setting forth the amount payable to each RSU Holder (as defined below) and the amount of all applicable withholdings in respect of the amounts payable to each RSU Holder; and (d) a calculation of the estimated Purchase Price payable at the Closing (the “Estimated Purchase Price”).

- 25 - 1390-1182-7473.14 2.4 Payment of Estimated Closing Indebtedness and Estimated Corporation Transaction Expenses. (1) Payment of Estimated Closing Indebtedness. No less than three Business Days prior to the Closing Date, the Vendors’ Representative shall deliver or cause to be delivered to the Purchaser a Payoff Letter from each Payoff Creditor. On the Closing Date immediately prior to the Closing Time, the Purchaser shall lend to the Corporation (pursuant to a non-interest bearing demand promissory note) an amount equal to the aggregate of all Indebtedness payable to the Payoff Creditors as set forth in the Payoff Letters, and the Purchaser shall satisfy such loan by paying such amount to the Payoff Creditors in accordance with the Payoff Letters. (2) Payment of Estimated Corporation Transaction Expenses. On the Closing Date immediately prior to the Closing Time, the Purchaser shall lend to the Corporation (pursuant to a non- interest bearing demand promissory note) an amount equal to aggregate of all Estimated Corporation Transaction Expenses as set forth in the Estimated Closing Statements, and the Purchaser shall satisfy such loan by paying such amount to the Persons to whom the Estimated Corporation Transaction Expenses are payable in accordance with the payment instructions set forth in the Estimated Closing Statements. 2.5 RSU Payments. Immediately prior to the Closing Time (but subject to the occurrence of Closing), each of the RSUs granted under the Equity Plan that are outstanding immediately prior to the Closing, whether such RSU is vested or unvested, shall be cancelled, and the holder of such RSUs (“RSU Holder”) will be entitled to receive via payroll (or, for non-payroll eligible RSU Holders, by direct payment) on or promptly following the Closing Date, upon delivery by such RSU Holder of a duly executed RSU Termination Agreement, prior to the Closing Date, in full satisfaction of the rights of such RSU Holder with respect thereto, for each outstanding and cancelled RSU, an amount as set forth in such RSU Holder’s RSU Termination Agreement, subject to any applicable withholding Taxes, which shall be duly and promptly withheld and remitted to the relevant Governmental Authority by the Corporation. The Vendors shall cause the Corporation to take the necessary corporate actions to approve the transactions contemplated by this Section 2.5. 2.6 Payment of Purchase Price. The Purchase Price shall be paid and satisfied as follows: (1) at the Closing Time, the Purchaser shall pay to the Vendors’ Representative (on behalf of the Vendors) an amount equal to the Estimated Purchase Price; (2) on the Adjustment Date, the payments required pursuant to and in accordance with Section 2.7(6); (3) on the dates contemplated in Section 2.8(3), the Earnout Amount, if any, required pursuant to and in accordance with Section 2.8; and (4) any amounts required pursuant to Section 6.6 if and when payable. 2.7 Closing Adjustments. (1) Closing Statements. Promptly after the Closing Time, and in any event no later than the 90th day following the Closing Date, the Purchaser shall prepare, at the Purchaser’s expense, and deliver to the Vendors’ Representative (collectively, the “Closing Statement”): (a) a draft of the Closing Balance Sheet;

- 26 - 1390-1182-7473.14 (b) draft calculations of (i) Closing Cash, (ii) Closing Working Capital, (iii) Closing Indebtedness, and (iv) Corporation Transaction Expenses; and (c) a draft calculation of the Closing Adjustment Amount. (2) Closing Adjustment Amount. The “Closing Adjustment Amount” (which may be a positive or negative number) shall be equal to: (a) Closing Cash less Estimated Closing Cash (which may be a positive or negative number); (b) plus Closing Working Capital less Estimated Closing Working Capital (which may be a positive or negative number); (c) plus Estimated Closing Indebtedness less Closing Indebtedness (which may be a positive or negative number); and (d) plus Estimated Corporation Transaction Expenses less Corporation Transaction Expenses (which may be a positive or negative number). (3) Access to Records, etc. During the period from the date of delivery of the Closing Statement until the date no later than 10 Business Days after delivery of the Closing Statement, the Purchaser shall give the Vendors’ Representative and its Representatives such assistance and access to the Books and Records as the Vendors’ Representative and its Representatives may reasonably request in order to enable them to reasonably assess the Closing Statement. The Vendors’ Representative’s Representatives shall be provided promptly with copies of all working papers created by the Purchaser and its Representatives in connection with such preparation. (4) Deemed Acceptance. If the Vendors’ Representative (for and on behalf of the Vendors) does not give a notice of objection in accordance with Section 2.7(5), the Vendors’ Representative shall be deemed to have accepted the Closing Statements, including the calculation of the Closing Adjustment Amount set out therein, which shall be final and binding on the Parties and shall be conclusive for purposes of this Agreement immediately following the expiry date for the giving of such notice of objection. (5) Dispute Settlement. If the Vendors’ Representative (for and on behalf of the Vendors) objects to any matter in the Closing Statements prepared pursuant to Section 2.7, the Vendors’ Representative shall give notice to the Purchaser no later than 10 Business Days after delivery of the Closing Statements. Any notice given by the Vendors’ Representative shall set forth in detail the particulars of such objection. The Purchaser and the Vendors’ Representative shall then use reasonable efforts to resolve such objection for a period of 30 days following the giving of such notice. If the matter is not resolved by the end of such 30 day period, then the dispute with respect to such objection shall be submitted by the Purchaser and the Vendors’ Representative to an accounting partner associated with an accounting firm of recognized national standing in Canada, which is independent of the Parties (the “Independent Accountant”). If the Purchaser and the Vendors’ Representative are unable to agree on the Independent Accountant within a further 10 day period, either of them may apply under the Arbitration Act, 1991 (Ontario) to have a court appoint the Independent Accountant. The Independent Accountant shall, as promptly as practicable (but in any event within 45 days following its appointment), make a determination of any matter in dispute, based solely on written submissions of the Parties given by them to the Independent Accountant. The submissions of each of the Purchaser and the Vendors’ Representative shall be disclosed to the other and each of the Purchaser and the Vendors’ Representative shall be afforded a reasonable opportunity to respond thereto. The decision of the Independent Accountant as to any disputed matter shall be

- 27 - 1390-1182-7473.14 final and binding upon the Parties and shall be conclusive for purposes of this Agreement. The Purchaser and the Vendors’ Representative (on behalf of the Vendors) shall each pay one-half of the fees and expenses of the Independent Accountant with respect to the resolution of the dispute. (6) Payment of Purchase Price Adjustment. (a) If the Closing Adjustment Amount is a negative number, the Purchaser shall, on the Adjustment Date, reduce the Earnout Amount that would otherwise be paid by the Purchaser to the Vendors by an amount equal to the absolute value of the Closing Adjustment Amount. (b) If the Closing Adjustment Amount is a positive number, then (i) the Purchaser shall pay to the Vendors’ Representative (on behalf of the Vendors) on the Adjustment Date, by wire transfer of immediately available funds to the account(s) designated by the Vendors’ Representative in writing, an amount equal to the Closing Adjustment Amount. 2.8 Earnout. (1) Earnout Payment. The Vendors and Purchaser acknowledge there is a value to the goodwill of the Business that is not fully determinable as of the Closing Date. As additional consideration for the purchased Shares in respect of the goodwill of the Business, at such times and to the extent provided for in this Section 2.8, if applicable, in respect of consecutive one-month periods beginning on the Earnout Term Commencement Date and ending on the Earnout Term End Date (together, the “Earnout Term”, and each calendar month (or, in the case of any partial calendar month during the Earnout Term resulting from the Earnout Term Commencement Date occurring on a date other than the first day of a calendar month or the Earnout Term End Date occurring on a date other than the last day of a calendar month, such stub period month) an “Earnout Period”), the Purchaser shall pay to the Vendors’ Representative (on behalf of the Vendors) an amount determined pursuant to this Section 2.8 (the “Earnout Amount”). For certainty, the aggregate of all Earnout Amounts payable pursuant to this Section 2.8 shall not exceed US$6,500,000. (2) Calculation of Earnout Amounts. (a) On or before the date that is 30 days after the end of each Earnout Period, the Purchaser shall cause the Corporation (or any successor of the Business) to prepare and deliver to the Vendors’ Representative, a statement (each an “Earnout Calculation Statement”) setting out its calculation of Gross Profit for such Earnout Period and the resulting Monthly Earnout Amount for such Earnout Period (each an “Earnout Calculation”). (b) No more than once per year following the Earnout Term Commencement Date, the Vendors’ Representative may dispute any one or more Earnout Calculation Statements prepared pursuant to 2.8(2)(a) in accordance with the dispute settlement terms set out in Section 2.7(5) mutatis mutandis as such Section applies to the Closing Statements. If the Vendors’ Representative disputes any Earnout Calculation Statement prepared pursuant to Section 2.8(2)(a), then upon resolution of any such dispute, any additional amounts payable to the Vendors as a result of such resolution shall be paid within five Business Days of such resolution over to the Vendors’ Representative on behalf of the Vendors, subject to the aggregate amount of all Earnout Amounts not exceeding the Fixed Earnout Amount. For clarity, while any dispute is pending pursuant to this Section 2.8(2)(b), the Purchaser shall continue to pay Earnout Amounts for Earnout Periods that are not subject to a dispute.

- 28 - 1390-1182-7473.14 (3) Payment of Earnout Amounts. (a) Each Earnout Amount that the Purchaser is required to pay under this Section 2.8, shall, subject to the terms and conditions of this Section 2.8 and Section 2.7(6)(a), be paid no later than 30 days following the date of delivery of the applicable Earnout Calculation Statement, by wire transfer of immediately available funds, to the Vendors’ Representative (on behalf of the Vendors). (b) If, as of the end of the Earnout Term, the aggregate of the Earnout Amounts payable in accordance with Section 2.8(3)(a) (regardless of whether such amounts are paid or withheld by the Purchaser in accordance with Section 2.7(6)(a) or Section 2.8) (the “Satisfied Earnout Amount”) is less than the Fixed Earnout Amount, the Purchaser shall, no later than 30 days following the end of the Earnout Term, at the Purchaser’s option: (i) pay an amount equal to the Fixed Earnout Amount less the Satisfied Earnout Amount by wire transfer of immediately available funds to the Vendors’ Representative (on behalf of the Vendors); or (ii) subject to Applicable Law (including any requirement to obtain Regulatory Approvals) and the terms of this Agreement, including Section 2.8(3)(c) and Section 2.9, satisfy the difference between the Fixed Earnout Amount and the Satisfied Earnout Amount by, at the option of the Vendors’ Representative (which shall be exercised by the Vendors’ Representative by written notice to the Purchaser no later than 30 days following the end of the Earnout Term): (1) subject to the negotiation of a unanimous shareholders agreement in respect of the Purchaser on terms satisfactory to the Purchaser, acting reasonably, issuing such number of non-voting shares in the capital of the Purchaser to the Vendors (in accordance with their Allocable Portion; provided that no fractional shares shall be issued) having an aggregate value equal to the Fixed Earnout Amount less the Satisfied Earnout Amount, as determined by a mutually-agreed upon valuation firm whose fees and expenses with respect to such determination are paid for one half each by the Purchaser and the Vendors’ Representative (on behalf of the Vendors); or (2) cause the Parent Guarantor to within 30 days (subject to any delays required by Applicable Law, in which case such deadline shall be extended to the extent of such required delay) of exercise by the Vendors’ Representative, issue such number of shares in the capital of the Parent Guarantor (the “Priority Shares”) to the Vendors (in accordance with their Allocable Portion; provided that no fractional shares shall be issued) having an aggregate value equal to 90% of the difference between the Fixed Earnout Amount and the Satisfied Earnout Amount, as determined using the volume weighted average trading price of the Priority Shares on the NASDAQ for the period of 20 Trading Days ending five Trading Days prior to the issuance of the Priority Shares. (c) Notwithstanding Sections 2.8(3)(a) and 2.8(3)(b) on the applicable payment date, if there are any bona fide claims made by the Purchaser for indemnification validly made under Section 5.2 (but subject to the limitations set forth in Sections 5.5, 5.6 and 5.7), that have not been subject to a Final Determination or otherwise resolved by written

- 29 - 1390-1182-7473.14 agreement signed by the applicable Parties (each, an “Unresolved Claim”), then the Earnout Amounts that would otherwise be paid by the Purchaser to the Vendors as aforesaid shall be reduced by an amount equal to the aggregate amount of such Unresolved Claims (such amount, the “Withheld Amount”), and such Withheld Amount shall be held by the Purchaser on and subject to the terms of this Section 2.8(3)(c). Upon a Final Determination or resolution by written agreement signed by the applicable Parties with respect to all or any part of an Unresolved Claim, then (i) the amount of the Withheld Amount, if any, to which the Purchaser is entitled in respect of such claim shall be retained by the Purchaser out of the remaining balance of the Withheld Amount, and (ii) any Withheld Amount in excess of the aggregate value of any remaining Unresolved Claims (or the unresolved portions thereof, as applicable), if any, shall within 10 Business Days be released by the Purchaser to the Vendors’ Representative (on behalf of the Vendors). When all Unresolved Claims have been Finally Determined or otherwise resolved by written agreement signed by the applicable Parties and all amounts in respect thereof to which the Purchaser is entitled to retain out of the Withheld Amount have been released to the Purchaser, the Purchaser shall within 10 Business Days, release the remainder of the Withheld Amount, if any, to the to the Vendors’ Representative (on behalf of the Vendors). (4) Operation of Business During Earnout Term. During the Earnout Term: (a) the Purchaser shall not, and shall cause each of its Affiliates (including the Corporation and the Subsidiary) not to, take any action, or fail to take any action, with respect to the Corporation and the Subsidiary with the specific intent of avoiding, delaying or reducing any Earnout Amount; (b) (i) the Purchaser shall cause the Corporation to maintain a separate legal existence of the Corporation and not merge or amalgamate the Corporation with any other Person or wind-up or liquidate the Corporation and (ii) the Purchaser shall maintain separate accounting books and records with respect to the Business for purposes of calculating Gross Profit; provided, that, notwithstanding the foregoing, the Purchaser may (A) merge, amalgamate, or otherwise consolidate the Corporation and/or the Subsidiary with the Purchaser or any of its Affiliates, (B) wind-up, dissolve and/or liquidate the Subsidiary, and/or (C) transfer the Business or the shares or assets of the Corporation and/or the Subsidiary to the Purchaser or any of its Affiliates (including, for the avoidance of doubt, in connection with the wind-up, dissolution and/or liquidation of the Subsidiary); provided further that, the Purchaser and, if applicable, such Affiliate or surviving entity on consolidation, amalgamation or merger, shall be jointly and severally liable for all of the Purchaser’s obligations under this Agreement (including with respect to any future Earnout Amounts payable hereunder); (c) the Purchaser shall not take any action with respect to items reflected in the accounting books and records of the Business used in the preparation of any Earnout Calculation Statement that is inconsistent with GAAP; provided that for the avoidance of doubt, the Purchaser may cause the Corporation and the Subsidiary to change from cash-based accounting to accrual-based accounting); (d) in the event the Business (i) provides goods or services to any Affiliate of the Purchaser for the purposes of providing services to a customer of such Affiliate or (ii) receives goods or services from an Affiliate of Purchaser where the cost of such goods or services would be a deduction to Gross Profit, then the provision or receipt of such goods or services shall be made on arm’s length terms within the meaning of the ITA;

- 30 - 1390-1182-7473.14 (e) the occurrence of either (i) the consummation of a Purchaser Change of Control or (ii) the dissolution, liquidation or winding down of the Corporation other than in accordance with Section 2.8(4)(b), in either case, without the prior written consent of the Vendors’ Representative (not to be unreasonably withheld, conditioned or delayed, provided that it shall be reasonable for the Vendors’ Representative to withhold its consent to any proposed transaction that does not result in the payment in full in cash of the Fixed Earnout Amount less the Satisfied Earnout Amount in connection with the closing of the transaction), will result in the immediate and full acceleration of the Fixed Earnout Amount whereby the Vendors’ Representative on behalf of the Vendors shall be entitled to receive from the Purchaser payment in cash equal to the amount equal to the Fixed Earnout Amount less the Satisfied Earnout Amount in accordance with Section 2.8(3)(b) as if the Earnout Term were deemed to end on the date of such Purchaser Change of Control or dissolution, liquidation or winding down of the Corporation. For the avoidance of doubt, except as set forth above in this Section 2.8(3)(c) and subject to the terms of the other agreements and documents executed at the Closing, (i) the Purchaser and its Affiliates shall otherwise be entitled to run and operate the Business and conduct its operations in their sole discretion, and (ii) the Buyer and its Affiliates shall owe no duty, as a fiduciary or otherwise, to Vendors or any of their Affiliates in connection with its operation of the Business following the Closing. 2.9 Withholding Taxes. The Purchaser and the Corporation (and any successor thereto) shall be entitled to deduct and withhold from any consideration or other amount otherwise payable pursuant to this Agreement (or any other agreement or document delivered in connection with this Agreement) to any Person such amounts as the Purchaser and the Corporation (and any successor thereto) determine, acting reasonably, may be required to be deducted and withheld therefrom under any provision of Applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. 2.10 Purchase Price Allocation. The Purchase Price (as adjusted in accordance with this Agreement) shall be allocated among the Vendors in accordance with each Vendor’s Allocable Portion as set forth in Exhibit A hereto. If and to the extent the Purchase Price is adjusted after the Closing as contemplated by Section 2.7 (or otherwise pursuant to this Agreement), then the allocation of the Purchase Price among the Vendors will also be adjusted in proportion with the allocation provided in Exhibit A. The Vendors and the Purchaser shall file their respective Tax Returns based upon and in accordance with such allocation and will not make any inconsistent statements or take any inconsistent positions on any Tax Returns or in any refund claims or during the course of any audits by any taxing authorities. 2.11 Payment Matters. Each Vendor acknowledges and agrees that (i) Purchaser’s obligation to make any payment under this Article 2 shall be fully and finally satisfied and discharged by Purchaser making such payment to or as directed by the Vendors’ Representative, (ii) the Vendors shall be solely responsible among themselves for allocating and distributing to each Vendor such Vendor’s respective share of any such payment, and (iii) Purchaser shall have no liability or responsibility to the Vendors for the allocation or distribution of any such payment among the Vendors following the making of such payment to or as directed by the Vendors’ Representative.

- 31 - 1390-1182-7473.14

- 32 - 1390-1182-7473.14 ARTICLE 3 REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Vendors as to Themselves. As a material inducement to the Purchaser’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Vendors set out in this Section 3.1, each Vendor separately represents and warrants, as to such Vendor, but not as to any other Vendor, to the Purchaser as follows: (1) Incorporation, Capacity and Status of Vendors. (a) With respect to each Vendor that is a corporation: (i) such Vendor is a corporation incorporated, organized and subsisting under the laws of the jurisdiction of its incorporation; (ii) such Vendor has sent to the appropriate Person all annual returns and financial statements required to be sent under the laws of the jurisdiction of its incorporation; (iii) such Vendor has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its other obligations hereunder and under all such other agreements and instruments; (iv) such Vendor has the corporate power, authority and capacity to own and dispose of the Shares to the Purchaser; (v) no act or proceeding has been taken or authorized by or against such Vendor by any other Person in connection with the dissolution, liquidation, winding up, bankruptcy or insolvency of such Vendor or with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, such Vendor and no such proceedings have been Threatened by any other Person; (vi) the execution, delivery and performance of this Agreement by such Vendor and the completion of the transactions contemplated by this Agreement do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws (or similar governing documents) of such Vendor. (b) With respect to each Vendor that is a partnership: (i) such Vendor is a partnership formed, organized and subsisting under the laws of the jurisdiction of its formation; (ii) such Vendor has the power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its other obligations hereunder and under all such other agreements and instruments;

- 33 - 1390-1182-7473.14 (iii) such Vendor has the power, authority and capacity to own and dispose of the Shares to the Purchaser; (iv) no act or proceeding has been taken or authorized by or against such Vendor by any other Person in connection with the dissolution, liquidation, winding up, bankruptcy or insolvency of such Vendor or with respect to any arrangement or reorganization of, or relating to, such Vendor and no such proceedings have been Threatened by any other Person; (v) the execution, delivery and performance of this Agreement by such Vendor and the completion of the transactions contemplated by this Agreement do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the partnership agreement (or similar governing documents) of such Vendor. (c) With respect to each Vendor that is an individual: (i) such Vendor has full legal capacity to enter into and perform such Vendor’s obligations under this Agreement; and (ii) no act or proceeding has been taken or authorized by or against such Vendor by any other Person in connection with the bankruptcy or insolvency of such Vendor and no such proceedings have been Threatened by any other Person (2) Authorization by Vendors. The execution and delivery of and performance by such Vendor of this Agreement and all other agreements and instruments contemplated herein to which such Vendor is a party, and the consummation of the transactions contemplated hereby and thereby, have been or will be duly authorized by all necessary action on the part of such Vendor. (3) Enforceability of Vendors’ Obligations. This Agreement constitutes the valid and binding obligation of such Vendor enforceable against such Vendor in accordance with its terms subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors generally and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. Such Vendor is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent person as a result of the Closing. There is no Legal Proceeding in progress, pending, or, to the knowledge of such Vendor, Threatened against or affecting such Vendor or affecting the title of such Vendor to any of the Shares at law or in equity. To the knowledge of such Vendor, there are no grounds on which any such Legal Proceeding might be commenced and there is no Order outstanding against or affecting such Vendor which, in any such case, affects adversely or might affect adversely the ability of such Vendor to enter into this Agreement or to perform its obligations hereunder. (4) Ownership of Shares. With respect to each Vendor, such Vendor is the registered and beneficial holder of the Shares set out beside its name in on Exhibit A with good and marketable title thereto, free and clear of all Liens. No Person other than the Purchaser has, or has any right capable of becoming, any agreement, option, right or privilege for the purchase or other acquisition from such Vendor of any of such Shares. There are no restrictions of any kind on the transfer of such Shares except those set out in the articles of incorporation of the Corporation. Such Shares have been validly issued in compliance with Applicable Law and are fully paid and non-assessable.

- 34 - 1390-1182-7473.14 (5) Tax Matters. Except as set out in Schedule 3.1(5), such Vendor is not a non-resident of Canada for purposes of the ITA. The Shares are not “taxable Canadian property” for purposes of the ITA. Such Vendor has no reason to believe that the transactions contemplated herein could be reportable by any person pursuant to (i) sections 237.3, 237.4 or 237.5 of the ITA, or (ii) sections 1079.8.5 or 1079.8.6 of the Taxation Act (Quebec). (6) Commissions. The Purchaser will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated by this Agreement because of any action taken by, or agreement or understanding reached by, such Vendor, the Corporation or any Subsidiary. (7) Approvals. No Regulatory Approval or filing with, notice to, or waiver from any Governmental Authority is required to be obtained or made by such Vendor in connection with the execution and delivery of, or performance by such Vendor of its obligations under, this Agreement or the consummation of the transactions contemplated hereby. (8) No Conflicts; Consents. The execution, delivery and performance by such Vendor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not result in: (a) a violation or breach of any provision of the articles and by-laws or other constating documents of the Vendor (if applicable); (b) a default, breach or violation or any event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of any material contract or license of the Vendor; (c) the creation or imposition of any Lien on the Shares; or (d) the violation of any Applicable Law. 3.2 Representations and Warranties of the Management Shareholder as to the Corporation and the Subsidiary. As a material inducement to the Purchaser’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Management Shareholders set out in this Section 3.2, the Management Shareholder represents and warrants, to the Purchaser as follows: (1) Organization of the Corporation and the Subsidiary. (a) The information set out in Schedule 3.2(1) concerning the name and jurisdiction of incorporation, the authorized, issued and outstanding shares and the directors and officers of the Corporation and of the Subsidiary is true and complete. Each of the Corporation and the Subsidiary is incorporated, organized and subsisting under the laws of its jurisdiction of incorporation. Except as set out in Schedule 3.2(1), the Corporation and the Subsidiary have never conducted the Business under any name other than their respective current corporate names. Except as set out in Schedule 3.2(1), there are no shareholders’ agreements governing the affairs of the Corporation or any Subsidiary or the relationship, rights and duties of its shareholders, nor are there any voting trusts, pooling arrangements or other similar agreements with respect to the ownership or voting of any shares of the Corporation or any Subsidiary. Except as set out in Schedule 3.2(1), neither the Corporation nor any Subsidiary has a direct or indirect equity interest in any other Person.

- 35 - 1390-1182-7473.14 (b) Except for the RSUs, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares or other securities of the Corporation or any Subsidiary including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of the Corporation or any Subsidiary. Schedule 3.2(1) sets forth, as of the date hereof, a true and complete list of each holder of RSUs, specifying on a holder-by-holder basis (i) the name of each holder of RSUs, (ii) the number of shares subject to the RSUs held by such holder, (iii) the grant date of such RSUs, (iv) the vesting schedule of such RSUs, and (v) the expiration date of such RSUs. (c) RentMoola Payment Solutions Limited and 1410612 Delaware Inc. have each (i) never had any material assets, liabilities or operations, (ii) never had any employees or independent contractors; (iii) carried on its activities in compliance with Applicable Law, in all material respects; and (iv) (x) duly and timely filed all Tax Returns required to be filed by it and all such Tax Returns are true and complete in all material respects, and (y) paid in full and when due all Taxes required to be paid by it. 1410612 Delaware Inc. was dissolved on December 27, 2024. (2) Takeover Bid Exemption. The Corporation is not a reporting issuer and there is no published market for any class of the Corporation’s securities. The number of security holders of each class of securities of the Corporation as of the date hereof is not more than 50, exclusive of security holders who: (i) are in the employment of the Corporation or its Affiliates, or (ii) were formerly in the employment of the Corporation or an entity that was an affiliate of the Corporation at the time of that employment, and who while in that employment were, and have continued after that employment to be, security holders of the Corporation. (3) Qualification to do Business. Each of the Corporation and the Subsidiary is registered, licensed or otherwise qualified to do business under the laws of the jurisdictions specified in Schedule 3.2(3) and neither the character nor the location of the properties and assets owned by the Corporation or any Subsidiary nor the nature of the Business requires registration, licensing or other qualification under the laws of any other jurisdiction except where the failure to be so registered, licensed or otherwise qualified would not, individually or in the aggregate, be material. Each of the Corporation and the Subsidiary has all necessary corporate power, authority, and capacity to carry on the Business and to own or lease and operate its property and assets as now carried on and owned or leased and operated. (4) Corporate Records. Except for matters which were fully resolved by the NOI Proceedings, the minute books of each of the Corporation and the Subsidiary have been maintained in accordance with Applicable Law and contain true, correct and complete copies of (i) its articles, its by-laws and (ii) except to the extent of any deficiencies that would not, individually or in the aggregate, be material, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. Except for matters which were fully resolved by the NOI Proceedings, all meetings of directors and shareholders of each of the Corporation and the Subsidiary have been duly called and held and all resolutions have been duly passed in accordance with Applicable Law at such meetings or by written resolution, except to the extent of any deficiencies that would not, individually or in the aggregate, be material. The share certificate book, register of shareholders, register of transfers, register of individuals with significant control and register of directors and officers of the Corporation and the Subsidiary are complete and accurate in all respects. (5) Bankruptcy, Insolvency and Reorganization. Neither the Corporation nor any Subsidiary is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada)

- 36 - 1390-1182-7473.14 and, other than with respect to the prior NOI Proceedings, neither the Corporation or any Subsidiary has made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. Neither the Corporation nor any Subsidiary has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. Other than in connection with the NOI Proceedings, no receiver has been appointed in respect of the Corporation, any Subsidiary, or any of their respective property or assets and no execution or distress has been levied upon any of its property or assets of the Corporation or any Subsidiary. Other than with respect to the prior NOI Proceedings, no act or proceeding has been taken or authorized by or against the Corporation or any Subsidiary with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, the Corporation or any Subsidiary nor have any such proceedings been authorized by any other Person. No Person, including any Governmental Authority, has taken or has threatened to take the position that any Legal Proceeding, non-compliance or any other claim against the Corporation or any of its subsidiaries or predecessors was not permanently stayed, compromised, extinguished or otherwise an “Excluded Liability Claim” pursuant to the RVO. (6) Financial Statements. Except as set forth in Schedule 3.2(6), (a) the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods to which they relate, subject, in the case of the Interim Financial Statements, to usual year-end adjustments and the exclusion of footnotes; (b) the balance sheets contained in the Financial Statements fairly present the financial position of the Corporation and the Subsidiary as of their respective dates and the statements of earnings and retained earnings contained in the Financial Statements fairly present the revenues, earnings and results of operations for the periods indicated; (c) the Financial Statements are accurate and complete in all material respects and are based upon and are consistent with the Books and Records; and (d) the Financial Statements do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the Financial Statements not misleading. (7) Books and Records. All Books and Records have been made available to the Purchaser. Except as set forth in Schedule 3.2(6), all material financial transactions of the Corporation and the Subsidiary have been accurately recorded in the Financial Records in accordance with sound business and financial practice and the Financial Records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of the Corporation and the Subsidiary as of and to the date hereof. All Books and Records are in the full possession and exclusive control of, and are owned exclusively by, the Corporation or a Subsidiary and are not dependent upon any computerized or other system, program or device that is not exclusively owned and controlled by the Corporation or a Subsidiary. (8) Title to and Sufficiency of Assets. Each of the Corporation and the Subsidiary has good and marketable legal and beneficial title to all of its property and assets, free and clear of any and all Liens, except for Permitted Liens and Liens in favour of Payoff Creditors to be discharged in accordance with the Payoff Letters. The property and assets owned and leased by the Corporation and the Subsidiary constitute all of the property and assets used or held for use in connection with the Business and are sufficient to permit the continued operation of the Business in substantially the same manner as conducted as of the date hereof and during the year ended on the date of the most recent Annual Financial Statements. There is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from the Corporation or any Subsidiary of the Business or any part thereof or of any of the property or assets of the Corporation or any Subsidiary, other than the purchase of inventories in the Ordinary Course of Business.

- 37 - 1390-1182-7473.14 (9) Real Property. Neither the Corporation nor any Subsidiary owns, has ever owned, or currently leases any real or immovable property. (10) Personal Property. Schedule 3.2(10) lists each item of Personal Property owned by the Corporation and the Subsidiary which had a book value in the Financial Records of the Corporation or such Subsidiary, as the case may be, at the date of the most recent Annual Financial Statements, of more than C$5,000. No Personal Property owned by the Corporation or a Subsidiary is in the possession of a third party and neither the Corporation nor its Subsidiary has assets on consignment. Each item of Personal Property is in good operating condition and repair, ordinary wear and tear excepted, and is suitable and adequate for the purpose for which it is being used. (11) Personal Property Leases. Schedule 3.2(11) lists all the Personal Property Leases and identifies those which cannot be terminated by the Corporation or a Subsidiary without liability at any time upon less than 30 days’ notice or which involve payment by the Corporation or a Subsidiary in the future of more than C$5,000. Each Personal Property Lease is in full force and effect and has not been amended, and the Corporation or a Subsidiary is entitled to the full benefit and advantage of each Personal Property Lease in accordance with its terms. Each Personal Property Lease is in good standing and there has not been any default by any party under any Personal Property Lease nor any dispute between the Corporation or a Subsidiary and any other party under any Personal Property Lease. (12) Contracts. (a) Schedule 3.2(12) lists or identifies all Material Contracts. There are no ongoing contractual negotiations that if they were completed, would result in a Material Contract. (b) Except as disclosed in Schedule 3.2(12), neither the Corporation nor any Subsidiary is a party to any Contract with any current or former director, officer, Employee or independent contractor of the Corporation or a Subsidiary or with any Affiliate of the Corporation or a Subsidiary. (c) A copy of the Corporation’s current standard form of master services agreement (the “Standard Form MSA”) has been made available to the Purchaser on the ShareFile data site titled “Project Mavericks” in the folder titled “Integration and Customers”. Except as disclosed in Schedule 3.2(12), none of the contracts with the top 20 largest customers of the Corporation deviate in any material respect from the Standard Form MSA. (d) Neither the Corporation nor any Subsidiary is, nor to the knowledge of the Management Shareholder or the Corporation is any other party to any Material Contract in default under any Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Material Contract by the Corporation, any Subsidiary or any other party to the Material Contract. (e) Each Material Contract is in full force and effect, unamended by written or oral agreement, and the Corporation or a Subsidiary, as the case may be, is entitled to the full benefit and advantage of each Contract in accordance with its terms, subject to Applicable Law. Neither the Corporation nor any Subsidiary has received any notice of a default by the Corporation or such Subsidiary or under any Contract or of a dispute between the Corporation or a Subsidiary, as the case may be, and any other Person in respect of any Contract.

- 38 - 1390-1182-7473.14 (f) Except as disclosed in Schedule 3.2(12), no Consent is required nor is any notice required to be given under any Material Contract by any party thereto or any other Person in connection with the completion of the transactions contemplated by this Agreement in order to maintain all rights of the Corporation or a Subsidiary, as the case may be, under such Material Contract. The completion of the transactions contemplated by this Agreement will not afford any party to any of the Material Contracts or any other Person the right to terminate any Material Contract, nor will the completion of such transaction result in any additional or more onerous obligation on the Corporation or a Subsidiary under any Material Contract, except for the Consents required under Schedule 3.2(12)(f). (13) Receivables. All Receivables are recorded in the Financial Records of the Corporation or a Subsidiary, as the case may be, and the Receivables are valid obligations which arose in the Ordinary Course of Business and will be collected in the Ordinary Course of Business, in the aggregate, at their full face value and are not subject to any set-off or counterclaim. None of the Receivables is due from an Affiliate of the Corporation or of any Subsidiary. (14) Intellectual Property. (a) The Corporation or a Subsidiary has properly and diligently protected the Owned Intellectual Property and the rights, titles, interests and benefits of the Corporation or a Subsidiary in and to the Owned Intellectual Property. Schedule 3.2(14)(a) lists all material Owned Intellectual Property. Each registration and application for registration of Owned Intellectual Property (i) was timely filed and was or is diligently prosecuted, (ii) is subsisting, in good standing, enforceable and valid, (iii) has been maintained or renewed as required, (iv) is recorded only in the name of the Corporation or a Subsidiary in the applicable intellectual property office, and (v) has not expired or been finally rejected, withdrawn, opposed, cancelled, expunged, impeached, revoked, rectified, invalidated or had its term reduced. (b) The Owned Intellectual Property and the Licensed-In Intellectual Property constitute all of the Intellectual Property used and otherwise exploited by the Corporation and the Subsidiary in the Business. The Corporation and the Subsidiary have sufficient rights to use and otherwise exploit the Owned Intellectual Property and the Licensed-In Intellectual Property in connection with the operation of the Business, and all of those rights will survive without any additional restriction or other change after consummation of the transactions contemplated by this Agreement. (c) Except as disclosed in Schedule 3.2(14)(c), and subject to the rights of Persons in the Licensed-Out Intellectual Property, the Corporation and the Subsidiary are entitled to the exclusive and uninterrupted access, use, practice, enjoyment and exploitation of the Intellectual Property, without any restriction or obligation to pay any royalty or other fees for all purposes related to the Business, including as necessary to continue the operation of the Business in substantially the same manner as conducted in the year ended on the date of the most recent Annual Financial Statements. The Owned Intellectual Property is sufficient for the operation of the Business as currently conducted. (d) Schedule 3.2(12) lists or identifies all Contracts relating to (i) the Licensed-In Intellectual Property, and (ii) the Licensed-Out Intellectual Property. The Corporation or the Subsidiary that is the owner of each Trade-Mark comprised within the Licensed- Out Intellectual Property has exercised the degree of quality control required by

- 39 - 1390-1182-7473.14 Applicable Law and good industry practice in respect of each Trade-Mark comprised within the Licensed-Out Intellectual Property used by another Person. (e) Except as disclosed in Schedule 3.2(14)(e), other than in respect of Licensed-In Intellectual Property that is, or relates only to, Software, the Corporation or a Subsidiary is entitled to the right to enforce the Licensed-In Intellectual Property for all purposes related to the Business. Neither the Management Shareholders nor the Corporation has knowledge of any fact, matter or other circumstance that may result in the termination or restriction of the Corporation’s or the Subsidiary’s rights in the Licensed-In Intellectual Property prior to the termination of the term stated in any applicable Contract, covenant not to sue, Order or provision of Applicable Law. (f) Except as disclosed in Schedule 3.2(14)(f), each (i) Employee, (ii) consultant and independent contractor retained by the Corporation or a Subsidiary, and (iii) subconsultant and independent subcontractor retained by such a consultant or independent contractor, has (A) agreed in writing with the Corporation or the Subsidiary, as applicable, to maintain the confidentiality of the Licensed-In Intellectual Property, in respect of which the Corporation or a Subsidiary is subject to an obligation of confidentiality, and the Owned Intellectual Property of a confidential nature, including the Know-How, and (B) where such Person is an individual, provided in writing an irrevocable, perpetual waiver in favour of the Corporation or the Subsidiary, as applicable, and its successors and assigns of the moral rights relating thereto. Except as disclosed in Schedule 3.2(14)(f), each Employee, consultant and independent contractor retained by the Corporation or a Subsidiary, and each subconsultant and independent subcontractor retained by such a consultant or independent contractor, has also assigned in writing to the Corporation or the Subsidiary, as applicable, and its successors and assigns all his, her or its rights, titles, interests and benefits in all Intellectual Property invented, authored, created or developed in the activities for which such Employee, consultant or independent contractor has been directly or indirectly retained by or for the Corporation or a Subsidiary. (g) Except as disclosed in Schedule 3.2(14)(g), the Know-How is and remains confidential to the Corporation or a Subsidiary. The Corporation and the Subsidiary have taken all reasonable security precautions and steps to protect the Know-How from disclosure to, or access, use or modification by, unauthorized Persons. Neither the Management Shareholder nor the Corporation has knowledge of any confidentiality in the Know- How having been breached or any compromise in the security of the Know-How. Except as disclosed in Schedule 3.2(14)(g), the Corporation or the Subsidiary, as applicable, has obtained written confidentiality and non-disclosure agreements executed by all of its suppliers, contractors and customers obliging them to acknowledge and protect the proprietary and confidential nature of the Know-How. (h) No intellectual property, industrial property or analogous right of any Person has been, or is, infringed, misappropriated or otherwise violated by the (i) operation of the Business, (ii) the Corporation’s or the Subsidiary’s manufacture, advertisement, or sale of goods, (iii) the Corporation’s or the Subsidiary’s advertisement or performance of services, or (iv) the Corporation’s or the Subsidiary’s access, use, practice, enjoyment or exploitation of the Intellectual Property. (i) The Corporation or a Subsidiary, as applicable, has made all commercially reasonable efforts to enforce the Owned Intellectual Property against all Persons who are or have been, to the knowledge of the Management Shareholder or the Corporation, infringing,

- 40 - 1390-1182-7473.14 misappropriating or otherwise violating the Owned Intellectual Property, except for de minimis activity. Except as disclosed in Section 3.2(22), there is no Legal Proceeding, in progress, pending or, to the knowledge of the Management Shareholder, Threatened, alleging the infringement, misappropriation or other violation of any Owned Intellectual Property anywhere in the world and neither the Management Shareholder nor the Corporation is aware of any fact, matter or circumstance which might reasonably result in any such Legal Proceeding which could constitute a bona fide claim for any such infringement, misappropriation or other violation. (j) Except as disclosed in Schedule 3.2(14)(j), the Corporation has not incorporated or embedded any open source materials, including any code, into any product, combined, linked or distributed any open source materials with any product or used any open source materials, in each case, in a manner that requires the product, any portion thereof, or any Intellectual Property, to be subject to copyleft licenses or requires the Corporation or any of its Affiliates to grant any license or other rights or to disclose any information. (k) None of the Software (including firmware and other Software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Corporation contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent. (l) There is no prohibition or restriction by any Governmental Authority on the use of the Intellectual Property, including the Software, in the export from or the import to, any country of products embodying, or protected by, the Intellectual Property. (15) Licences and Compliance with Applicable Law. (a) Schedule 3.2(15) lists all the Licences and identifies those that by their terms are not transferable. The Licences are the only licences, permits, approvals or evidences of authority of any Governmental Authority required for the operation of the Business and are held by the Corporation or a Subsidiary free and clear of any and all Liens, other than Permitted Liens and liens in favour of Payoff Creditors to be discharged in accordance with the Payoff Letters. The Business has been and is being conducted by the Corporation and the Subsidiary in accordance with all terms and conditions of the Licences and in compliance with Applicable Law, in each case, in all material respects. All the Licences are valid and are in full force and effect, neither the Corporation nor any Subsidiary is in violation of any term or provision or requirement of any Licence in any material respect, and no Person, to the knowledge of the Corporation, has Threatened to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any Licence. (b) Except as disclosed in Schedule 3.2(20), no Regulatory Approval is required in connection with the transactions contemplated by this Agreement or in order to maintain any Licence in full force and effect and in good standing after Closing.

- 41 - 1390-1182-7473.14 (c) Except as disclosed in Schedule 3.2(15), none of the Corporation, any Subsidiary, or any of their respective Representatives have been the subject of any enforcement action by any Governmental Authority, including, without limitation, a notice of violation, a notice of decision or a compliance agreement. No action, suit, proceeding or enforcement action, including, without limitation, notice of violation or notice of decision by or before, or any compliance agreement with, any Governmental Authority or any arbitrator involving the Corporation or the Subsidiary is pending or, to the knowledge of the Corporation, Threatened. (16) Compliance with Sanctions Laws. (a) None of the Corporation, any Subsidiary, or, to the knowledge of the Corporation, any of their respective Representatives are or have been a Sanctioned Person. (b) None of the Corporation, any Subsidiary, or, to the knowledge of the Corporation, any of their respective Representatives are currently engaging in, or have engaged in, any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; (c) No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Corporation or the Subsidiary with respect to Sanctions Laws is pending or, to the knowledge of the Corporation, Threatened. (17) Compliance with Anti-Corruption Laws. None of the Corporation, any Subsidiary, or, to the knowledge of the Corporation, any of their respective Representatives or joint venture partners, in carrying out or representing the Business anywhere in the world, have violated the Corruption of Foreign Public Officials Act (Canada), or the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, or the anti-corruption laws of any other jurisdiction where the Business is carried on. (18) Undisclosed Liabilities. Except as set forth in Schedule 3.2(18), neither the Corporation nor any Subsidiary has any liabilities (which includes Indebtedness) or obligations of any nature (whether known or unknown, liquidated or unliquidated, due or to become due and whether absolute, accrued, contingent or otherwise) except for liabilities and obligations disclosed or provided for in the most recent Annual Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date of such Annual Financial Statements and liabilities which are included or reflected on the Closing Statement. Without limiting the foregoing, no Person asserting or who has Threatened to assert an “Excluded Liability Claim”, as such term is defined in the RVO, has taken the position that it is not bound by the RVO or disputed the effectiveness of the RVO. (19) Banking Information. Schedule 3.2(19) sets forth the name and location (including municipal address) of each bank, trust company or other institution in which the Corporation or a Subsidiary has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto and the name of each Person holding a power of attorney from the Corporation or a Subsidiary and a summary of the terms thereof. (20) Regulatory Approvals. Except as set forth in Schedule 3.2(20), no Regulatory Approval or filing with, notice to, or waiver from any Governmental Authority is required to be obtained or made by the Corporation or a Subsidiary: (a) in connection with the execution and delivery of, or performance by the Vendors of their obligations under this Agreement or the consummation of the transactions contemplated hereby; (b) to avoid the loss of any Licence; or (c) to permit the Corporation and the Subsidiary to carry on the Business after the Closing as the Business is currently carried on by the Corporation and the Subsidiary.

- 42 - 1390-1182-7473.14 (21) Absence of Conflicting Agreements. Except as disclosed in Schedule 3.2(21), the execution, delivery and performance of this Agreement by the Vendors and the completion (with any required Consents and the giving of any required notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following: (a) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions (i) of the articles or by-laws (or similar governing documents) of the Corporation or any Subsidiary or (ii) of any Contract or Licence; (b) an event which, pursuant to the terms of any Contract or Licence, would cause any right or interest of the Corporation or any Subsidiary to come to an end or be amended in any way that is detrimental to the Business or entitle any other Person to terminate or amend any such right or interest or relieve any other Person of its obligations thereunder; (c) the creation or imposition of any Lien on any property or asset of the Corporation or any Subsidiary; or (d) the violation of any Applicable Law. (22) Legal Proceedings and Orders. Except as set forth and described in Schedule 3.2(22), (i) there currently is no, and since the RVO Date there has been no Legal Proceeding in progress, pending or, to the knowledge of the Management Shareholder or the Corporation, Threatened against or affecting the Corporation or any Subsidiary, or any of their respective officers or directors in their capacity as such, or any of their respective properties or assets or title thereto and (ii) for the five years prior to the date of this Agreement, there has been no Legal Proceeding or, to the knowledge of the Management Shareholder or the Corporation, threatened against or affecting the Corporation or any Subsidiary, or any of their respective officers or directors in such capacity, or any of their respective properties or assets or title thereto which has not been permanently stayed by the RVO. Except as set forth and described in Schedule 3.2(22), there is no Order outstanding against or affecting the Corporation or any Subsidiary or any of their respective properties or assets. There are no internal investigations or inquiries being conducted by the Corporation, any Subsidiary or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. (23) Employment Matters. (a) The Management Shareholder and the Corporation have provided to the Purchaser a true and complete list, as of the date of this Agreement, of (i) all the Employees and each of their position, status (full time, part-time, fixed-term or temporary), length of service, employer, location of employment, compensation (including annual base salary, annual incentive targets and award history, and other variable compensation), annual vacation and other paid time off entitlements and accruals, material prerequisites, benefits, active or inactive status (including reason for leave of absence and return to work date, if known), and work authorization (i.e. work permit, visa or similar authorization), and (ii) all independent contractors and the terms on which each such other Person is engaged, including a description of the services provided, length of engagement, location of engagement, and annual fees. (b) Except as set out in Schedule 3.2(23), neither the Corporation nor any Subsidiary is a party to or bound by any Contract in respect of any Employee or former Employee,

- 43 - 1390-1182-7473.14 which provides such Employee or former Employee with termination or severance entitlements in excess of those required by Applicable Law. (c) Neither the Corporation nor any Subsidiary has not paid nor will it be required to pay any change of control, retention, bonus, fee, distribution, remuneration or other compensation to any Person (other than salaries, wages or bonuses paid or payable to Employees in the Ordinary Course of Business in accordance with current compensation levels and practices as set out in Schedule 3.2(23) as a result of the transactions contemplated by this Agreement or otherwise. (d) None of the Employees or other Persons who are receiving remuneration for work or services provided to the Corporation or any Subsidiary in the year immediately prior to the date hereof has indicated to the Corporation or any Subsidiary or the Management Shareholder that he, she or it intends to resign, retire or terminate his, her or its employment or engagement with the Corporation or a Subsidiary, as the case may be, as a result of the transactions contemplated by this Agreement or otherwise. (e) To the knowledge of the Corporation, none of the Employees or other Persons who are receiving remuneration for work or services provided to the Corporation or any Subsidiary is in violation of any non-competition, non-solicitation, non-disclosure or any similar agreement with any third party. (f) All of the Persons who are receiving remuneration for work or services provided to the Corporation or any Subsidiary who are not Employees are treated as independent contractors, are properly characterized as independent contractors and are not likely to be characterized by any Governmental Authority as Employees. (g) The Corporation and the Subsidiary is in compliance in all material respects with all Applicable Laws respecting employment, employment practices and standards, terms and conditions of employment, wages and hours, occupational health and safety, human rights, accessibility, labour relations, employment equity, pay equity and workers’ compensation. (h) Neither the Corporation nor any Subsidiary is a party to any application, complaint or other Legal Proceeding under any Applicable Law relating to Employees or former Employees nor, to the knowledge of the Management Shareholder or the Corporation is there any factual or legal basis on which such Legal Proceeding might reasonably be commenced. (i) Except as set out in Schedule 3.2(23), neither the Corporation nor any Subsidiary is a party to or bound by, either directly or by operation of Applicable Law, any collective agreement, labour contract, letter of understanding, letter of intent, voluntary recognition agreement or legally binding commitment or written communication to any labour union, trade union or employee organization or group which may qualify as a trade union in respect of or affecting Employees or independent contractors nor is the Corporation or any Subsidiary subject to any union organization effort. (j) Neither the Corporation nor any Subsidiary is currently engaged in any labour negotiation. (k) All current premiums or assessments under applicable workers’ compensation legislation that relate to the Corporation or any Subsidiary have been paid or accrued,

- 44 - 1390-1182-7473.14 and the Corporation and any Subsidiary has not been subject to any specialty or penalty assessment under such legislation which has not been paid. (24) Employee Plans. (a) Schedule 3.2(24) sets forth a true, complete, up-to-date and accurate list of all written or oral employee benefit, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, executive compensation, current or deferred compensation, incentive compensation, stock compensation, stock purchase, stock option, stock appreciation, phantom stock option, savings, severance or termination pay, retirement, post-retirement, post-employment, supplementary retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance (whether insured or self-insured) plan, program, agreement or arrangement, and every other written or oral benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by the Corporation or any Subsidiary for the benefit of its Employees or former Employees and their dependants or beneficiaries at any time since the RVO Date or as provided by any collective agreement to which the Corporation or any Subsidiary is a party or by which it is, or was at any time since the RVO Date, bound or with respect to which the Corporation or any Subsidiary participates or has any actual or potential liability or obligations, other than Statutory Plans (collectively the “Employee Plans”). (b) The Purchaser has been furnished true, correct, up-to-date and complete copies of all the Employee Plans (or, where oral, written summaries of the material terms thereof) as amended as of the date hereof together with all related documentation including current and past documents and all amendments thereto, including annuity contracts, trust agreements, participation agreements, insurance policies and contracts, investment management agreements, subscription agreements, funding agreements, actuarial reports, funding and financial information returns and statements, current asset valuations, collective agreements, all professional opinions (whether or not internally prepared) with respect to each Employee Plan, all material internal memoranda concerning the Employee Plans, copies of material correspondence with all Governmental Authorities with respect to each Employee Plan and plan summaries, employee booklets, brochures and personnel manuals. The booklets, brochures, summaries, descriptions and manuals prepared for, and circulated to, the Employees and former Employees and their beneficiaries concerning each Employee Plan, together with all written communications of a general nature provided to such Employees and former Employees and their beneficiaries, accurately describe the benefits provided under each such Employee Plan referred to therein. (c) All of the Employee Plans have been established, registered (where required), funded, invested and administered in accordance with, in all material respects, and are in good standing under, all Applicable Laws, the terms of such Employee Plans, all applicable collective agreements and in accordance with all understandings, written or oral, between the Corporation or any Subsidiary, on the one hand, and the Employees or former Employees, on the other hand. No fact or circumstance exists that could adversely affect the tax-preferred or tax exempt status of any Employee Plan. Except as duly registered under the Pension Benefits Act (Ontario) or the pension standards legislation of another applicable Canadian jurisdiction or the ITA, none of the Employee Plans enjoys any special tax status under Applicable Law. No advance tax rulings or interpretations have been sought, issued or received in respect of any Employee Plan.

- 45 - 1390-1182-7473.14 (d) No Employee Plan is or has ever been intended to be: (i) a “registered pension plan” as that term is defined in subsection 248(1) of the ITA, (ii) a “retirement compensation arrangement” as defined in subsection 248(1) of the ITA, (iii) an “employee life and health trust” as defined in subsection 248(1) of the ITA, or a (iv) “health and welfare trust” as defined in Canada Revenue Agency Income Tax Folio S2-F1-C1. No Employee Plan is or has ever been found or alleged by a Governmental Authority to be a “salary deferral arrangement” as defined in subsection 248(1) of the ITA. (e) No amendments or improvements to any Employee Plan have been promised by the Corporation or any Subsidiary and no amendments or improvements to any Employee Plan will be made or promised by the Corporation or any Subsidiary prior to Closing. (f) None of the Employee Plans provides post-retirement or post-employment benefits to or in respect of the Employees or any former Employees or to or in respect of the beneficiaries of such Employees and former Employees. (g) None of the Employee Plans is a Multi-Employer Plan. No current or former Employee or director of the Corporation or a Subsidiary is or has at any time been a trustee of a Multi-Employer Plan. With respect to any Multi-Employer Plan, the sole obligation of the Corporation or a Subsidiary, as the case may be, is to make contributions in accordance with the applicable collective agreement providing for participation in the Multi-Employer Plan and neither the Corporation nor any Subsidiary has any liability with respect to any costs, expenses, benefits or investments associated with the maintenance or administration of any such Multi-Employer Plan including any liability relating to any past or future withdrawals from the Multi-Employer Plan. (h) All material Data necessary to administer each Employee Plan is in the possession of the Corporation or a Subsidiary or their respective agents and is in a form which is sufficient for the proper administration of the Employee Plan in accordance with its terms and all Applicable Laws and such Data is true and correct. (i) The Corporation or a Subsidiary, as the case may be, may unilaterally amend, modify, vary, revise, revoke, or terminate, in whole or in part, each Employee Plan and take contribution holidays under or withdraw surplus from each pension plan, subject only to approvals required by Applicable Laws and any notice periods provided for in the applicable Employee Plan. (j) Subject to obtaining any required approvals under Applicable Laws, the Corporation, or a Subsidiary or any third party plan provider, as the case may be, may merge any Employee Plan with any other arrangement, plan or fund and may transfer without restriction, the assets from any Employee Plan to any other arrangement, plan or fund. No conditions have been imposed by any Governmental Authority or other Person and no undertakings or commitments have been given to any Employee, union, Governmental Authority or other Person concerning the use or application of assets relating to any Employee Plan or any related funding medium. (k) All contributions or premiums required to be made by the Corporation and the Subsidiary under the terms of each Employee Plan, any collective agreement or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the terms of the Employee Plans and any applicable collective agreement, and neither the Corporation nor any Subsidiary has, and as of the Closing Date will not have, any actual or potential unfunded liabilities (other than liabilities accruing after the Closing Date) with respect to any of the Employee Plans. All liabilities of the

- 46 - 1390-1182-7473.14 Corporation and the Subsidiary (whether accrued, absolute, contingent or otherwise) related to all Employee Plans have been fully and accurately disclosed in accordance with GAAP in the Financial Statements. (l) No Employee Plan, nor any related trust or other funding medium thereunder, is subject to any pending, or, to the knowledge of the Management Shareholder, Threatened or anticipated investigation, examination or other Legal Proceeding, initiated by any Governmental Authority or by any other Person (other than routine claims for benefits), and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other Legal Proceeding or to affect the registration of any Employee Plan required to be registered. (m) No insurance policy or other contract or agreement affecting any Employee Plan requires or permits a retroactive increase in premiums or payments due thereunder. (n) The execution of this Agreement and the completion of the transactions contemplated hereby will not (either alone or in conjunction with any additional or subsequent events) constitute an event under any Employee Plan (other than the RSUs) that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment or vesting of benefits, forgiveness of indebtedness, vesting, distribution, restriction on funds, increase in benefits or obligation to fund benefits with respect to any Employee or former Employee or their beneficiaries. (o) There exists no liability in connection with any former benefit plan relating to the Employees or former Employees or their beneficiaries that has terminated, and all procedures for termination of each such former benefit plan have been properly followed in accordance with the terms of such former benefit plans and Applicable Law. (25) Customers, Suppliers and Referral Partners. Schedule 3.2(25) lists the 20 largest customers of, the 20 largest suppliers to and the top 1 largest referral partner of the Corporation and the Subsidiary on a consolidated basis (or such additional customers, suppliers, or referral partners of the Corporation and the Subsidiary on a consolidated basis which are sufficient to constitute 10 per cent or more of total sales, purchases or referrals, as the case may be) for each of the last three 12-month periods ending immediately before the date of this Agreement, and the aggregate amount which each customer was invoiced and each supplier and referral partner was paid during such period (each such customer, a “Material Customer”, each such supplier, a “Material Supplier” and each such referral partner, a “Material Referral Partner”). Except as set forth on Schedule 3.2(25), all Material Customers, Material Suppliers and Material Referral Partners continue to be customers, suppliers or referral partners respectively, of the Corporation and/or the Subsidiary. Except as set forth on Schedule 3.2(25), no Material Customer, Material Supplier or Material Referral Partner has terminated or materially curtailed, reduced, deferred, delayed or otherwise adversely impacted or modified its business with the Corporation or the Subsidiary or, to the knowledge of the Corporation, intends or has Threatened to take any such action. Except as set forth on Schedule 3.2(25), neither the Corporation nor any Subsidiary is involved in any claim, dispute or controversy with any Material Customer, Material Supplier or Material Referral Partner. To the knowledge of the Corporation, no Material Customer, Material Supplier or Material Referral Partner has or is expected to make an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving Order presented in respect of it. The Corporation has made available to the Purchaser a copy of each written Contract (and in the case of binding oral Contracts, a true and complete written summary of same) with the Material Customers and Material Referral Partners.

- 47 - 1390-1182-7473.14 (26) Transactions with Affiliates et al. Except as disclosed in Schedule 3.2(26), neither the Corporation nor any Subsidiary is liable in respect of Indebtedness or other obligations to or on behalf of any shareholder, officer, director, Employee or Affiliate of the Corporation or any Subsidiary, or associates, Affiliates, shareholders, members, partners or relatives of any of the foregoing, or any other Person with whom the Corporation or any Subsidiary does not deal at arm’s length. Except as disclosed in Schedule 3.2(26), there are no intercompany services provided to the Corporation or any Subsidiary by any Vendor or by any Affiliate, shareholders, member or partner of any Vendor. No officer or director of the Corporation or any Subsidiary owns any interest in any competitor, customer or supplier of the Corporation or any Subsidiary. (27) Insurance. (a) The Corporation and the Subsidiary maintain insurance with reputable and sound insurers covering their respective properties and assets and protecting the Business in such amounts and against such losses and claims as are generally maintained for comparable businesses and properties. Schedule 3.2(27) sets forth and describes all insurance policies currently maintained by the Corporation and the Subsidiary (the “Corporation Policies”), including a brief description of the type of insurance, the name of the insurer, policy number, coverage limits, amount of deductible, expiration date and annual premiums. Each of the Corporation Policies is valid and subsisting and in good standing, there is no default thereunder and the Corporation and the Subsidiary, as the case may be, is entitled to all rights and benefits thereunder. (b) Schedule 3.2(27) sets forth and describes all pending claims under any of the Corporation Policies and identifies the most recent inspection reports, if any, received from insurance underwriters as to the condition or insurance value of the insured property and assets, copies of which have been made available to the Purchaser. Neither the Corporation nor any Subsidiary has failed to give any notice or present any claim under any of the Corporation Policies in a due and timely fashion. To the knowledge of the Management Shareholder or the Corporation, there are no circumstances which might entitle the Corporation or any Subsidiary to make a claim under any of the Corporation Policies or which might be required under any of the Corporation Policies to be notified to the insurers and no claim under any of the Corporation Policies has been made by the Corporation or any Subsidiary since the date of the most recent Annual Financial Statements. (c) None of the Corporation Policies is subject to any special or unusual terms or restrictions or provides for a premium in excess of the stipulated or normal rate. No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under, any of the Corporation Policies has been received by the Corporation or any Subsidiary. To the knowledge of the Corporation, there are no circumstances or occurrences which would or might form the basis of a material increase in premiums for the current insurance coverage maintained by the Corporation or any Subsidiary. (28) Tax Matters. (a) Except as set out in Schedule 3.2(28), each of the Corporation and the Subsidiary has prepared and filed when due with each relevant Governmental Authority all Tax Returns required to be filed by or on behalf of it in respect of any Taxes. All such Tax Returns are correct and complete in all material respects, and no material fact has been omitted therefrom. No extension of time in which to file any such Tax Returns is in effect. No Governmental Authority has asserted that the Corporation or any

- 48 - 1390-1182-7473.14 Subsidiary is required to file Tax Returns or pay any Taxes in any jurisdiction where it does not do so. (b) Each of the Corporation and the Subsidiary has paid in full and when due all Taxes required to be paid by it, whether or not such Taxes are shown on a Tax Return or on any assessments or reassessments. Other than amounts included in the calculation of Closing Indebtedness, neither the Corporation nor any Subsidiary has any liability for any Taxes in respect of any Pre-Closing Tax Period. (c) Except as specified in Schedule 3.2(28), no assessments or reassessments of the Taxes of the Corporation or any Subsidiary are currently the subject of an objection or appeal, no audit by any Governmental Authority of the Corporation or any Subsidiary is currently ongoing and there are no outstanding issues which have been raised and communicated to the Corporation or any Subsidiary by any Governmental Authority. None of the Management Shareholder, the Corporation or any Subsidiary has received any indication from any Governmental Authority that an audit, assessment or reassessment of the Corporation or any Subsidiary is proposed in respect of any Taxes, regardless of its merits. Neither the Corporation nor any Subsidiary has executed or filed with any Governmental Authority any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes. (d) Each of the Corporation and the Subsidiary has withheld from each payment made to any Person, including any of its present or former Employees, officers and directors, and all Persons who are or are deemed to be non-residents of Canada for purposes of the ITA, all amounts required by Applicable Law to be withheld, and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. Each of the Corporation and the Subsidiary has remitted all Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable or required to be withheld and remitted by it in respect of the Employees to the appropriate Governmental Authority within the time required under Applicable Law. Each of the Corporation and the Subsidiary has charged, collected and remitted on a timely basis all Taxes as required under Applicable Law on any sale, supply or delivery whatsoever, made by it. (e) Each of the Corporation and the Subsidiary has maintained and continues to maintain at its place of business in Canada all records and books of account required to be maintained under the ITA, the Excise Tax Act (Canada) and any comparable Law of any province or territory in Canada, including Laws relating to sales and use taxes. (f) The terms and conditions made or imposed in respect of every transaction (or series of transactions) between the Corporation, or any Subsidiary and any Person that is (i) a non-resident of Canada for purposes of the ITA, and (ii) not dealing at arm’s length with the Corporation or such Subsidiary, as the case may be, for purposes of the ITA, do not differ from those that would have been made between Persons dealing at arm’s length for purposes of the ITA. Each of the Corporation and the Subsidiary has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the ITA with respect to all material transactions between it and any non- resident of Canada with whom it was not dealing at arm’s length for purposes of the ITA. (g) Neither the Corporation nor any Subsidiary is party to or bound by any tax sharing agreement, tax indemnity obligation in favour of any Person or similar agreement in

- 49 - 1390-1182-7473.14 favour of any Person with respect to Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Governmental Authority). Without limiting the generality of the foregoing, neither the Corporation nor any Subsidiary has entered into an agreement contemplated in section 80.04 or 191.3, or subsection 18(2.3), 125(3), 127(13) to (17) or 127(20) of the ITA or any analogous provision of any comparable Law of any province or territory of Canada. (h) Except as disclosed in Schedule 3.2(28), neither the Corporation nor any Subsidiary will be required to include in a tax period ending after the Closing Time any amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued, or that was required to be reported for financial accounting purposes in a prior taxable period but that was not included in taxable income for that or another prior tax period. (i) Except as disclosed in Schedule 3.2(28), there are no transactions or events that have resulted, and no circumstances existing which could result, in the application to the Corporation or any Subsidiary of sections 80, 80.01, 80.02, 80.03, 80.04 of the ITA or any analogous provision of any comparable Law of any province or territory of Canada. (j) Except as disclosed in Schedule 3.2(28), neither the Corporation nor any Subsidiary has incurred any deductible outlay or expense owing to a Person not dealing at arm’s length (for purposes of the ITA) with the Corporation or such Subsidiary, as the case may be, the amount of which would, in the absence of an agreement filed under paragraph 78(1)(b) of the ITA, be included in the Corporation or such Subsidiary’s income for Canadian income tax purposes, as the case may be, for any taxation year or fiscal period beginning on or after the Closing Date under paragraph 78(1)(a) of the ITA or any analogous provision of any comparable Law of any province or territory of Canada. (k) Neither the Corporation nor any Subsidiary has any liability for the Taxes of any Person under subsection 160(1) of the ITA (or any corresponding or similar provision of any other Applicable Law), as a transferee, successor, by contract or otherwise. (l) Neither the Corporation nor any Subsidiary has claimed or received an amount, and no amount has been taken into account in calculating the Purchase Price, in respect of a Tax credit, refund, rebate overpayment or similar adjustment of Taxes, including any governmental assistance or subsidy, in each case to which such entity is not fully entitled, and each such entity has retained all documentation prescribed by Applicable Law and in accordance with Applicable Laws to support any claims for such amounts. Neither the Corporation nor any Subsidiary has received any indication from a Governmental Authority, regardless of its merits, that the Corporation or any Subsidiary is or may be required to repay any such amounts received by the Corporation or any Subsidiary. (m) Each of the Corporation and the Subsidiary has charged, collected and remitted on a timely basis all Taxes as required under any Applicable Law on any sale, supply or delivery whatsoever, made by it, and each such corporation is validly registered as a vendor with the relevant Governmental Authorities for the collection of such Taxes. All input tax credits, refunds, rebates and similar adjustments of Taxes claimed by each of the Corporation and the Subsidiary has been validly claimed and correctly calculated as required by Law, and each such corporation has retained all documentation prescribed by applicable Law to support such claims. Where applicable, each of the Corporation and the Subsidiary (i) has obtained all required information and

- 50 - 1390-1182-7473.14 documentation to support any zero-rating treatment of its supplies, and (ii) has been furnished with valid exemption certificates or their equivalent and has retained all such records and supporting documents in the manner required by Applicable Law. (n) None of the Corporation or the Subsidiary has ever had an obligation to file an information return pursuant to (i) sections 237.3, 237.4 or 237.5 of the ITA, or (ii) sections 1079.8.5 or 1079.8.6 of the Taxation Act (Quebec). (o) The Corporation has no reason to believe that the transactions contemplated herein could be reportable by any person pursuant to sections 237.3, 237.4 or 237.5 of the ITA, or (ii) sections 1079.8.5 or 1079.8.6 of the Taxation Act (Quebec). (29) Privacy and Data Security. (a) Except as set out in Schedule 3.2(29), (x) since the RVO Date, the Corporation and the Subsidiary has complied at all times with: (i) all applicable Privacy Laws; (ii) the terms of all Contracts to which the Corporation or Subsidiary is a party relating to privacy, data security, or breach notification; (iii) all industry standards to which the Corporation or Subsidiary is subject, relating to privacy, data security or breach notification including, without limitation, the Payment Card Industry Data Security Standard; and the Corporation’s own privacy policies (“Data Privacy Requirements”), and (y) the Corporation has, at no point, not complied with any Data Privacy Requirements which could have resulted or could result in a claim or Legal Proceeding against it that was not permanently stayed, compromised, extinguished or otherwise an “Excluded Liability” pursuant to the RVO. (b) The Corporation and the Subsidiary has an information security program in place to ensure that (i) Personal Information, Data, and all IT Systems are adequately safeguarded and (ii) all IT Systems will be continuously available and functioning normally in the event of any malfunction of, any suspension or cessation in the operation of, or other form of disaster affecting, the IT Systems. (c) The Corporation and the Subsidiary has a written agreement with each service provider that processes Personal Information on behalf of the Corporation or Subsidiary, as applicable, that includes all data protection terms required by applicable Privacy Laws and that are designed to facilitate the Corporation or Subsidiary’s, as applicable, compliance with Data Privacy Requirements. (d) The Corporation has implemented and complied, in all material respects, with an information security program and related policies and procedures (“Security Program”) that meets the requirements of Applicable Law, and which (i) includes technical, administrative, organizational and physical safeguards, controls and measures in place to protect the IT Systems against unauthorized access or use and to safeguard the security, confidentiality, and integrity of data (including Personal Information); and (ii) includes incident response procedures. The Security Program is adequate in all material respects for the purposes for which it was implemented. The Corporation and the Subsidiary has, or has caused to be, conducted security assessments and tests of the IT Systems on no less than an annual basis to test IT Systems for vulnerabilities and cyber threats and no material vulnerabilities or cyber threats have been identified as a result of such assessments and tests., (e) Neither the Corporation nor any Subsidiary, nor, to the knowledge of the Management Shareholder, any third party acting in a capacity as a service provider to the

- 51 - 1390-1182-7473.14 Corporation or any Subsidiary, has experienced any: (i) loss or theft of, or unauthorized access, use or disclosure of, Personal information or Data of the Corporation, (ii) unauthorized access to or use of the IT Systems; (iii) complaints or claims regarding the Corporation’s or a Subsidiary’s collection, use or disclosure of Personal Information or the actual or alleged violation of any Data Privacy Requirement; or (iv) investigation, audit or other inquiry from a Governmental Authority regarding the Corporation’s or a Subsidiary’s collection, use, disclosure or protection of Personal Information. (f) The consummation of the transactions contemplated by this Agreement will not result in a violation of any Data Privacy Requirement. (30) IT Systems. (a) The IT Systems meet, in all material respects, the data processing and other computing needs of the Business as presently conducted. There are no material deficiencies or defects in the IT Systems. All tangible IT Systems that are owned by the Corporation and the Subsidiary are in good operating condition and in good repair, reasonable wear and tear excepted. The IT Systems operate and perform in all material respects in accordance with their documentation and functional specifications. The IT Systems have not materially malfunctioned or failed within the past three years and the data which the IT Systems process has not been corrupted or lost, to any material extent. (b) Schedule 3.2(30) sets forth a list of all Software owned by the Corporation and the Subsidiary and used in the Business (“Owned Software”) and all third-party Software contained or embedded in the Owned Software. The Corporation or a Subsidiary is in possession of the object code and user manuals for all Owned Software, and the source code and all documentation required for effective use, distribution, development, enhancement, maintenance and support thereof. Neither the Corporation nor any Subsidiary has disclosed, or is bound by, any contract or arrangement pursuant to which it is or may become obligated to disclose, the source code to any Owned Software. (c) Except as disclosed in Schedule 3.2(30), none of the Owned Software incorporates or is comprised of or distributed with any Software or code (including any “open source” software or code) in a manner which (i) subject the Owned Software to a requirement that the Owned Software be disclosed or distributed in source code form, or be permitted to be reverse engineered; (ii) require any the Owned Software be licensed for the purpose of making derivative works; (iii) impose any restriction on the consideration to be charged for the distribution or use of any Owned Software; (iv) create, or purport to create, obligations for the Corporation or any Subsidiary with respect to such Owned Software or grant, or purport to grant, to any third party, any rights or immunities under the Corporation’s or any Subsidiary’s Intellectual Property; or (v) impose any other material limitation, restriction, or condition on the right of the Corporation or any Subsidiary to use or distribute any or other Corporation’s or the Subsidiary’s product or service. (d) The Corporation maintains back-up systems and disaster recovery and business continuity plans to provide for the business continuity of the Business in all material respects. (e) The Corporation has implemented appropriate tools and procedures consistent with industry practice to protect the IT Systems from Disabling Code and Unauthorized

- 52 - 1390-1182-7473.14 Code. To the knowledge of the Corporation and the Subsidiary, the IT Systems are free of any Disabling Code and Unauthorized Code. (31) Anti-Spam Laws. Except as set out in Schedule 3.2(30)(c), in carrying on the Business the Corporation and the Subsidiary has complied at all times with CASL. The Corporation and the Subsidiary has maintained and continues to maintain commercially reasonable records to demonstrate its compliance with CASL. (32) No Material Adverse Change. Since the date of the most recent Annual Financial Statements, there has been no Material Adverse Change. (33) Absence of Certain Changes or Events. Except as disclosed in Schedule 3.2(33), since the date of the most recent Annual Financial Statements, the Corporation and the Subsidiary have carried on the Business in the Ordinary Course of Business, and, in particular, but without limitation, neither the Corporation nor any Subsidiary has: (a) amended its articles or by-laws or similar document adopted or filed in connection with the creation, formation or organization of the Corporation or the Subsidiary, as the case may be; (b) directly or indirectly, declared, set aside for payment or paid any dividend or made any other payment or distribution on or in respect of any of its shares; (c) redeemed, purchased, retired or otherwise acquired, directly or indirectly, any of its shares; (d) issued or sold any shares or other securities or issued, sold or granted any option, warrant or right to purchase any of its shares or other securities or issued any security convertible into its shares, granted any registration rights or otherwise made any change to its authorized or issued share capital; (e) disposed of or revalued any of the assets reflected on the balance sheet forming part of the most recent Annual Financial Statements; (f) made any changes in its accounting principles, policies, practices or methods; (g) suffered any material operating loss or extraordinary loss or cancelled or waived any Indebtedness, claim or other right; (h) incurred or assumed any liabilities (including any Indebtedness) or obligations of any nature, whether absolute, accrued, contingent or otherwise, except (i) for liabilities which are not, individually or in the aggregate material, or (ii) unsecured current liabilities incurred in the Ordinary Course of Business; (i) mortgaged, pledged, granted a security interest in or otherwise created a Lien on any of its property or assets, except in the Ordinary Course of Business and in amounts which, individually and in the aggregate are not material to the financial condition of the Corporation or the Subsidiary, as the case may be, or to the operation of the Business; (j) entered into any material contract (other than a Material Contract) or any other material transaction that was not in the Ordinary Course of Business;

- 53 - 1390-1182-7473.14 (k) terminated, cancelled, modified or amended in any material respect or received notice or a request for termination, cancellation, modification or amendment of any Material Contract or taken or failed to take any action that would entitle any party to a Material Contract to terminate, modify, cancel or amend any Material Contract; (l) cancelled or waived any Indebtedness, claim or other material right with a value to the Corporation or the Subsidiary, as the case may be, in excess of C$5,000; (m) given or agreed to give or become a party to or bound by any guarantee, surety or indemnity in respect of Indebtedness or other obligations or liabilities of any other Person or become a party to any other commitment by which the Corporation or the Subsidiary, as the case may be, is, or is contingently, responsible for such Indebtedness or other liability or obligation; (n) incurred any material damage, destruction or loss with respect to any of the assets or properties of the Corporation or any Subsidiary (whether or not insured); (o) purchased or otherwise acquired any interest in any securities of any other Person; (p) made any capital expenditure or authorized any capital expenditure or made any commitment for the purchase, construction or improvement of any capital assets except in the Ordinary Course of Business; (q) discharged, settled or satisfied any Legal Proceedings, other than Legal Proceedings reflected in the most recent Annual Financial Statements and for amounts not in excess of the amount reserved against therein; (r) entered into any Contract or commitment to hire, or terminated the services of, any officer or senior management Employee; (s) materially increased or decreased the compensation or benefits (including equity- based compensation, whether payable in cash or otherwise) payable or to become payable to any Employee, except in the Ordinary Course of Business consistent with past practice; or (t) agreed, committed or entered into any understanding to take any actions enumerated in paragraphs (a) to (s) of this Section 3.2(33). (34) Investment Canada Act. Neither the Corporation nor any Subsidiary carries on a cultural business as defined in the Investment Canada Act (Canada). (35) Competition Act (Canada). Neither the aggregate value of the assets in Canada of the Corporation, together with the Subsidiary, nor the aggregate gross revenues from sales in, from, or into Canada generated from such assets, exceed the monetary threshold set out in section 110(3) of the Competition Act (Canada), as prescribed by the Competition Act (Canada). 3.3 Representations and Warranties of the Purchaser. As a material inducement to the Vendors’ entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Vendors are entering into this Agreement in reliance upon the representations and warranties of the Purchaser set out in this Section 3.3, the Purchaser represents and warrants to the Vendors as follows:

- 54 - 1390-1182-7473.14 (1) Incorporation and Corporate Power. The Purchaser is a corporation incorporated, organized and subsisting under the laws of the jurisdiction of its incorporation. The Purchaser has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its obligations under this Agreement and under all such other agreements and instruments. (2) Authorization by Purchaser. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated by this Agreement and all such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Purchaser. (3) Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. There is no Legal Proceeding in progress, pending, or, to the knowledge of the Purchaser, Threatened against or affecting the Purchaser, and there are no grounds on which any such Legal Proceeding might reasonably be commenced and there is no Order outstanding against or affecting the Purchaser which, in any such case, affects adversely or might affect adversely the ability of the Purchaser to enter into this Agreement or to perform its obligations hereunder. (4) Commissions. The Vendors will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated by this Agreement because of any action taken by, or agreement or understanding reached by, the Purchaser. (5) No Conflicts; Consents. The execution, delivery and performance by the Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the articles and by-laws or other constating documents of the Purchaser; (b) result in a violation or breach of any provision of any Applicable Law or Order; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which the Purchaser is a party, where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby, assuming the accuracy and completeness of the Vendors’ representatives and warranties in Sections 3.2(34) and 3.2(35). No consent, approval, permit, Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than such consents, approvals, permits, Orders, declarations, filings or notices (i) required under Applicable Laws (including U.S. securities Applicable Laws) or (ii) that would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby. (6) Legal Proceedings. There are no Legal Proceedings pending or, to the Purchaser's knowledge, threatened against or by the Purchaser or any Affiliate of the Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. (7) Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Corporation, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Vendors and the Corporation for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser has relied solely upon its own investigation and the express representations and warranties of Vendors set forth in Sections 3.1 and 3.2 (including the related portions of the Schedules); and (b) none of the Vendors, the Corporation or any other Person has

- 55 - 1390-1182-7473.14 made any representation or warranty as to the Vendors, the Corporation or this Agreement, except as expressly set forth in Sections 3.1 and 3.2 (including the related portions of the Schedules). 3.4 No Waiver. No investigations, inspections, surveys or tests made by or on behalf of the Purchaser at any time, shall, or shall be deemed to (a) affect, mitigate, modify, waive, diminish the scope of or otherwise affect any representation or warranty made by the Vendors in or pursuant to this Agreement, (b) amend or supplement any of the Schedules hereto, or (c) limit or otherwise affect any remedies available to the Purchaser, unless in each case agreed to by the Purchaser in writing.

- 56 - 1390-1182-7473.14 ARTICLE 4 CLOSING ARRANGEMENTS 4.1 Closing. The Closing shall take place at 10:00 a.m. EST on the Closing Date virtually by exchange of electronic documents by e-mail or similar means of electronic transmission, or at such other time on the Closing Date or such other place as may be agreed in writing by the Vendors’ Representative and the Purchaser. 4.2 Vendors’ Closing Deliveries. At the Closing, the Vendors shall deliver or cause to be delivered to the Purchaser the following documents: (a) the certificates or share acknowledgements, as the case may be, representing the Shares; (b) transfers of the Shares, in form and substance satisfactory to the Purchaser, duly executed by the Vendors; (c) the minute books, share certificate books and corporate seal of each of the Corporation and the Subsidiary; (d) a factual certificate of a senior officer of the Management Shareholder, dated as of the Closing Date, in form and substance satisfactory to the Purchaser, certifying: (a) the constating documents and by-laws (or equivalent governing documents) of the Management Shareholder; and (b) the resolutions of the directors of such Management Shareholder authorizing the transactions contemplated by this Agreement, duly executed by the senior officer of the Management Shareholder; (e) a factual certificate of a senior officer of the Corporation dated as of the Closing Date, in form and substance satisfactory to the Purchaser, certifying: (a) the constating documents and by-laws of the Corporation; and (b) the resolutions of the Corporation authorizing the transfer of the Shares to the Purchaser, duly executed by the senior officer of the Corporation; (f) a factual certificate of a senior officer of the Subsidiary dated as of the Closing Date, in form and substance satisfactory to the Purchaser, acting reasonably, certifying the constating documents and by-laws of the Subsidiary, duly executed by the senior officer of such Subsidiary; (g) Payoff Letters in respect of the Closing Date Indebtedness and related Liens to be discharged on the Closing Date; (h) evidence in form satisfactory to the Purchaser, acting reasonably, that the Consents set out on Schedule 4.2(h) have been obtained; (i) a clearance letter issued by WorkSafe BC evidencing that the Corporation’s account(s) are in good standing; (j) evidence in form satisfactory to the Purchaser, acting reasonably, that Yardi Systems, Inc. (“Yardi”) has (i) acknowledged receipt of notice of the transactions contemplated by this Agreement, (ii) indicated it does not intend to terminate the Data Exchange Interface Agreement between the Corporation and Yardi dated August 13, 2013 (the “Yardi Agreement”) and (iii) consented to the potential assignment of Yardi Agreement by the Corporation to the Purchaser or its Affiliates;

- 57 - 1390-1182-7473.14 (k) the written resignation of each director and officer of the Corporation and the Subsidiary designated by the Purchaser and a mutual release of all claims by or against the Corporation and the Subsidiary against or by or against each such director and officer; (l) a termination of and a release of any claims related to any prior management services agreement between the Vendors’ Representative or any Affiliates and the Corporation; and (m) all such other assurances, Consents, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement, all of which shall be in form and substance satisfactory to the Purchaser, acting reasonably. 4.3 Purchaser’s Closing Deliveries. At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendors’ Representative (for and on behalf of the Vendors) the following documents and payments: (a) a factual certificate of a senior officer of the Purchaser dated as of the Closing Date, in form and substance satisfactory to the Vendors’ Representative, duly executed by the Secretary or other senior officer of the Purchaser; (b) the payment referred to in Section 2.6(1); and (c) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Vendors to complete the transactions provided for in this Agreement, all of which shall be in form and substance satisfactory to the Vendors’ Representative, acting reasonably.

- 58 - 1390-1182-7473.14 ARTICLE 5 INDEMNIFICATION 5.1 Survival. All provisions of this Agreement and of any other agreement, certificate or instrument delivered pursuant to this Agreement shall not merge on Closing but shall survive the execution, delivery and performance of this Agreement, the Closing and the execution and delivery of any transfer documents or other documents of title to the Shares and all other agreements, certificates and instruments delivered pursuant to this Agreement and the payment of the consideration for the Shares. 5.2 Indemnity by the Vendors. (1) Each Vendor shall, severally and not jointly, indemnify the Purchaser’s Indemnified Parties and save them fully harmless against, and will reimburse them for, any Damages arising from, in connection with or related in any manner whatsoever to: (a) any incorrectness in or breach of any representation or warranty of such Vendor contained in Section 3.1 of this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement to the extent concerning such Vendor; and (b) any breach or any non-fulfilment of any covenant or agreement to be performed by such Vendor contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, and for clarity and without limitation, the covenants of the Vendors set forth in Sections 6.1, 6.7 and 6.8 shall be deemed to be covenants of each applicable Vendor and not collective covenants of the Vendors. (2) Each Vendor shall, jointly and severally, indemnify the Purchaser’s Indemnified Parties and save them fully harmless against, and will reimburse them for, any Damages arising from, in connection with or related in any manner whatsoever to: (a) any incorrectness in or breach of any representation or warranty contained in Section 3.2 of this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement to the extent not concerning a particular Vendor; (b) any breach or any non-fulfilment of any covenant or agreement to be performed collectively by the Vendors contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; (c) any Taxes and other Damages which may be suffered or incurred by any of the Purchaser’s Indemnified Parties (“Indemnified Taxes”) as a result of, or arising out of or in connection with or related in any manner whatever to any Taxes required to be actually paid in cash (after taking into account all available losses and other credits that arose in a Pre-Closing Tax Period against the payment of Taxes and, for greater clarity, excluding all available losses and other credits that arose in a taxation year ending after Closing) by the Corporation or the Subsidiary (and in each case any successor thereto): (i) in respect of a Pre-Closing Tax Period;

- 59 - 1390-1182-7473.14 (ii) in respect of the portion of a Straddle Period ending immediately prior to the Closing Date (as determined under Section 6.2(3)); and in each case, except to the extent such Indemnified Taxes were specifically taken into account in calculating the Purchase Price. (d) any Closing Indebtedness or Corporation Transaction Expenses to the extent not satisfied or taken into account in calculating the Purchase Price hereunder; (e) any Legal Proceeding to which the Corporation or any Subsidiary is a party at any time on or prior to the Closing Date, or to which it becomes a party after the Closing Date arising from facts or circumstances that existed at any time on or prior to the Closing Date including the Legal Proceedings disclosed in Schedule 3.2(22); and (f) the matters disclosed on Schedule 5.2(2)(f). (3) For greater certainty and without limiting the generality of the provisions of Section 5.2(1)(a), 5.2(1)(b), 5.2(2)(a) and 5.2(2)(b), the indemnity provided for in Section 5.2(1)(b) and 5.2(2)(b) through (f) shall extend to any Damages arising from any act, omission or state of facts that occurred or existed prior to the Closing Time, and whether or not disclosed in any Schedule to this Agreement. The rights to indemnification of the Purchaser’s Indemnified Parties under this Section 5.2 shall apply notwithstanding any inspection or inquiries made by or on behalf of any of the Purchaser’s Indemnified Parties, or any knowledge acquired or capable of being acquired by any of the Purchaser’s Indemnified Parties or facts actually known to any of the Purchaser’s Indemnified Parties (whether before or after the execution and delivery of this Agreement and whether before or after Closing). The Vendors shall not have any right of indemnification, contribution or subrogation against the Corporation, the Subsidiary, the Purchaser, the Parent Guarantor or any of their respective Affiliates with respect to any indemnification payment made by or on behalf of the Vendors under this Article 5. 5.3 Indemnity by the Purchaser. The Purchaser shall indemnify the Vendors’ Indemnified Parties and save them fully harmless against, and will reimburse them for, any Damages arising from, in connection with or related in any manner whatsoever to: (a) any incorrectness in or breach of any representation or warranty of the Purchaser contained in Section 3.3 of this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; and (b) any breach or non-fulfilment of any covenant or agreement on the part of the Purchaser contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement. 5.4 Claim Notice. If an Indemnified Party becomes aware of any act, omission or state of facts that may give rise to Damages in respect of which a right of indemnification is provided for under this Article 5, the Indemnified Party shall promptly give written notice thereof (a “Claim Notice”) to the Indemnifying Party. The Claim Notice shall specify whether the potential Damages arise as a result of a claim by a Person against the Indemnified Party (a “Third Party Claim”) or whether the potential Damages arise as a result of a claim directly by the Indemnified Party against the Indemnifying Party (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available): (a) the factual basis for the Direct Claim or Third Party Claim, as the case may be; and (b) the amount of the potential Damages arising therefrom, if known.

- 60 - 1390-1182-7473.14 If, through the fault of the Indemnified Party, the Indemnifying Party does not receive a Claim Notice in time effectively to contest the determination of any liability susceptible of being contested or to assert a right to recover an amount under applicable insurance coverage, then the liability of the Indemnifying Party to the Indemnified Party under this Article 5 shall be reduced only to the extent that Damages (including any amount for which indemnity is claimed hereunder) are actually incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give the Claim Notice on a timely basis. Nothing in this Section 5.4 shall be construed to affect the time within which a Claim Notice must be delivered pursuant to Sections 5.5(1) and 5.5(2) in order to permit recovery pursuant to Section 5.2(1)(a), 5.2(2)(a) or 5.3(a) as the case may be. In respect of any Claim Notice concerning Indemnified Taxes, a Purchaser’s Indemnified Party shall deliver with its Claim Notice a copy of any assessment, reassessment, notice of confirmation thereof, proposal to assess or reassess, appeal or notification of a similar proceeding, together with all correspondence related to such documents. 5.5 Time Limits for Claim Notice. (1) Notice by the Purchaser. No Damages may be recovered from the Vendors pursuant to Section 5.2(1)(a) or Section 5.2(2)(a) unless (subject to the fraud exception below) a Claim Notice is delivered by the Purchaser in accordance with the timing set out below: (a) with respect to the Fundamental Representations of the Vendors, on or before the date that is 10 years after the Closing Date; (b) with respect to the Tax Representations, at any time before the date that is 90 days after the relevant Governmental Authorities are no longer entitled to assess or reassess the Corporation or the Subsidiary in respect of the Taxes in question, having regard, without limitation, to: (i) any waiver given by the Corporation or such Subsidiary, as applicable, before the Closing Date in respect of such Taxes; and (ii) any entitlement of a Governmental Authority to assess or reassess the Corporation or such Subsidiary without limitation in the event of fraud or misrepresentation attributable to neglect, carelessness or wilful default; and (c) with respect to all other representations and warranties, on or before the date that is 18 months after the Closing Date, provided, however, that in the event of fraud relating to a representation and warranty of any Vendor in this Agreement, then notwithstanding the foregoing time limitations, the Purchaser’s Indemnified Parties shall be entitled to deliver a Claim Notice at any time for purposes of such a claim. Unless (subject to the fraud exception above) a Claim Notice has been given in accordance with the timing set out in Sections 5.5(1)(a), 5.5(1)(b) or 5.5(1)(c) with respect to the representations and warranties referred to in any such Section, the Vendors shall be released on the date set out in Sections 5.5(1)(a), 5.5(1)(b) or 5.5(1)(c) as applicable, from all obligations in respect of representations and warranties referenced in those Sections and from the obligation to indemnify the Purchaser’s Indemnified Parties in respect thereof pursuant to Section 5.2(1)(a) or Section 5.2(2)(a). The foregoing shall not be construed to impose any time limit on the Purchaser’s right to assert a claim to recover Damages under Section 5.2(1)(b) or Sections 5.2(2)(b) through (f), whether or not the basis on which such a claim is asserted could also entitle the Purchaser to make a claim for Damages pursuant to Section 5.2(1)(a) or Section 5.2(2)(a), provided that no Damages may be recovered from the Vendors pursuant to Section 5.2(1)(b) or Section 5.2(2)(b) through 5.2(2)(f) unless a Claim Notice is delivered by the Purchaser prior to the Earnout Term End Date.

- 61 - 1390-1182-7473.14 (2) Notice by the Vendors’ Representative. No Damages may be recovered from the Purchaser pursuant to Section 5.3(a) unless a Claim Notice is delivered by the Vendors’ Representative in accordance with the timing set out below: (a) with respect to the Fundamental Representations of the Purchaser, on or before the date that is 10 years after the Closing Date; and (b) with respect to all other representations and warranties, or before the date that is 18 months after the Closing Date, provided, however, that in the event of fraud relating to a representation and warranty of the Purchaser in this Agreement, then notwithstanding the foregoing time limitations, the Vendors’ Indemnified Parties shall be entitled to deliver a Claim Notice at any time for purposes of such a claim. Unless (subject to the fraud exception above) a Claim Notice has been given in accordance with the timing set out in Section 5.5(2)(b), the Purchaser shall be released on the date set out in Section 5.5(2)(b), from all obligations in respect of that particular representation and warranty and from the obligation to indemnify the Vendors’ Indemnified Parties in respect thereof pursuant to Section 5.3(a). This Section 5.5(2) shall not be construed to impose any time limit on the Vendors’ right to assert a claim to recover Damages under Section 5.3(b), whether or not the basis on which such a claim is asserted could also entitle the Vendors to make a claim for Damages pursuant to Section 5.3(a). 5.6 Apportionment of Liability; Limitation on Damages. (1) Apportionment of Liability. Subject to the other limitations set forth in this Agreement, the obligations of each Vendor to indemnify the Purchaser’s Indemnified Parties pursuant to Section 5.2(1)(a) and Section 5.2(1)(b) are given by such Vendor with respect to itself only, and accordingly each Vendor shall be solely liable for any incorrectness in or breach of any representation or warranty as to such Vendor or any breach or any non-fulfilment of any covenant or agreement on the part of such Vendor, but not for any such incorrectness, breach or non-fulfillment with respect to any other Vendor. (2) Damages from Vendors. The liability of the Vendors for indemnification pursuant to this Agreement shall be limited as follows: (a) no Damages may be recovered from any Vendor pursuant to Section 5.2(1)(a) or Section 5.2(2)(a) or unless and until the accumulated aggregate amount of Damages of the Purchaser’s Indemnified Parties arising pursuant to Section 5.2(1)(a) or Section 5.2(2)(a) exceeds US$75,000 (the “Aggregate Claim Threshold”), in which event the accumulated aggregate amount of all such Damages may be recovered; and (b) the aggregate amount of all Damages for which the Vendors shall be required to indemnify the Purchaser’s Indemnified Parties pursuant to Section 5.2(1)(a) or Section 5.2(2)(a) shall not exceed US$2,750,000 (the “Indemnity Cap”); provided that each of the Aggregate Claim Threshold and the Indemnity Cap shall have no application to any claim to recover Damages based on any incorrectness in or breach of (i) any Fundamental Representation of the Vendors, (ii) any Tax Representations or (iii) any other representation or warranty of the Vendors in this Agreement resulting from fraud by a Vendor, nor shall the limitations be construed to apply to any of the indemnities in Section 5.2(1)(b) or Sections 5.2(2)(b) through (f); provided further that, in addition to the other limitations set forth in this Section 5.6, in no event shall the aggregate amount of all Damages for which any Vendor is required to indemnify the Purchaser’s Indemnified Parties exceed an amount equal to such Vendor’s Allocable Portion multiplied by the Purchase Price.

- 62 - 1390-1182-7473.14 (3) Damages from Purchaser. The liability of the Purchaser for indemnification pursuant to this Agreement shall be limited as follows: (a) No Damages may be recovered from the Purchaser pursuant to Section 5.3(a) unless and until the accumulated aggregate amount of Damages of the Vendors’ Indemnified Parties arising pursuant to Section 5.3(a) exceeds the Aggregate Claim Threshold, in which event the accumulated aggregate amount of all such Damages may be recovered; (b) the aggregate amount of all Damages for which the Purchaser shall be required to indemnify the Vendors’ Indemnified Parties pursuant to 5.3(a) shall not exceed the Indemnity Cap; provided that the Aggregate Claim Threshold and the Indemnity Cap shall have no application to any claim to recover Damages based on any incorrectness in or breach of (i) any Fundamental Representations of the Purchaser or (ii) any other representation or warranty of the Purchaser in this Agreement resulting from fraud by the Purchaser, nor shall the limitation be construed to apply to any of the indemnities in Sections 5.3(b). 5.7 Sources of Recovery. Any and all claims by a Purchaser’s Indemnified Party for Damages pursuant to this Agreement shall be satisfied in the following order: (i) first, by set-off against the Earnout in accordance with Section 2.8; and (ii) second, by the applicable Vendor(s). 5.8 Limitation Periods. (1) Limitation Periods for Representations and Warranties. Notwithstanding the provisions of the Limitations Act, 2002 (Ontario) (the “Limitations Act”) or any other statute, an Indemnified Party may commence a proceeding in respect of Damages arising from any incorrectness in or breach of any representation and warranty of the Indemnifying Party as referred to in a Claim Notice delivered within the time periods stipulated in Section 5.5 at any time on or before the later of: (a) the second anniversary of the last date upon which such Claim Notice is permitted to be delivered under Section 5.5; and (b) the expiry of the limitation period otherwise applicable to such claim, and any applicable limitation period is hereby so extended to the full extent permitted by law. (2) Limitation Periods for Covenants and Other Matters. The limitation period applicable to any proceeding relating to a claim referred to in a Claim Notice in respect of any matter in Sections 5.2(1)(b), 5.2(2)(b) through (f) and 5.3(b) shall be solely as prescribed in sections 15-17 of the Limitations Act and any other limitation period in respect of such claim (including that provided for in section 4 of the Limitations Act) is extended accordingly. 5.9 Calculation of Damages. (1) For the purpose only of calculating the amount of Damages under this Article 5, the representations and warranties of the Parties contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement shall be deemed to have been made without qualifications as to materiality where the words or phrases “material”, “immaterial”, “in all material respects”, “Material Adverse Change” or words or phrases of similar import are used in or otherwise applicable to such representation and warranty.

- 63 - 1390-1182-7473.14 (2) The calculation of the amount of Damages payable to an Indemnified Party shall not be affected by any inspection or inquiries made by or on behalf of the Party entitled to be indemnified under this Article 5. (3) Notwithstanding anything herein, the amount of any Damages suffered or incurred by an Indemnified Party in respect of any indemnification claim by such Indemnified Party against an Indemnifying Party shall be deemed to be reduced by any insurance proceeds, or any indemnity, reimbursement or contribution or any other similar payment directly or indirectly received or realized by such Indemnified Party or any of its Affiliates as a result of or in connection with the matter giving rise to the applicable Damages (net of any deductible, increase of premium and any other costs, expenses and Taxes incurred in connection with such recovery). The Indemnified Party shall use commercially reasonable efforts to recover under its applicable insurance policies or its applicable indemnity, reimbursement or contribution or similar arrangements, but, for greater certainty, no Indemnified Party shall be required to do so prior to making a claim for indemnification under this Article 5. In the event that the amount of any Damages suffered or incurred by an Indemnified Party in respect of any indemnification claim by such Indemnified Party against an Indemnifying Party are deemed to be reduced pursuant to this Section 5.9(3) subsequent to such Indemnifying Party making the applicable indemnification payment required to be made by it under this Agreement in connection with such indemnification claim, such Indemnified Party shall promptly pay over to the Indemnifying Party an amount equal to the lesser of (i) the amount of such indemnification payment, or (ii) the amount equal to (A) such recovery (net of any deductible, increase of premium and any other costs, expenses and Taxes incurred in connection with such recovery) plus (B) such indemnification payment minus (C) the Damages to which such recovery relates. (4) Payments by an Indemnifying Party under Section 5.2 or 5.3 in respect of any Damages shall be reduced by the net amount of any Tax benefits actually realized by the Indemnified Party thereof as a result of the incurrence of payment of any such Damages in the form of a refund or reduction in Taxes otherwise payable within the taxation year in which such Damages were incurred or paid, the immediately preceding taxation year or the next immediately succeeding taxation year, in each case calculated by comparing Taxes that would have been payable without taking into account any deduction or credit resulting from such Damages and Taxes actually payable by taking into account such deductions or credits. 5.10 Agency for Non-Parties. Notwithstanding Section 7.15, each Party hereby accepts each indemnity in favour of each of its Indemnified Parties who are not Parties as agent and trustee of that Indemnified Party. Each Party may enforce an indemnity in favour of any of that Party’s Indemnified Parties on behalf of each such Indemnified Party. 5.11 Direct Claims. In the case of a Direct Claim, the Indemnifying Party shall have 60 days from receipt of a Claim Notice in respect thereof within which to make such investigation as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate its right to be indemnified under this Article 5, together with all such other information as the Indemnifying Party may reasonably request. If the Parties fail to agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof), the Indemnified Party shall be free to pursue such remedies as may be available to it. 5.12 Third Party Claims. (1) Rights of Indemnifying Party. In the event a Claim Notice is delivered with respect to a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in but not control the negotiation, settlement or defence of the Third Party Claim, which control shall rest at all

- 64 - 1390-1182-7473.14 times with the Indemnified Party (except as otherwise described in Section 5.12(4)), unless the Indemnifying Party: (a) irrevocably and unconditionally acknowledges in writing complete responsibility for, and agrees to indemnify the Indemnified Party in respect of all Damages relating to, the Third Party Claim; (b) furnishes evidence to the Indemnified Party whenever requested by the Indemnified Party, which is satisfactory to the Indemnified Party of the Indemnifying Party’s financial ability to indemnify the Indemnified Party; and (c) in the case of a Third Party Claim that concerns Indemnified Taxes or any incorrectness in or breach of any representation or warranty contained in Section 3.1(5) or Section 3.2(28), complies and continues to comply with its obligations under Section 6.3, in which case the Indemnifying Party may assume such control at its expense through counsel of its choice; provided, however, that notwithstanding the foregoing, the Indemnifying Party shall not be permitted to assume control of the negotiation, settlement or defence of the Third Party Claim if: (A) such Third Party Claim seeks equitable relief against the Indemnified Party as a primary form of relief; (B) there is a reasonable probability that such Third Party Claim would result in monetary damages or payments in excess of 100% of the amount for which the Indemnifying Party is obligated to indemnify the Indemnified Party pursuant to this Article 5; (C) such Third Party Claim involves criminal liability; (D) such Third Party Claim is by a current material customer or supplier of the Business, the Purchaser or its Affiliates; or (E) such Third Party Claim concerns Taxes referred to in Section 5.12(4). (2) Respective Rights on Indemnifying Party’s Assumption of Control. If the Indemnifying Party elects to assume control as contemplated in Section 5.12(1), the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party’s out-of-pocket expenses incurred as a result of such assumption. The Indemnified Party shall continue to have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences), in which case the fees and disbursements of such counsel shall be paid by the Indemnifying Party. The Indemnified Party shall co-operate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defence and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim. (3) Lack of Reasonable Diligence. If, having elected to assume control as contemplated by Section 5.12(1), the Indemnifying Party thereafter fails to conduct the negotiation, settlement or defence of the relevant Third Party Claim with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. (4) Joint Control for Certain Tax Claims. The Vendors’ Representative and the Purchaser’s Indemnified Party shall jointly control and participate in the negotiation, settlement and defence of (a) any Third Party Claim relating to Taxes for any Straddle Period and (b) any Third Party

- 65 - 1390-1182-7473.14 Claim relating partly to Pre-Closing Tax Periods and partly to other tax periods. Neither the Vendors’ Representative nor the Purchaser’s Indemnified Party shall settle any such Third Party Claim without the written consent of the other, which consent shall not be unreasonably withheld or delayed. (5) Compulsory Payments Prior to Settlement. (a) In the case of a Claim Notice concerning an amount of Damages (i) required to be paid by an Indemnified Party under Applicable Law or any Order, (ii) in respect of which a Governmental Authority is legally permitted to take collection action at that time, or (iii) in respect of which any amount is garnished by a Governmental Authority (each such amount a “Preliminary Compulsory Payment Amount”), the Indemnifying Party shall, within 10 days of receipt of the Claim Notice, pay the Indemnified Party an amount equal to the Preliminary Compulsory Payment Amount and for greater certainty, any such payment shall be made in accordance with Section 5.7. (b) Upon the occurrence of a Final Compulsory Payment Indemnification Event (if any), (i) if the aggregate of all Preliminary Compulsory Payment Amounts is less than the amount so determined under the Final Determination to be the amount owing (the “Final Compulsory Payment Amount”), the Indemnifying Party shall, within 10 days of the time that the Indemnified Party notifies the Indemnifying Party of the occurrence of the Final Compulsory Payment Indemnification Event, pay to the Indemnified Party an amount equal to the difference between the aggregate for all Preliminary Compulsory Payment Amounts and the Final Compulsory Payment Amount in accordance with Section 5.7, and (ii) if the aggregate of all Preliminary Compulsory Payment Amounts paid by the Indemnifying Party exceeds the Final Compulsory Payment Amount, the Indemnified Party shall within 10 days of the receipt of any related refund or credit, pay to the Indemnifying Party the amount of such refund or credit (including any interest paid or credited with respect thereto but net of any Taxes payable by the Indemnified Party in respect of such refund, credit or interest). (6) Other Rights of Indemnified Party. If the Indemnifying Party does not, or is not permitted to, assume control of the defence of any Third Party Claim pursuant to Section 5.12(1), the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. 5.13 Set-off. The Purchaser shall be entitled to set off the amount of any Damages subject to indemnification under this Agreement against any other amounts payable by the Purchaser to the applicable Vendor whether under this Agreement or otherwise (which for greater certainty includes any Earnout Amount). 5.14 Cooperation. Each Indemnified Party and Indemnifying Party shall reasonably cooperate and assist each other in determining the validity of any claim for indemnity by an Indemnified Party and otherwise in resolving such matters. Such assistance and cooperation will include providing reasonable access to information, records and documents relating to such matters and furnishing employees to assist in the investigation, defence and resolution of such matters. 5.15 Characterization of Indemnity Payments. All indemnity payments made pursuant to this Article 5 shall constitute adjustments to the Purchase Price, unless otherwise required by Applicable Law.

- 66 - 1390-1182-7473.14 5.16 Exclusive Remedies. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or wilful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be under the indemnification provisions set forth in this Article 5. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except under the indemnification provisions set forth in this Article 5. Nothing in this Section 5.16 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent, criminal or wilful misconduct. 5.17 Duty to Mitigate. Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to an event for which indemnification may be sought under this Article 5.

- 67 - 1390-1182-7473.14 ARTICLE 6 COVENANTS 6.1 Confidentiality. (1) Information to be Confidential. Each Recipient shall treat confidentially and not disclose, and shall cause each of its Representatives to treat confidentially and not disclose, other than as expressly contemplated by this Agreement, any Confidential Information of a Discloser. (2) Use of Confidential Information. A Recipient may disclose Confidential Information only to those of its Representatives who need to know such Confidential Information for the purpose of implementing the transactions contemplated by this Agreement. No Recipient shall use, nor permit its Representatives to use, Confidential Information for any other purpose nor in any way that is, directly or indirectly, detrimental to the applicable Discloser. (3) Required Disclosure. If a Recipient or any of its Representatives receives a request or is legally required to disclose all or any part of the Confidential Information of a Discloser, such Recipient shall (a) immediately notify the Discloser of the request or requirement, (b) consult with the Discloser on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement, and (c) if requested by the Discloser, take all necessary steps to seek a protective order or other appropriate remedy. If a protective order or other remedy is not available, or if the Discloser waives compliance with the provisions of this Section 6.1(3), (i) the Recipient receiving the request for disclosure or its Representatives, as the case may be, may disclose to the Person requiring disclosure only that portion of the Confidential Information which such Recipient is advised by written opinion of counsel is legally required to be disclosed, and (ii) such Recipient shall not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by such Recipient or its Representatives not permitted by this Agreement. (4) The Vendors (including on behalf of their Affiliates, if applicable) agree not to, and (if applicable) to cause the Corporation and the Subsidiary (prior to Closing) not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality agreement entered into by such Person in connection with a potential acquisition of the Corporation or a material portion of the Business. To the extent that it has not already done so, each vendor agrees that, as promptly as practicable after the date of this Agreement, it shall request each person with whom such Vendor or any of its Affiliates (including the Corporation and the Subsidiary) has executed a confidentiality agreement in connection with a potential acquisition of the Corporation (whether by way of an acquisition of all or substantially all of the shares in the Corporation, or all or substantially all of the assets of the business of the Corporation and its Subsidiary), other than Vendors’ professional advisors (who shall remain bound by all applicable confidentiality obligations to the Vendors and the Corporation and the Subsidiary in respect of all such confidential information), to return or destroy all confidential information furnished to such Person on or prior to the date hereof in connection with such potential acquisition in accordance with, and subject to the provisos contained in, the confidentiality agreement with such person. (5) From and after Closing, each Vendor shall not and shall ensure that its Affiliates and its and their respective Representatives do not use for the account of such Vendor or any of its Affiliates or disclose to any other Person any Confidential Information except as permitted by Section 6.1(3) hereof. From and after the Closing, the Purchaser shall owe no duty of confidentiality or otherwise to the Vendors in respect of the Confidential Information (whether under this Agreement, any confidentiality agreement between the Purchaser or its Affiliates, on the one hand, and the Vendors or the Corporation or their respective Affiliates, on the other hand, or otherwise), provided that notwithstanding the foregoing, the Purchaser and its Affiliates shall continue to maintain as Confidential Information the identity and Personal Information of each Vendor and the economic terms

- 68 - 1390-1182-7473.14 of the transactions contemplated by this Agreement as they relate to each Vendor, except to the extent required to be disclosed by the Purchaser or its Affiliates pursuant to Applicable Law or in accordance with Section 7.3. (6) For greater certainty, Confidential Information shall not include any information that is or becomes generally available to the public without a breach of this Agreement or any other agreement, certificate or instrument executed and delivered pursuant to this Agreement. 6.2 Preparation of Tax Returns. (1) The Purchaser shall cause to be prepared and filed on a timely basis all Tax Returns for the Corporation and the Subsidiary for (a) any Pre-Closing Tax Period for which Tax Returns have not been filed as of the Closing Date and (b) for any Straddle Period for which Tax Returns are required to be prepared and filed (all Tax Returns referred to in clause (a) and (b) above collectively being referred to herein as the “Stub Period Returns”). The Purchaser shall prepare each Stub Period Return on a basis consistent with (i) Applicable Law, (ii) the Closing Balance Sheet, and (iii) the past practices and procedures of the Corporation or Subsidiary, as applicable. Notwithstanding the foregoing, in any Stub Period Return, neither the Corporation nor any Subsidiary shall deduct any amount in the nature of a reserve or claim any Tax credit that would require the Corporation, or such Subsidiary, as the case may be, to include in a tax period ending after the Closing Time any amount of income, unless (i) in the case of any such credit, the Tax liability in respect of such income (determined as though such income were the only income or loss of the entity for the tax period and without regard for the availability of any loss carryforwards or carrybacks) is taken into account in calculating the Purchase Price, (ii) in the case of any reserve, a corresponding reserve or other liability is taken into account in calculating the Purchase Price, or (iii) the net result of such deduction or reserve does not result in the cash payment of any incremental Taxes in any period following the closing (after taking into account all available losses and other credits against the payment of Taxes that arose in a Pre-Closing Tax Period). For the avoidance of doubt, the Purchaser may cause the Corporation and any Subsidiary to make an election pursuant to subsection 256(9) of the ITA in respect of the taxation year of the Corporation or such Subsidiary, as the case may be, ending on the acquisition of control of it by the Purchaser. The Purchaser shall provide to the Vendors’ Representative (for and on behalf of the Vendors) for its review a draft of each Stub Period Return no later than 30 days in the case of an income Tax Return, and 10 days in the case of any other Tax Return, prior to the due date for filing such Tax Return with the appropriate Governmental Authorities. The Vendors’ Representative shall notify the Purchaser in writing within 15 days in the case of an income Tax Return, and 5 days in the case of any other Tax Return, after delivery of a Stub Period Return if it has any reasonable comments with respect to items set forth in such Stub Period Return. The Purchaser shall consider all such comments. (2) Other than Taxes which were specifically taken into account in calculating the Purchase Price, the Vendors shall pay as a reduction of the Purchase Price (a) all Taxes due with respect to all Tax Returns for the Corporation and the Subsidiary for any Pre-Closing Tax Period and (b) with respect to all Tax Returns for the Corporation and the Subsidiary for any Straddle Period, Taxes allocable to the portion of the Straddle Period ending immediately prior to the Closing Date (as determined under Section 6.2(3)), in each case that result in a cash payment of Taxes to a Governmental Authority (after taking into account all available losses and other credits that arose in a Pre-Closing Tax Period against the payment of Taxes). (3) In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending immediately prior to the Closing Date shall be: (a) in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire Straddle Period (or, in the case of

- 69 - 1390-1182-7473.14 such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period prior to the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and (b) in the case of Taxes not described in (a) above (such as franchise Taxes, Taxes that are based upon or related to income or receipts, or Taxes that are based upon occupancy or imposed in connection with any sale or other transfer or assignment of property), the amount of such Taxes determined as if such tax period ended immediately prior to the Closing Time. 6.3 Cooperation Respecting Tax Matters. Each Party shall provide reasonable cooperation to the other Parties and their counsel in respect of Tax matters arising under this Agreement (“Tax Matters”), including: (a) providing prompt notice to the other Party in writing of any pending or Threatened Tax audits or assessments of the Corporation or any Subsidiary for tax periods for which the other may have a liability under this Agreement; (b) providing the other Party and its counsel with draft copies of all filings, motions, applications, correspondence and other documents the Party defending the claim intends to file with or deliver to any Governmental Authority in connection with a Tax Matter at least 10 Business Days prior to the date on which such documents are filed or delivered and considering the comments of the other Party and its counsel regarding such filings, motions, applications, correspondence and other documents; (c) promptly notifying the other Party of any communication the Party defending a Tax Matter receives from any Governmental Authority regarding such Tax Matter and providing the other Party with copies of all correspondence, filings or communications between such Party defending the claim, on the one hand, and any Governmental Authority or members of the staff of any Governmental Authority, on the other hand, in each case to the extent relating to any such Tax Matter; provided that the Purchaser shall in all cases have the right to attend any meetings or participate in other discussions (or have Purchaser’s Counsel attend or participate) with the staff of any Governmental Authority or such Governmental Authority’s counsel; (d) keeping the other Party and its counsel advised on a prompt and ongoing basis of the status of such Tax Matter and any material changes or developments with respect thereto and promptly and fully responding to all requests for information, questions and comments of the other Party and its counsel from time to time. (e) making available to each other in a prompt fashion such Data, documents and other information as may reasonably be required for the preparation and filing of all Stub Period Returns, or for the conduct of any Tax Matter, and preserving all such Data, documents and information until the expiry of the limitation period under Applicable Law with respect to the taxation years or periods covered by such Stub Period Returns, or until a Final Determination has been made in respect of such Tax Matter, as the case may be; and (f) promptly signing and delivering such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) Taxes, or an exemption from (or an extension in respect of) an obligation to file Tax Returns.

- 70 - 1390-1182-7473.14 6.4 Tax Elections. (1) If it is determined that the Corporation or the Subsidiary made an “excessive eligible dividend designation”, as defined in subsection 89(1) of the ITA, each Vendor hereby consents to (or shall cause the recipient of the relevant dividend to consent to) the making of an election under subsection 185.1(2) of the ITA in respect of the full amount thereof, and such election shall be made by the Corporation or such Subsidiary, as the case may be, in the manner and within the time prescribed by subsections 185.1(2) and 185.1(3) of the ITA. (2) If it is determined that the Corporation or the Subsidiary has made an election under subsection 83(2) of the ITA in respect of the full amount of any dividend payable by it on shares of any class of its capital stock and the full amount of such dividend exceeded the amount of its “capital dividend account”, as defined in the ITA, immediately before the dividend became payable, each Vendor hereby consents to (or shall cause the recipient of the relevant dividend to consent to) the making of an election under subsection 184(3) of the ITA in respect of such dividend. 6.5 Reportable Transactions. The Parties shall reasonably cooperate in good faith to determine whether any transaction contemplated by this Agreement, or any transaction that may be considered to be part of the same series of transactions as the transactions contemplated by this Agreement, is a “reportable transaction” (as defined in section 237.3 of the Tax Act), is a “notifiable transaction” (as defined in section 237.4 of the Tax Act), or is otherwise required to be reported to any applicable Governmental Authority under any analogous provision of any comparable Law of any province or territory of Canada, including any transaction subject to mandatory disclosure rules under the Taxation Act (Québec). If any Party determines that any such transaction is reportable then it shall so notify all other Parties and the Parties shall reasonably cooperate in good faith (including sharing of draft reporting forms) to make any such report on a timely basis. Notwithstanding the foregoing and for greater certainty, each Party shall be permitted to report any transaction to an applicable Governmental Authority to the extent that such Party determines, acting reasonably, that such reporting is required by Applicable Law. 6.6 2024 SRED Claims. (1) 2024 SRED Claims. (a) The Purchaser shall cause to be prepared and filed a correct and complete form T661 Scientific Research and Experimental Development Claim for the Corporation’s fiscal year ended December 31, 2024 (“2024 SRED Claim”) in connection with the Corporation’s filing of its T2 Corporate Income Tax Return for the Corporation’s fiscal year ended December 31, 2024. (b) The Purchaser shall cause the preparation of the 2024 SRED Claim to be on a basis consistent with (i) Applicable Law and (ii) the past practices and procedures of the Corporation. The Purchaser shall engage such advisors to prepare the 2024 SRED Claim as may be chosen by the Vendors’ Representative. The cost of retaining such advisors shall be for the sole account of the Vendors’ Representative on behalf of the Vendors. (c) The Purchaser shall provide or cause to be provided to the Vendors’ Representative (for and on behalf of the Vendors) for its review a draft of the 2024 SRED Claim no later than 10 days prior to the due date for filing such 2024 SRED Claim with the appropriate Governmental Authorities. The Vendors’ Representative shall notify the Purchaser in writing within 5 days after delivery of the draft if it has any reasonable

- 71 - 1390-1182-7473.14 comments with respect to items set forth in such draft 2024 SRED Claim. The Purchaser shall consider all such comments. (d) The Purchaser shall provide or cause to be provided to the Vendors’ Representative: (i) copies of all filings for filed 2024 SRED Claim immediately upon the submission of such claims, (ii) a receipt of submission of the filed 2024 SRED Claim immediately upon filing, (iii) any information it receives that may impair or delay any refund related to the 2024 SRED Claim (a “2024 SRED Claim Refund”) immediately upon receiving such information or gaining knowledge thereof, and (iv) any other documentation requested by the Purchaser or the Corporation concerning the Scientific Research and Experimental Development eligible expenses and the 2024 SRED Claim. The Purchaser agrees that the Vendors’ Representative, and/or its agents, may contact any third party to obtain information concerning the 2024 SRED Claim. The Purchaser hereby authorizes the Vendors’ Representative and/or its agents to contact any such party and agrees to cooperate with the Vendors’ Representative and/or its agents in the obtaining of such information as needed. (e) The Vendors shall be responsible for all costs and expenses incurred by the Purchaser and the Corporation in connection with the preparation and filing of the 2024 SRED Claim. (f) Upon receipt by the Corporation of any 2024 SRED Claim Refund, to the extent such 2024 SRED Claim Refund was not otherwise taken into account in the determination of the Closing Adjustment Amount, the Purchaser shall pay, or shall cause to be paid, the amount of any such 2024 SRED Claim Refund (less any costs and expenses incurred by the Purchaser and the Corporation in connection with the preparation and filing of the 2024 SRED Claim and any Taxes paid by a Purchaser’s Indemnified Party in respect of such 2024 SRED Claim Refund or that would have been payable in the absence of use of losses or credits from a Tax period that is not a Pre-Closing Tax Period) to the Vendors’ Representative on behalf of the Vendors. Any such payment shall constitute an adjustment to the Purchase Price. (g) To the extent that all or a portion of any 2024 SRED Claim Refund paid over to the Vendors is subsequently disallowed or required to be repaid by a Governmental Authority, the Vendors (in accordance with their respective pro rata share) shall promptly repay such refund or portion thereof to the Purchaser plus any interest, penalties or other additions to Tax incurred with respect to such disallowed or reduced amount, which payment shall be made pursuant to Section 5.7. (h) The Purchaser shall cause all 2024 SRED Claim Refunds to be kept free and clear of all Liens and shall not assign any portion of the 2024 SRED Claim or any 2024 SRED Claim Refund to any third party. 6.7 Restrictive Covenants (1) Non-Competition. Each Management Shareholder shall not, and shall ensure that its Affiliates do not, without the prior written consent of the Purchaser at any time within the period of five years following the Closing Date, (the “Restricted Period”) either individually or in partnership or jointly or in conjunction with each other or any Person, as principal, agent, director, officer, consultant, lender, contractor, employer, employee, investor or shareholder, or in any other manner, directly or indirectly, advise, assist, manage, carry on, establish, acquire control of, be engaged in, have any financial or other interest in (including any interest by way of royalty or other compensation arrangement), lend money to, guarantee the debts or obligations of, or permit the Management

- 72 - 1390-1182-7473.14 Shareholders’ name, trade names or any part thereof to be used or employed by any Person that operates, is engaged in or has an interest in, a business anywhere within Canada that is substantially similar to or competes with the Business (a “Competing Business”); provided that this Section 6.7(1) shall not prevent any Management Shareholder or its Affiliates from, directly or indirectly, purchasing or otherwise holding as a passive investor up to 5% of the outstanding publicly traded shares or other securities of any class of any issuer listed on a recognized stock exchange in Canada. (2) Non-Solicitation. During the Restricted Period, each Management Shareholder (other than on behalf of the Corporation) shall not, either individually or in partnership or jointly or in conjunction with any other Person, as principal, agent, consultant, contractor, shareholder, interest holder, investor, partner, lender, director, officer, employer, employee or in any other manner, directly or indirectly: (a) contact, solicit, induce, divert or interfere with (or attempt to do any of the foregoing) any customer of the Business for the purpose of selling to such customer any products or services which are the same as or substantially similar to those sold by the Business, or to persuade or attempt to persuade any customer to change its relationship with the Business, or to restrict, limit, discontinue or cease considering purchasing any products or services provided by the Business or to reduce the amount of business which any such customer has customarily done with the Business, or to not grant any new business to the Business (including, without limitation, any new business related to a new line of business in which, to the knowledge of the Management Shareholders, the Business has or is developing plans to engage), provided that nothing herein shall prevent the Management Shareholders, whether directly or indirectly, from engaging in or carrying out any general advertising, promotional, business development or similar activities, including conducting and/or participating in business presentations or seminars, that are not specifically directed at any such customers; and (b) solicit or attempt to solicit, or assist or encourage any Person to solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment or cessation of services of any Employee, or any independent contractor who regularly provides services to the Business, or assist or encourage any such Employee or independent contractor to accept employment or engagement elsewhere, unless such solicitation occurs as a result of general advertisements for employment or contract services not specifically directed at such employees or independent contractors. (3) Non-Disparagement. During the Restricted Period, the Management Shareholder agrees not to make any public statement that is intended to disparage the Business or the direct or indirect Affiliates, employees, shareholders, directors, officers, partners, representatives or agents of the Business. (4) Acknowledgements. The Management Shareholder acknowledges and agrees that: (a) a breach by it of any of the covenants contained in this Section 6.7 will cause serious harm to the Purchaser and will result in damages to the Purchaser and that the Purchaser may not be adequately compensated for such damages by monetary award alone and that in the event of any such breach, in addition to any other remedies available at law or otherwise, the Purchaser shall be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction (interim and permanent), restraining order, specific performance, decree or otherwise as may be appropriate to ensure compliance by such Vendor with the provisions of this Section,

- 73 - 1390-1182-7473.14 in each case without the necessity of proving actual damage or of posting a bond or other security; (b) all restrictions in this Section 6.7 are necessary and fundamental to the protection of the Purchaser and the Business and are reasonable and valid and all defences to the strict enforcement of this Section 6.7 against the Management Shareholder are hereby waived; (c) the covenants contained in this Section 6.7 are intended to ensure that the Purchaser receives the full benefit of the goodwill of the Business and to preserve the fair market value of the Shares being purchased by the Purchaser; and (d) the Purchaser is relying on the acknowledgements and agreements contained in this Section 6.7 which constitutes a material inducement to the Purchaser in proceeding with the transactions contemplated by this Agreement. (5) Breach of Restrictions. If the Management Shareholder is in breach of any of its applicable obligations under this Section 6.7, the running of the Restricted Period with respect to the Management Shareholder shall be stayed and shall recommence upon the date that the Management Shareholder ceases to be in breach thereof, whether voluntarily or by injunction. (6) Severability. Each provision of this Section 6.7 shall constitute a separate and distinct covenant and shall be severable from all other such separate and distinct covenants contained in this Agreement. Any provision of this Section 6.7 which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Parties waive any provision of Law which renders any provision of this Section 6.7 invalid or unenforceable in any respect. (7) Proceeds. The Parties agree that: (i) no portion of the Purchase Price under this Agreement is received or receivable by any of the Vendors in consideration for granting any restrictive covenant in this Section 6.7 (as defined in section 56.4 of the ITA); and (ii) any such restrictive covenants are being granted to maintain or preserve the fair market value of the Shares. The Parties agree and acknowledge that this Section 6.7(7) may not, and shall not, be used or referred to in any way to challenge or support a challenge to the enforceability of any such restrictive covenants. The Purchaser agrees that, if requested by the Vendors’ Representative, it will file a joint election in form reasonably acceptable to the Vendors’ Representative under section 56.4 of the ITA. The Purchaser will not be responsible for the proper completion of any election form or verification of any information therein. 6.8 Releases (1) For good and valuable consideration, effective upon the Closing, each Vendor, on behalf of itself and its heirs, executors, administrators, legal representatives, successors and assigns (collectively, the “Vendor Releasors”), hereby unconditionally and irrevocably waives, releases and forever discharges the Purchaser, the Corporation, the Subsidiary and each of their respective Affiliates, predecessors, successors and assigns, and each of their respective current and former equityholders, partners, directors, officers, employees, agents and other Representatives (collectively, the “Vendor Releasees”) of and from any and all claims, actions, causes of action, suits, debts, proceedings and demands of any kind or nature whatsoever, whether at law or in equity, absolute or contingent, liquidated or unliquidated, known or unknown (collectively, the “Claims”), that the Vendor Releasors ever had, now have or hereafter shall or may have for or by reason of, or in any way arising

- 74 - 1390-1182-7473.14 out of or relating to, any cause, matter, act, omission or thing whatsoever from the beginning of time through and including the Closing Date. (2) Nothing in Section 6.8(1) shall constitute a release of (i) any rights or obligations arising under this Agreement or any agreement, instrument or document delivered pursuant to this Agreement or (ii) any obligation of the Corporation and Subsidiary to pay accrued and unpaid compensation and benefits in accordance with a Vendor Releasor’s employment or independent contractor arrangements and consistent with past practice or (iii) reimbursements of expenses incurred in connection with the Vendor Releasor’s employment or independent contractor arrangement with the Corporation or a Subsidiary in the ordinary course of the Corporation or Subsidiary’s business, consistent with past practice, in each case, only to the extent that such payments are included in the calculation of the Closing Working Capital. (3) Each Vendor Releasor further covenants and agrees, effective upon the Closing Date and to the fullest extent permitted by Applicable Law, not to commence, join, assist or aid in any manner whatsoever the making of any claim or the bringing of any action against the Vendor Releasees based upon any of the Claims that are released pursuant to Section 6.8(1). (4) Each Vendor, on behalf of itself and any Person claiming through such Vendor (i) represents and warrants that neither the Vendor nor any of such Persons has assigned and (ii) covenants that neither the Vendor nor any of such Persons will assign, to any other Person any Claim or potential Claim released pursuant to Section 6.8(1). 6.9 Purchaser’s Guarantee. Subject to the terms of this Section 6.9, the Parent Guarantor hereby unconditionally and irrevocably guarantees to the Vendors and their respective successors and assigns the prompt and punctual performance and payment when due of all present and future Indebtedness, liabilities, and obligations of the Purchaser, of any kind whatsoever, whether direct or indirect, joint or several, absolute, contingent, matured or unmatured, arising or accruing under this Agreement or any agreement executed and delivered by the Purchaser pursuant to this Agreement (collectively, the “Purchaser Guaranteed Obligations”). If the Purchaser fails to perform or pay when due any Purchaser Guaranteed Obligation, the Parent Guarantor will perform or pay or cause to be performed or paid such Purchaser Guaranteed Obligation promptly upon demand therefor made by the Vendors’ Representative to the Parent Guarantor. Any amounts payable to the Vendors hereunder shall be paid to the Vendors’ Representative, for distribution to the Vendors, in each case in accordance with and subject to the terms and conditions of this Agreement, including Sections 2.9, 2.10 and 2.11.

- 75 - 1390-1182-7473.14 ARTICLE 7 GENERAL 7.1 Appointment of Vendors’ Representative. (1) Each Vendor hereby appoints (the “Appointment”) the Vendors’ Representative as the agent, proxy and attorney-in-fact for such Vendor for all purposes under this Agreement (except where otherwise provided herein), with full power and authority to act on behalf of the Vendors. The Appointment, being coupled with an interest, is irrevocable and shall not be revoked by the insolvency, bankruptcy, death, incapacity, dissolution, liquidation or other termination of existence of any Vendor. The Appointment shall survive the transfer or assignment by any of the Vendors, to the extent of the obligations of such Vendor, of the whole or any portion of such Vendor’s Shares. Further, the Appointment shall extend to and be binding upon the respective heirs, executors, legal personal representatives, successors and permitted assigns of the Vendors, as the case may be. The Vendors’ Representative accepts the Appointment and shall act as representative of the Vendors in accordance with this Agreement. (2) Each Vendor revokes any and all other authority, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by him, her or it, as the case may be, at any time with respect to the Shares held by such Vendor. Each Vendor shall not grant any subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise, with respect to such Shares, unless such Shares are not purchased or surrendered and paid for in accordance with this Agreement. (3) Each Vendor shall be bound by any actions taken by the Vendors’ Representative pursuant to the Appointment and hereby waives any and all defences which may be available to contest, negate or disaffirm the actions of the Vendors’ Representative taken in good faith under such Appointment. The Appointment shall survive the Closing and shall continue until the completion, termination or settlement of all obligations of the Vendors under or in respect of this Agreement. The Appointment may be exercised by the Vendors’ Representative on behalf of each Vendor in executing any instrument by affixing the signature of the Vendors’ Representative thereto with the indication that the Vendors’ Representative is acting on behalf of the Vendors. (4) Each of the Purchaser, the Corporation and any Subsidiary shall be entitled to rely on any notice, demand, communication, declaration, receipt, waiver, consent or other document purporting to be delivered by the Vendors’ Representative on behalf of any Vendor, and the Purchaser, the Corporation and any Subsidiary shall not have any obligation to enquire as to the veracity, accuracy or adequacy thereof, and each of the Purchaser, the Corporation and any Subsidiary shall be entitled to disregard any notice, demand or claim to the contrary not sent by the Vendors’ Representative. (5) In the event of the insolvency, bankruptcy, death or incapacity of the Vendors’ Representative, the Vendors shall use commercially reasonable efforts to immediately, and in no case later than 10 days after the insolvency, bankruptcy, death or incapacity of the Vendors’ Representative appoint a successor vendors’ representative, and the Vendors shall provide the Purchaser prompt written notice of the same, and the successor vendors’ representative shall (a) accept such designation and appointment and (b) act pursuant to this Section 7.1. (6) Notwithstanding the foregoing, no payment, notice, receipt or delivery of documents, exercise, enforcement or waiver of rights or conditions, indemnification claim or indemnification defense shall be ineffective by reason only of it having been made or given to or by a Vendor directly if each of the Purchaser and such Vendor Consent by virtue of not objecting to such dealings without the intermediary of the Vendors’ Representative.

- 76 - 1390-1182-7473.14 (7) The Vendors shall jointly and severally indemnify and hold harmless the Vendors’ Representative, in its capacity as Vendors’ Representative, against all claims, losses, Damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Vendors’ Representative’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Vendors’ Representative, may be paid, incurred or suffered by the Vendors’ Representative by reason or as a result of the performance by the Vendors’ Representative of his obligations as Vendors’ Representative set out in this Agreement. (8) The Vendors’ Representative may seek the advice of legal counsel, engage experts or otherwise incur expenses in the event of any dispute or question as to the interpretation of any of the provisions of this Agreement, or its duties hereunder, and the Vendors’ Representative will not be liable to the Vendors with respect to any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel or advice of such expert. (9) Each Vendor shall reimburse or otherwise hold the Vendors’ Representative harmless from and against such Vendor’s Allocable Portion of any and all costs and expenses incurred by the Vendors’ Representative in connection with this Agreement and the transactions contemplated herein, including reasonable legal fees or fees of other experts and, in addition to any and all other remedies available, the Vendors’ Representative will have the right to direct that any amounts due to such Vendor under this Agreement be paid to the Vendors’ Representative to satisfy such Vendor’s Allocable Portion of such costs and expenses. (10) The Vendors’ Representative shall not be liable to any Vendor for (i) any act done or omitted hereunder as Vendors’ Representative while acting in good faith and in the exercise of its reasonable judgment or (ii) any act or omission of the Purchaser or following the Closing, the Corporation. (11) The Vendors’ Representative shall be entitled to hold back from any amounts collected by it and which are payable to the Vendors hereunder a reserve determined by it in its reasonable discretion for expenses or other amounts to be incurred by it in future periods in connection with the performance of its obligations as Vendors’ Representative hereunder. (12) Notwithstanding the timing of payments made by the Purchaser hereunder following the Closing (including Earnout Amounts) to the Vendors’ Representative on behalf of the Vendors, the Vendors’ Representative shall be entitled to aggregate such amounts and pay such amounts to the Vendors at such other times or on such other intervals as may be reasonably determined by the Vendors’ Representative, taking into account the administrative burden placed on the Vendors’ Representative. (13) The Vendors’ Representative shall be entitled to convert any amounts received under this Agreement in US Dollars (or Canadian Dollars) to Canadian Dollars (or US Dollars) in order to pay such converted amounts to Vendors at the prevailing exchange rates available to Vendors’ Representative. Neither the Vendors’ Representative nor the Purchaser shall have any liability to any Vendor on an account of any such currency conversion. (14) Notwithstanding anything else contained herein, in no event shall the Vendors’ Representative be liable to the Vendors for any amount payable hereunder by or on behalf of the Purchaser that has not been paid to the Vendors’ Representative. In the event the Vendors’ Representative is required to refund any amount paid hereunder or in connection with the transactions contemplated by this Agreement or any related agreement to the Purchaser on behalf of a Vendor, such Vendor shall promptly pay such amount to the Vendors’ Representative and indemnify and hold harmless the Vendors’ Representative in respect of such amount.

- 77 - 1390-1182-7473.14 (15) The Vendors’ Representative shall be entitled to charge an hourly fee (based on prevailing consulting rates) to the Vendors (with each Vendor being responsible for its Allocable Portion thereof) to compensate the Vendors’ Representative for its time spent in such capacity, which amount may be deducted from any amounts paid by or on behalf of the Purchaser to the Vendors’ Representative for the benefit of the Vendors hereunder. 7.2 Expenses. Except as otherwise expressly provided herein, each Party shall be responsible for all costs and expenses (including any Taxes imposed on such expenses) incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement (including the fees and disbursements of legal counsel, bankers, investment bankers, accountants, brokers and other advisers). Without limiting the generality of the foregoing, each of the Vendors shall be responsible for and pay its Allocable Portion of all Vendors’ Transaction Expenses (which amounts may be deducted by the Vendors’ Representative from the portion of the Purchase Price received at Closing). 7.3 Public Announcements. Except to the extent otherwise required by Applicable Law or with the prior consent of the Purchaser and the Vendors’ Representative, no Party shall make any public announcement regarding this Agreement or the transactions contemplated by this Agreement. 7.4 Notices. (1) Mode of Giving Notice. Any notice, direction, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by fax, e-mail (return receipt requested) or other similar means of electronic communication, in each case to the applicable address set out below: (a) if to the Vendors, to the Vendors’ Representative at: Ayrshire Developments (HIF II) Corp. c/o Ayrshire Group Suite 201, 255 17th Avenue SW Calgary, AB T2S 2T8 Attention: Adam Rosenfeld Email: arosenfeld@ayrshire.ca with a copy (which shall not constitute notice) to: Edwards, Kenny & Bray LLP 1900-1040 West Georgia Street Vancouver, BC V6E 4H3 Attention: Fraser Hartley Email: Fhartley@ekb.com (b) if to the Purchaser or Parent Guarantor, to: Priority Canada Acquisition Company, Inc. c/o Priority Technology Holdings, Inc. 2001 Westside Parkway, Suite 155 Alpharetta, GA 30004

- 78 - 1390-1182-7473.14 Attention: Brad Miller Email: brad.miller@prth.com with a copy (which shall not constitute notice) to: Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, ON M5L 1A9 Attention: Michael Elder Email: michael.elder@blakes.com (2) Deemed Delivery of Notice. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of e-mailing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, e-mailed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt. (3) Change of Address. Any Party may from time to time change its address under this Section 7.4 by notice to the Purchaser and the Vendors’ Representative given in the manner provided by this Section 7.4. 7.5 Time of Essence. Time shall be of the essence of this Agreement in all respects. 7.6 Further Assurances. Each Party shall from time to time promptly execute and deliver or cause to be executed and delivered all such further documents and instruments and shall do or cause to be done all such further acts and things in connection with this Agreement that the Purchaser or the Vendors’ Representative may reasonably require as being necessary or desirable in order to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement or any provision hereof. 7.7 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including that letter of intent dated September 25, 2024 from the Parent Guarantor. There are no conditions, representations, warranties, obligations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as explicitly set out in this Agreement. 7.8 Amendment. No amendment of this Agreement shall be effective unless made in writing and signed by the Purchaser and the Vendors’ Representative. 7.9 Waiver. A waiver of any default, breach or non-compliance under this Agreement shall not be effective unless in writing and signed by the Party to be bound by the waiver, and then only in the specific instance and for the specific purpose for which it has been given. No waiver shall be inferred

- 79 - 1390-1182-7473.14 from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non- observance (whether of the same or any other nature). 7.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. 7.11 Remedies Cumulative. The rights, remedies, powers and privileges herein provided to a Party are cumulative and in addition to and not exclusive of or in substitution for any rights, remedies, powers and privileges otherwise available to that Party. 7.12 Attornment. Each Party agrees (a) that any Legal Proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the Province of Ontario, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such Ontario court; (b) that it irrevocably waives any right to, and shall not, oppose any such Legal Proceeding in the Province of Ontario on any jurisdictional basis, including forum non conveniens; and (c) not to oppose the enforcement against it in any other jurisdiction of any Order duly obtained from an Ontario court as contemplated by this Section 7.12. 7.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in such Province and this Agreement shall be treated, in all respects, as an Ontario contract. 7.14 Successors and Assigns; Assignment. This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns. No Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, (i) the Purchaser may assign or transfer all or any part of its rights and obligations under this Agreement to an Affiliate of the Purchaser without written consent, provided that no such assignment or transfer shall relieve the Purchaser of its obligations under this Agreement and (ii) following the Closing, any Vendor with the written consent of the Vendors’ Representative and on prior written notice to the Purchaser, may assign its rights to any future amounts payable to it hereunder, and provided that no such assignment affects the Purchaser’s rights in connection with any such assigned future amounts payable, including pursuant to Section 2.8(3)(c) and Section 5.13. 7.15 Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties, and except as specifically provided for in Section 5.10, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 7.16 Independent Legal Advice. (1) Each Vendor hereby represents and warrants that such Vendor has either been represented by legal counsel in respect of the negotiation and completion of this Agreement and the matters contemplated herein or has been invited and given a reasonable opportunity to obtain legal counsel. To the extent that such Vendor has declined to receive legal counsel, such Vendor hereby waives the right, should a dispute later develop, to rely on such Vendor’s lack of legal counsel to avoid his, her or its obligations, to seek indulgences from the other Parties or to otherwise attack the integrity of this Agreement or any of the provisions hereof, in whole or in part.

- 80 - 1390-1182-7473.14 (2) Without limiting Section 7.16(1), each Vendor acknowledges that Edwards, Kenny & Bray LLP (“EKB”) is acting as legal counsel for Vendors as a group (excluding any Vendors who have retained separate counsel) for the purposes of the transactions contemplated by this Agreement. EKB (i) has previously acted as counsel for the Corporation and (ii) is a Vendor under this Agreement. To the extent of any conflict or potential conflict arising (A) because of EKB’s current representation of the Vendors (excluding any Vendors who have retained separate counsel) and its representation of the Corporation or (ii) EKB’s status as a Vendor under this Agreement, each Vendor waives such conflict or potential conflict and acknowledges that it has received notice of such conflict or potential conflict and that it has been advised to and has had the opportunity to seek independent legal advice in respect of EKB’s representation. Nothing in this Section 7.16(2) shall be construed to prohibit any Vendor from seeking independent legal advice as to the matters contemplated by this Agreement or in respect of EKB’s representation of the Vendors as a group. 7.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Parties by facsimile, e- mail or by other electronic transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party. 7.18 Language. The Parties have required that this Agreement and all deeds, documents and notices relating to this Agreement be drawn up in the English language. Les parties aux présentes ont exigé que le présent contrat et tous autres contrats, documents ou avis afférents aux présentes soient rédigés en langue anglaise. [Signature page follows.]

[Signature Page to Share Purchase Agreement] PRIORITY CANADA ACQUISITION COMPANY, INC. By: Name: Brad Miller Title: Secretary PRIORITY TECHNOLOGY HOLDINGS, INC. By: ______________________________________ Name: Brad Miller Title: Authorized Signatory Docusign Envelope ID: E4981EE7-C832-4153-9872-8C7716BCE24B

2231695 ONTARIO LTD. By: Name: Ian Stewart Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: EB0BE81B-0D1F-49BC-9B7E-E707192FA92A

2448353 ALBERTA LTD. By: Name: Daniel Wynnychuk Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: 8BBEF608-3EBD-4840-AD9B-04DCD951583F

ANTHONY M. ROSENFELD Signature Page to Share Purchase Agreement Docusign Envelope ID: E33E7764-50D3-4CA2-B9DE-58F04F09710B

AUDREY YOU Signature Page to Share Purchase Agreement Docusign Envelope ID: 9FC0333F-9424-4E3A-B6EF-62C401FDF30A

AYRSHIRE DEVELOPMENTS (HIF II) CORP. By: Name: Adam Rosenfeld Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: AC612771-6302-402E-A5A4-7A273AB47AB3

BENJAMIN P. SLAGER LAW CORPORATION By: Name: Benjamin P. Slager Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: 2B719B88-EBC3-4927-897B-192656B0522A

BLAIR YORKE SLADER Signature Page to Share Purchase Agreement Docusign Envelope ID: 27EE9D40-AF46-4818-85AC-304A1CB80BA7

BRENNAN PETERS Signature Page to Share Purchase Agreement Docusign Envelope ID: 960299A2-A3C7-4E66-B709-91D2BFD6A655

BRIAN HARSCHNITZ Signature Page to Share Purchase Agreement Docusign Envelope ID: 7A0A7DB5-1D6F-48D5-881F-BEF05D5A8BB1

CLEARWATER RANCH INC. By: Name: John Scurfield Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: 6C3ED622-53FF-43A1-986D-7AF9CDC8C2DD

DAVID BULLOCH Signature Page to Share Purchase Agreement Docusign Envelope ID: 6328EB10-E7F4-4FB4-B2CF-D6D216A110F8

DAVID VANKKA Signature Page to Share Purchase Agreement Docusign Envelope ID: 9180F447-9F4D-4425-826A-68710E1F6E7F

DONVILLE KENT ASSET MANAGEMENT INC. By: Name: Jesse Gamble Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: 79A5AE15-867D-48CB-A8A1-39B7CD67112E

EDWARD MILLS Signature Page to Share Purchase Agreement Docusign Envelope ID: 9B3ACF2B-2B08-48CB-B977-68333EFEB7FA

EDWARDS, KENNY & BRAY LLP By: Name: Fraser Hartley Title: Partner By: Name: Kelly Samuels Title: Partner Docusign Envelope ID: 4DB2D77F-3474-488D-91EC-6FFEF9F43BBF

GARY SEGAL Signature Page to Share Purchase Agreement Docusign Envelope ID: 88486D09-5565-476C-BDBA-4B88BA1F076F

Docusign Envelope ID: D3F1F876-5937-4DE2-82B4-79F8D6C2F1B3

DocuSigned by:

Gennady Bortnikov

46FDAE723946425...

GENNADY BORTNIKOV

Signature Page to Share Purchase Agreement

JEAN-FRANCOIS BRISSOT Signature Page to Share Purchase Agreement Docusign Envelope ID: D43335CE-5D3F-4F01-82B1-437618038165

KELLY SIMPSON AND MICHELLE SIMPSON, JOINT HOLDERS Name: Kelly Simpson Name: Michelle Simpson Signature Page to Share Purchase Agreement Docusign Envelope ID: 63DBE741-6806-42DB-A826-99933608DE4E

NORMAN STORCH AND LEONA STORCH, JOINT HOLDERS Name: Norman Storch Name: Leona Storch Signature Page to Share Purchase Agreement Docusign Envelope ID: 7CFB67BD-53C4-4AE4-B7D1-BA125EC5914E

LESLIE PETRICK Signature Page to Share Purchase Agreement Docusign Envelope ID: 9A939380-7E56-466E-BBD4-A4CFCD5F5807

MANDEEP BASRA Signature Page to Share Purchase Agreement Docusign Envelope ID: FD361F61-9130-4366-913D-2F9B55EBC51F

NOVEL GROWTH PARTNERS FUND I, L.P. By Novel Growth Partners Fund I GP, LLC, its general partner By: Name: Keith Harrington Title: Managing Member & Chief Operating Officer Docusign Envelope ID: CA0C9356-5EF8-49C0-A688-FF7E9A6F8CCC

OMEGA DEVELOPMENTS INC. By: Name: Craig Orchard Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: 5ACD04EA-3E78-4A3A-AE5A-7D68E36F935E

REUNION MANAGEMENT CONSULTING GROUP ULC By: Name: Paul Reid Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: F248F1E4-97A2-444F-8F7C-89480D35524C

ROHIT SHARMA Signature Page to Share Purchase Agreement Docusign Envelope ID: F27A2A71-0E4C-4B5C-B30A-F806DDBECB5E

SYMBIOTIC PROJECT MANAGEMENT INC. By: Name: Andrew Szymanski Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: F0EB8F4E-7624-4D9E-A35E-5F632F5DE93C

T.L. REDL HOLDINGS LTD. By: Name: Tom Redl Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: 2EB89BA7-CBC2-4406-9528-3A9CBA9EF9C5

ZLOTNIK FINANCIAL SERVICES LTD. By: Name: Garry Zlotnik Title: Authorized Signatory Signature Page to Share Purchase Agreement Docusign Envelope ID: 4C6AC9E6-489E-4D39-A2A0-AA05D2B76E11

1390-1182-7473.14 EXHIBIT A VENDORS AND SHARES VENDORS SHARES PURCHASE PRICE ALLOCATION 2231695 Ontario Ltd. 105,633 Common shares 0.64% 2448353 Alberta Ltd. 202,856 Common shares 1.23% Anthony M. Rosenfeld 505,375 Common shares 3.06% Audrey You 8,494 Common shares 0.05% Ayrshire Developments (HIF II) Corp. 12,069,681 Common shares 73.12% Benjamin P. Slager Law Corporation 137,708 Common shares 0.83% Blair Yorke Slader 53,584 Common shares 0.32% Brian Harschnitz 41,900 Common shares 0.25% Brennan Peters 30,207 Common shares 0.18% Clearwater Ranch Inc. 55,293 Common shares 0.33% David Bulloch 53,595 Common shares 0.32% David Vankka 37,202 Common shares 0.23% Donville Kent Asset Management Inc. 266,164 Common shares 1.61% Edward Mills 83,791 Common shares 0.51% Edwards, Kenny & Bray LLP 514,304 Common shares 3.12% Gary Segal 270,742 Common shares 1.64% Gennady Bortnikov 16,504 Common shares 0.10% Jean-Francois Brissot 292,521 Common shares 1.77% Kelly Simpson and Michelle Simpson (joint holders) 37,516 Common shares 0.23% Leslie Petrick 75,518 Common shares 0.46%

- 2 - 1390-1182-7473.14 VENDORS SHARES PURCHASE PRICE ALLOCATION Mandeep Basra 35,395 Common shares 0.21% Norman Storch and Leona Storch (joint holders) 53,529 Common shares 0.32% Novel Growth Partners Fund I LP 727,200 Common shares 4.41% Omega Developments Inc. 183,268 Common shares 1.11% Reunion Management Consulting Group ULC 238,255 Common shares 1.44% Rohit Sharma 16,387 Common shares 0.10% Symbiotic Project Managements Inc. 41,895 Common shares 0.25% T.L. Redl Holdings Ltd. 53,605 Common shares 0.32% Zlotnik Financial Services Ltd. 299,623 Common shares 1.82%

1390-1182-7473.14 EXHIBIT B RSU TERMINATION AGREEMENT See attached.

1411-3535-9761.2 RSU TERMINATION AGREEMENT THIS RSU TERMINATION AGREEMENT (this “Agreement”) is made effective as of __________________, between PaySlate Inc. (the “Company”) and _____________ (the “Holder”). WHEREAS the Company and the Holder entered into a restricted share unit agreement dated ____________ (the “RSU Agreement”) pursuant to which the Holder currently holds __________ restricted share units (the “RSUs” and each an “RSU”). AND WHEREAS the shareholders of the Company have entered into a share purchase agreement dated [Date] with [Purchaser] (the “Purchaser”) pursuant to which the Purchaser will acquire the shares of the Company (the “Transaction”). AND WHEREAS the Company and the Holder (collectively, the “Parties”) now wish to terminate the RSUs in consideration of the Payment (hereinafter defined) on the terms and conditions contained herein. NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereby covenant and agree with each other as follows: 1. Termination. The Parties hereby agree that the RSUs, whether vested or unvested, are hereby terminated effective as of the date first written above (the “Termination”). From and after the date first written above, the RSUs will be of no further force or effect, and neither the Company, nor the Purchaser, nor any of their officers, directors, shareholders, affiliates or other representatives and each of their respective successors and assigns (collectively, the “Releasees”) shall have any further obligations to the Holder with respect to the RSUs or the RSU Agreement. The Parties covenant and agree to take such further steps as may be reasonably required to evidence the intent and effect of this Agreement. 2. Payment. In consideration of the Termination, the Company shall pay to the Holder an amount e qual to CAD$0.50 for each RSU (the “Payment”), being an aggregate amount equal to C AD$_________, which Payment shall be made subject to all applicable withholdings and other re quired payroll deductions and be paid in accordance with the Company’s next regular payroll cyc le. 3. Release. In consideration of the Payment, the Holder hereby releases, indemnifies and holds harmless the Releasees from any and all claims related to the RSU Agreement and the RSUs, whether vested or unvested. 4. Governing Law. This Agreement shall be governed, interpreted, construed and enforced according to the laws of the Province of British Columbia and the laws of Canada applicable therein. 5. Conditional. The Holder acknowledges and agrees that this Agreement is conditional upon the completion of the Transaction. In the event that the Transaction is not completed, the agreement to terminate RSUs in accordance with Section 1 hereof and all other terms of this Agreement will be deemed not to have occurred and the RSUs will continue to exist and will be subject to the terms of the RSU Agreement under which such RSUs were granted on their original terms.

- 2 - 1380-5202-1777, v. 4 1411-3535-9761.2 6. Entire Agreement. This Agreement represents the entire Agreement between the Holder and the Company concerning the subject matter hereof and supersedes any previous oral or written communications, representations, understandings or agreements with the Company or any officer or agent thereof. This Agreement may only be amended or modified in writing signed by the Parties. 7. Enurement. This Agreement will enure to the benefit of and be binding on the respective successors and assigns of each of the Parties. 8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (PDF), docusign, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. [remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have executed this Agreement effective on the date first written above. PAYSLATE INC. Per: Authorized Signatory [HOLDER]

- 2 - 1390-1182-7473.14 EXHIBIT C SAMPLE WORKING CAPITAL CALCULATION See attached.

Working Capital Calculation As of November 30, 2024 Estimate Target Closing Estimate Account Nov 30, 2023 Dec 31, 2023 Jan 31, 2024 Feb 29, 2024 Mar 31, 2024 Apr 30, 2024 May 31, 2024 Jun 30, 2024 Jul 31, 2024 Aug 31, 2024 Sep 30, 2024 Oct 31, 2024 Nov 30, 2024 Dec 31, 2024 L3M Avg. as of Dec Jan 2, 2025 Current Assets Cash and Cash Equivalents Bank of America - SaaS 134.80 135.00 133.97 135.70 135.50 137.46 136.37 136.87 138.09 134.91 134.99 139.16 140.10 140.10 139.79 140.10 BMO - Vantiv USD (HARRIS DDA) 116,596.95 12,156.53 3,081.07 1,218.29 1,000.22 1,033.14 1,406.07 1,387.90 1,147.64 3,832.77 9,985.67 952.10 823.86 823.86 866.61 823.86 BMO Operating (HARRIS DDA) 10,287.45 43,141.73 3,891.76 19,554.65 17,827.27 1,529.63 9,322.34 9,097.50 15,472.61 19,024.51 9,832.70 4,087.83 5,478.15 5,478.15 5,014.71 5,478.15 RBC US Dollar Visa - Karthik 25.28 25.31 25.12 25.44 25.41 25.77 25.57 25.66 25.89 25.30 25.31 26.09 26.27 26.27 26.21 26.27 BMO Operating and BMO PAD Acct 1,387.72 4,118.91 2,015.95 2,503.12 6,706.88 2,339.17 2,741.57 3,658.10 995.75 6,579.65 2,884.95 3,516.81 6,877.41 6,877.41 5,757.21 6,877.41 BMO RM Bluesnap PP Account 911.16 2,595.20 505.44 1,148.55 1,792.34 2,796.09 3,732.91 498.25 786.11 705.20 2,211.23 1,083.84 835.26 835.26 918.12 835.26 BMO RM Paysafe PP Account 893.02 893.02 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 RBC Bluesnap PP Canada 147,557.89 53,898.24 903.24 179.69 618.65 558.12 384.53 152.96 379.70 476.05 107.04 484.49 663.10 663.10 603.56 663.10 RBC Current Segregated share redemption account 798.75 761.75 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 RBC Operating Account 88,784.88 12,006.25 55,323.94 44,025.74 38,434.89 60,814.75 58,697.73 28,155.67 22,577.70 34,252.64 44,582.99 67,305.48 313,547.99 303,798.88 228,217.45 303,798.88 RBC RM Paysafe AMEX PP 480.49 474.49 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 RBC - GIC Acct. 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 20,000.00 RBC SaaS Revenue Account 82.55 871.65 1,188.19 84.60 7,854.80 1,240.71 284.13 459.58 2,220.78 169.18 9,103.70 963.55 6,438.20 6,438.20 4,613.32 6,438.20 RBC USD Bank Account 6,671.03 10,133.09 9,906.65 8,770.77 8,269.10 6,468.62 6,500.89 6,507.54 7,048.65 7,232.63 7,609.99 8,101.31 7,064.05 7,064.05 7,409.80 7,064.05 Total Cash and Cash Equivalents 394,611.96 161,211.18 96,975.33 97,646.56 102,665.06 96,943.46 103,232.10 70,080.04 70,792.92 92,432.83 106,478.57 106,660.66 361,894.38 352,145.27 273,566.77 352,145.27 Accounts Receivable 107,414.50 252,862.13 339,275.34 293,494.64 284,293.97 295,402.25 301,129.33 295,156.16 282,723.86 310,804.91 321,439.80 285,510.35 221,059.84 186,059.84 230,876.68 186,059.84 Bluesnap monthly net payout receivable 219,750.78 99,779.83 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 73,613.28 73,613.28 49,075.52 73,613.28 Deposits Made 20,220.00 20,250.00 20,095.50 20,355.00 20,325.00 20,619.00 20,455.50 20,530.50 20,713.50 20,236.50 20,248.50 20,874.00 21,015.00 21,015.00 20,968.00 21,015.00 Prepaid Expenses 95,078.37 90,750.57 84,386.74 78,347.31 73,176.39 80,624.89 82,763.89 84,954.48 79,771.66 79,210.71 75,538.93 81,800.46 109,361.27 109,361.27 100,174.33 109,361.27 Paysafe NetBanx Merchant Account - 99895845 (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) (248.74) Paysafe NetBanx Merchant Account - 99908118 (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) (11,983.65) Tenant Rent Receivable (BMO PAD) 23,019.54 13,009.56 14,419.56 10,584.56 7,684.56 7,684.56 7,684.56 7,684.56 7,684.56 11,474.56 11,474.56 12,594.56 12,458.56 12,458.56 12,503.89 12,458.56 Total Current Assets 847,862.76 625,630.88 542,920.08 488,195.67 475,912.59 489,041.76 503,032.99 466,173.35 449,454.11 501,927.12 522,947.97 495,207.64 787,169.94 742,420.83 674,932.80 742,420.83 Liabilities Current Liabilities Accounts Payable 572,003.22 552,239.37 522,879.17 522,463.73 523,650.32 558,624.38 465,784.30 480,621.71 448,911.11 449,866.27 460,082.78 554,563.41 482,697.56 482,697.56 506,652.84 482,697.56 Bank of America 1,443.38 1,445.53 1,434.50 1,453.02 1,450.88 1,471.87 1,460.20 1,465.55 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Bank of America- Savings 34.04 34.09 33.83 34.26 34.21 34.71 34.43 34.56 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Bluesnap monthly net payout payable 260,863.15 153,017.46 53,892.80 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 59,691.20 87,742.02 77,992.91 75,142.04 77,992.91 Business Fundamentals #1 35.05 35.10 34.83 35.28 35.23 35.74 35.46 35.59 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Business Fundamentals #2 35.05 35.10 34.83 35.28 35.23 35.74 35.46 35.59 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Deferred Revenue - Credit Reporting (BlueSnap) 9,080.58 8,063.55 8,390.32 8,369.80 8,460.82 8,804.60 8,817.77 8,145.73 8,306.14 8,367.59 9,562.60 11,205.14 11,679.40 11,679.40 11,521.32 11,679.40 Deferred Revenue - Credit Reporting (Paysafe) 3,900.41 2,828.12 1,907.10 1,164.39 595.98 293.62 93.46 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Deferred Revenue - SaaS 24,156.30 23,526.03 19,539.81 17,400.90 16,659.87 12,990.93 15,900.90 15,694.37 19,749.56 16,679.65 24,936.83 22,988.40 20,501.71 20,501.71 21,330.61 20,501.71 Employee Wages Payable 62,916.50 63,009.85 62,529.10 63,336.56 63,243.22 64,158.03 63,649.28 63,882.65 64,452.07 62,967.84 63,005.18 64,951.48 65,390.22 65,390.22 65,243.97 65,390.22 Other Payable 20,915.51 20,946.55 20,786.73 21,055.16 21,024.13 21,328.24 21,159.11 21,236.69 21,425.99 20,932.58 20,944.99 21,592.01 21,737.86 21,737.86 21,689.24 21,737.86 Rounding (4.27) (4.28) (4.25) (4.30) (4.28) (4.36) (4.32) (4.34) (4.38) (4.28) (4.28) (4.41) (4.45) (4.45) (4.44) (4.45) Vacation Payable 47,577.23 41,600.92 43,837.60 49,688.74 50,746.57 55,024.19 55,700.72 59,860.38 51,471.30 49,957.24 54,499.82 55,801.12 57,328.24 52,828.24 55,319.20 52,828.24 Expense Payable 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 105,000.00 105,000.00 0.00 0.00 35,000.00 0.00 GST/HST Payable 1,682.31 2,425.85 735.24 1,414.80 2,084.91 792.44 1,493.68 2,477.04 3,304.27 1,523.58 2,824.19 757.26 1,502.30 1,502.30 1,253.95 1,502.30 PST Payable 388.50 388.50 (90.72) 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 217.01 217.01 144.67 217.01 RBC - Corp. Credit Card (cancelled) 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 2,102.52 RBC Corporate CC - 0641 (active) 15,372.39 15,309.22 15,399.63 12,988.05 13,314.83 15,139.93 15,945.36 11,300.73 15,825.08 14,657.59 17,539.22 13,691.51 12,569.98 12,569.98 12,943.82 27,569.98 Tenant Rent Funds Collected (Geoswift & Loadhub) 3,283.28 2,260.00 1,010.00 1,510.00 1,410.00 1,010.00 5,469.30 1,010.00 1,010.00 10,591.13 650.00 2,115.00 7,110.00 7,110.00 5,445.00 7,110.00 Total Current Liabilities 1,025,785.14 889,263.46 754,453.04 703,048.21 704,844.44 741,842.56 657,677.62 667,898.77 636,553.66 637,641.71 761,143.85 914,454.64 770,574.38 756,325.27 813,784.76 771,325.27 Reported NWC (177,922.38) (263,632.58) (211,532.96) (214,852.54) (228,931.85) (252,800.80) (154,644.63) (201,725.42) (187,099.55) (135,714.59) (238,195.88) (419,247.00) 16,595.56 (13,904.44) (138,851.96) (28,904.44) Definitional Adjustments Cash and Cash equivalents (394,611.96) (161,211.18) (96,975.33) (97,646.56) (102,665.06) (96,943.46) (103,232.10) (70,080.04) (70,792.92) (92,432.83) (106,478.57) (106,660.66) (361,894.38) (352,145.27) (273,566.77) (352,145.27) Indebtedness Grant Thornton Limited 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 Borden Ladner Gervais (BLG) 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 Transaction Related AP 0.00 Fasken Martineau LLP 77,446.00 77,446.00 77,446.00 77,446.00 77,446.00 77,446.00 77,446.00 77,446.00 74,946.00 74,946.00 74,946.00 74,946.00 74,946.00 74,946.00 74,946.00 74,946.00 Reunion Management Consulting Group ULC 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 44,100.00 Shareholder Loan (126.04) (126.23) (125.26) (126.88) (126.69) (128.53) (127.51) (127.97) (129.11) (126.14) (126.22) (130.11) (130.99) (130.99) (130.70) (130.99) McCarthy Tétrault LLP 35,000.02 35,000.02 35,000.02 35,000.02 35,000.02 35,000.02 35,000.02 35,000.02 30,000.02 30,000.02 25,000.02 25,000.02 0.00 0.00 8,333.34 0.00 Ayrshire Real Estate Management Inc. 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 EKB 50,694.35 50,694.35 50,694.35 50,694.35 50,694.35 105,558.69 974.49 974.49 9,355.29 9,355.29 9,355.29 9,355.29 26,620.32 26,620.32 20,865.31 26,620.32 Software Equity Group (SEG) 15,294.50 15,294.50 15,294.50 15,428.43 23,681.71 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Other Adjustments Expense Payable 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 105,000.00 105,000.00 0.00 0.00 35,000.00 0.00 Bluesnap monthly net payout payable 260,863.15 153,017.46 53,892.80 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 59,691.20 87,742.02 77,992.91 75,142.04 0.00 < not adjusted out in closing estimate to account for payable DEFINITIONAL NWC 162,317.58 202,162.28 219,374.06 161,622.76 150,778.42 163,811.87 151,096.21 137,167.02 151,959.66 181,707.69 165,180.58 43,634.68 139,558.47 109,058.47 97,417.20 16,065.56 Estimated NWC Adjustment (+/-) (81,351.65)

Payslate Group Aged Receivables Summary Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 BlueSnap 215,938 196,575 201,177 208,516 217,829 192,559 160,505 195,083 190,274 143,283 69,098 Midwest Property Management Limited Partnership 18,813 18,130 18,760 9,696 9,671 20,683 22,330 22,719 22,194 22,110 22,569 Clear View Property Management Ltd. 17,332 18,669 17,013 18,379 15,289 14,420 15,711 16,560 17,826 19,134 15,736 Summit Property Management 6,810 13,865 7,436 14,951 7,553 7,193 7,661 7,526 6,754 7,215 7,337 Trivest Developments Corporation 15,214 2,448 2,937 3,427 3,917 4,406 4,896 5,385 5,875 6,364 6,854 Metro Core Realty Ltd. 3,075 3,075 3,075 3,075 6,357 6,357 6,357 6,357 6,357 6,357 6,357 Shelter Canadian Properties Ltd - - - - 33 112 3,030 8,871 15,601 22,002 28,409 Westland Real Estate Group 5,650 10,355 2,889 2,605 6,011 7,130 2,755 2,267 2,367 2,488 1,667 Kaneff Properties Ltd. 8,312 4,167 4,197 4,164 2,091 4,133 6,167 4,066 2,018 4,025 4,001 Murray Hills Development Ltd 4,351 2,920 1,511 2,678 2,949 4,391 3,032 3,069 1,485 2,643 4,213 Action Team Realty - - - 4,124 4,091 4,106 4,143 4,047 4,050 4,175 4,203 Seller Financed Mortgages - - 3,360 3,360 3,360 3,360 3,360 3,360 3,360 3,360 3,360 West Coast Realty Ltd 1,835 1,957 2,078 2,200 2,321 2,442 2,563 2,684 2,806 2,927 3,048 Gather Coliving Inc 2,048 2,086 2,124 2,164 2,203 2,239 2,275 2,309 2,339 3,052 3,084 Apartment Owners Association of California, Inc. 10,469 - - - - - 11,336 - - - - Harmony Communities 2,073 2,079 2,070 2,090 2,098 2,102 2,085 2,280 2,310 2,337 2,315 Woodsmere Holdings Corp. 6,216 - - - - - - - 6,216 6,216 6,216 Groupe Denux 1,316 1,316 1,344 1,372 1,372 1,372 1,372 1,372 2,744 4,116 5,516 Associated Property Management (2001) LTD 1,008 1,176 1,344 1,512 1,680 1,848 2,016 2,184 2,352 2,520 2,688 Solutions 105 Consulting Ltd - - - - - - 3,503 3,503 3,503 3,503 3,503 Mastercraft Management Corporation - - - - - 3,390 3,390 3,390 - - - Real Canadian Property Management 1,331 898 902 907 921 904 1,350 890 490 502 1,002 Axwell Management Inc 1,680 1,890 2,100 420 420 630 420 210 420 630 210 Jaffer Properties Inc. 740 619 810 589 781 777 966 789 789 781 785 5908 Holdings Ltd 499 328 336 340 338 503 490 484 3,692 338 352 Exclusive Rentals 249 252 254 258 259 262 2 952 1,931 2,911 3,887 Maligne Developments Ltd 731 731 731 731 731 731 731 731 731 731 1,096 GoGo Real Estate LLC 372 501 562 634 691 757 827 870 933 1,026 1,097 Devon Properties Ltd. 622 523 593 562 599 610 630 653 653 653 659

Palmas Del Vista LLC 804 814 813 825 818 - - - 1,620 - - Albert Langbid, CPM® | Licensed Property Manager 806 538 269 538 269 538 806 790 790 253 253 Real Property Management Results LTD - - - - - - 1,332 1,332 1,332 1,338 1,434 Hannah Property Management Ltd. 418 373 373 373 373 396 746 373 746 1,119 1,119 Invest Gain Ltee 486 488 556 617 688 760 826 209 202 267 280 Food Hall Enterprises, LLC 612 314 305 205 406 402 405 593 595 825 423 Penta Management 565 565 565 565 565 565 565 565 - - - Seattle Furnished Suites 335 339 363 393 414 440 468 482 506 546 575 Real Property Management Associates - - - - 261 521 748 754 571 589 923 Tribe CoWorking - - - - 560 560 560 560 560 560 560 Real Property Management ACE 302 302 302 302 302 302 302 302 302 302 302 Rosedale Student Residences Management LTD - - - - - - - - 1,344 1,344 1,344 Alifa Holdings Inc. 132 88 148 208 266 326 386 443 503 110 170 Arbutus Quality Property Management 860 123 187 140 202 139 62 120 163 225 1,645 Andre Pasche (PM) 170 222 228 282 334 388 56 110 168 226 287 Signature Properties Inc. 163 324 489 326 325 325 - - - - - North44 Property Management Inc. 1,646 - - - - - - - - - - Jaffer Real Estate Limited Partnership VII Inc. 154 103 154 154 154 206 154 154 206 154 206 Sunstar Realty Ltd. 118 118 120 120 120 118 118 118 235 351 468 Real Property Management Service 404 203 103 204 201 199 - - 88 88 97 North44 Property Management - US 838 548 - - - - - - - - - Peter McFarlane 101 111 115 119 129 139 149 159 169 179 189 D&C Carnahan Management Ltd. 339 339 339 339 - - - - - - - Capstone Real Estate Services Inc. 155 194 39 78 132 171 78 117 155 194 233 Luxury Student Rentals Inc 95 95 98 97 97 97 97 97 196 294 404 Alta Place property inc. c/o the macdane group of companies 162 114 117 60 66 130 141 156 163 83 170 161 Laurier Properties Limited Partnership 51 46 50 93 85 127 127 168 210 210 174 Unico One Developments Ltd. - - - - 336 336 336 137 - - - Real Property Management Central 221 442 221 221 - - - - - - - Westwynd Realty 112 140 56 84 112 140 84 112 140 28 56 Real Property Management Hestia 384 392 16 26 35 14 19 24 30 35 10 Real Property Management Bravo 960 - - - - - - - - - - AG Property Services 228 229 450 26 - - - - - - - GH Capital Corporation - 678 - - - - - - - - - Koncept Investments 610 - - - - - - - - - -

Sola Corporation 38 38 38 77 115 153 38 38 - - - Real Property Management Riverview 24 38 28 32 16 20 38 56 59 80 22 2242119 Alberta Ltd. - - 22 24 48 70 20 42 62 82 103 Pikestaff Contracting - - - - - - - - - 354 42 Rakotta Real Estate - 315 - - - - - - - - - RE/MAX Solutions Barros Group 29 29 29 29 29 29 29 29 29 29 43 Rennie Marketing Systems 20 24 27 30 34 34 37 40 40 - - Red Key Realty & Property Management Ltd. 21 21 21 21 21 21 21 21 42 63 95 Real Property Management Kingdom 12 18 21 24 27 30 29 31 33 35 34 Marwest Management Canada Ltd. (Porchlight) 128 128 - - - - - - - - - Skywater Property Management Inc 40 9 9 - 7 16 26 36 46 57 25 Delta Omicron Society 18 14 16 12 12 20 6 14 44 60 78 Summit Circle Development 15 48 0 - - - - - - - - Real Property Management Haven Inc - - - - 1 2 5 7 13 22 28 Fraser and Karen Hartley 10 10 2 2 4 4 4 2 4 6 2 Real Property Management Kempenfelt - - 3 5 1 2 2 2 3 3 5 Total 339,275 293,495 284,294 295,402 301,129 295,156 282,724 310,805 321,440 285,510 221,060 - - - - (0) - - 0 0 - - Aged Payables Summary Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Grant Thornton Limited 124,651 124,651 124,651 124,651 124,651 124,651 124,651 124,651 124,651 124,651 124,651 Borden Ladner Gervais (BLG) 95,429 95,429 95,429 95,429 95,429 95,429 95,429 95,429 95,429 95,429 95,429 Fasken Martineau LLP 77,446 77,446 77,446 77,446 77,446 77,446 74,946 74,946 74,946 74,946 74,946 Reunion Management Consulting Group ULC 44,100 44,100 44,100 44,100 44,100 44,100 44,100 44,100 44,100 44,100 44,100 McCarthy Tétrault LLP 35,000 35,000 35,000 35,000 35,000 35,000 30,000 30,000 25,000 25,000 - Yardi Canada Ltd. - - - - - - - - - - 31,107 Ayrshire Real Estate Management Inc. 31,500 31,500 31,500 31,500 31,500 31,500 31,500 31,500 31,500 31,500 31,500 EKB 50,694 50,694 50,694 105,559 974 974 9,355 9,355 9,355 9,355 26,620 Minister of Finance (BC EHT) 17,198 17,198 17,198 17,198 17,198 17,198 17,198 17,198 17,198 17,198 17,198 KPMG - - - - - - - - 5,618 95,005 - Techcel 9,822 8,542 7,800 7,479 11,886 7,974 8,545 8,160 7,548 9,157 15,799

Software Equity Group (SEG)	15,295	15,428	23,682	-	-	-	-	-	-	-	-
BMO PAD	3,613	3,593	3,857	3,897	3,588	3,618	3,837	4,462	3,647	3,850	3,609
Zendesk	404	543	812	965	1,227	18,348	1,519	1,754	1,894	139	140
Jumpcloud	1,754	1,769	1,764	1,797	2,298	2,305	2,328	2,274	2,280	2,349	2,361
United Healthcare	3,444	3,489	3,483	3,534	3,506	3,894	(3,929)	(3,839)	5,857	-	3,950
MRI Software, LLC	-	-	-	3,445	3,408	3,418	3,453	3,373	-	-	-
Tokenex	2,691	2,714	2,706	2,756	2,726	-	-	-	-	-	-
Minister of Finance (BC PST)	774	997	487	797	984	1,826	1,678	942	1,671	381	-
Target Defense	-	-	-	-	-	-	-	-	-	10,453	-
1401598 B.C	-	-	-	-	3,000	6,000	-	-	-	-	-
Google Inc.	1,138	1,018	760	768	804	810	814	814	813	707	783
Stoel RIves LLP	3,850	3,883	-	-	-	-	-	-	-	-	-
Domo, Inc.	-	-	-	-	3,749	3,760	-	-	-	-	-
New Relic	800	801	526	534	530	526	535	538	554	732	568
Canada Life (Formerly Great West Life)	-	-	-	-	-	-	2,724	-	-	2,562	2,562
NationWide Self Storage	-	-	-	-	-	-	997	997	1,173	1,177	1,177
Audrey You	-	-	-	-	-	-	-	-	4,000	-	-
Edge Credit Reporting	762	1,134	-	-	-	-	-	233	203	-	-
MailChimp	-	-	-	-	-	-	-	43	792	792	417
Capterra	808	815	-	-	-	-	-	-	-	-	-
Smart & Biggar	-	-	-	-	-	-	-	-	-	1,412	1,412
TitanHQ	-	-	-	-	-	-	-	-	-	-	761
OpenVPN Inc.	-	-	-	-	-	-	-	1,133	-	-	-
e-OSCAR	-	-	41	41	41	82	83	-	40	42	-
Certn(Canada)Inc.	-	-	-	5	-	26	26	26	-	-	5
Paysafe	5	5	5	5	5	5	5	5	5	5	5
Google Voice Canada Corp	-	-	-	-	-	-	-	-	-	30	31
Wagepoint Payment Services Inc.	-	-	-	-	-	-	(2,656)	-	-	-	-
Total	521,175.62	520,749.86	521,941.32	556,904.97	464,047.78	478,889.97	447,136.62	448,094.43	458,273.53	550,970.52	479,130.32
	(1,703.52)	(1,713.87)	(1,708.96)	(1,719.38)	(1,736.54)	(1,731.75)	(1,774.50)	(1,771.83)	(1,809.27)	(3,592.90)	(3,567.24)

Aged Receivables Summary Payslate Inc. Contact Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 161 Laurier Properties Limited Partnership 51.49 45.52 49.50 93.03 85.07 126.61 126.61 168.15 209.69 209.69 174.12 2242119 Alberta Ltd. - - 21.89 23.88 47.76 69.65 19.90 41.79 61.69 81.59 103.48 5908 Holdings Ltd 499.49 328.35 336.31 340.29 338.30 503.47 489.54 483.57 3,692.33 338.30 352.23 AG Property Services 227.85 228.90 449.93 26.25 Albert Langbid, CPM® | Licensed Property Manager 806.40 537.60 268.80 537.60 268.80 537.60 806.40 790.44 790.44 252.84 252.84 Alifa Holdings Inc. 132.30 88.20 148.06 207.92 265.79 325.65 385.51 443.38 503.24 110.25 170.11 Alta Place property inc. c/o the macdane group of companies 161.50 113.50 117.00 59.50 66.00 130.00 141.00 155.50 162.50 82.50 170.00 Andre Pasche (PM) 169.50 221.63 227.60 281.72 333.85 387.97 56.11 110.23 168.33 226.43 286.52 Arbutus Quality Property Management 841.17 114.84 179.19 126.72 188.10 119.79 42.57 96.03 155.43 216.81 1,633.61 Associated Property Management (2001) LTD 1,008.00 1,176.00 1,344.00 1,512.00 1,680.00 1,848.00 2,016.00 2,184.00 2,352.00 2,520.00 2,688.00 Axwell Management Inc 1,680.00 1,890.00 2,100.00 420.00 420.00 630.00 420.00 210.00 420.00 630.00 210.00 BlueSnap 116,620.21 108,390.43 118,777.88 137,106.84 156,153.17 136,481.09 111,741.34 147,831.24 151,816.04 115,645.53 53,521.74 Capstone Real Estate Services Inc. 155.40 194.25 38.85 77.70 132.30 171.15 77.70 116.55 155.40 194.25 233.10 Clear View Property Management Ltd. 17,332.25 18,668.95 17,012.92 18,379.34 15,288.67 14,420.20 15,711.46 16,559.66 17,826.10 19,133.98 15,735.72 D&C Carnahan Management Ltd. 339.00 339.00 339.00 339.00 Delta Omicron Society 17.91 13.93 16.27 11.94 11.94 19.90 5.97 13.93 43.78 59.70 77.61 Devon Properties Ltd. 622.40 523.20 593.20 561.60 598.80 610.40 629.60 653.20 652.80 652.80 659.20 Exclusive Rentals 249.22 252.39 253.57 257.53 258.71 261.88 2.00 952.00 1,931.00 2,911.00 3,887.00 Fraser and Karen Hartley 9.95 9.95 1.99 1.99 3.98 3.98 3.98 1.99 3.98 5.97 1.99 Gather Coliving Inc 2,048.09 2,085.90 2,123.71 2,163.51 2,203.31 2,239.13 2,274.95 2,308.78 2,338.63 3,052.45 3,084.29 GH Capital Corporation - 678.00 Groupe Denux 1,316.00 1,316.00 1,344.00 1,372.00 1,372.00 1,372.00 1,372.00 1,372.00 2,744.00 4,116.00 5,516.00 Hannah Property Management Ltd. 418.10 372.90 372.90 372.90 372.90 395.50 745.80 372.90 745.80 1,118.70 1,118.70 Harmony Communities 2,073.00 2,079.00 2,070.00 2,090.00 2,098.00 2,102.00 2,085.00 2,280.00 2,310.00 2,337.00 2,315.00 Invest Gain Ltee 485.67 488.29 555.70 616.53 687.90 760.26 825.63 209.39 202.11 267.13 280.35 Jaffer Properties Inc. 740.47 619.24 810.44 589.36 780.56 776.58 965.79 788.52 788.52 780.56 784.54 Jaffer Real Estate Limited Partnership VII Inc. 154.35 102.90 154.35 154.35 154.35 205.80 154.35 154.35 205.80 154.35 205.80 Kaneff Properties Ltd. 8,311.50 4,166.64 4,197.33 4,163.67 2,091.24 4,132.98 6,166.80 4,065.66 2,017.98 4,025.07 4,001.31 Luxury Student Rentals Inc 95.37 95.37 97.75 96.56 96.56 96.56 96.56 97.35 195.89 294.43 404.27 Maligne Developments Ltd 730.80 730.80 730.80 730.80 730.80 730.80 730.80 730.80 730.80 730.80 1,096.20 Marwest Management Canada Ltd. (Porchlight) 127.72 127.72 Mastercraft Management Corporation - - - - - 3,390.00 3,390.00 3,390.00 Metro Core Realty Ltd. 3,075.24 3,075.24 3,075.24 3,075.24 6,357.12 6,357.12 6,357.12 6,357.12 6,357.12 6,357.12 6,357.12

Midwest Property Management Limited Partnership 18,813.28 18,130.49 18,759.58 9,696.07 9,670.92 20,683.22 22,329.98 22,718.54 22,194.31 22,110.44 22,568.94 Murray Hills Development Ltd 3,236.15 2,189.10 1,093.75 2,171.85 2,202.45 3,278.25 2,206.55 2,243.85 1,128.20 2,247.25 3,420.05 North44 Property Management Inc. 1,645.96 Penta Management 565.00 565.00 565.00 565.00 565.00 565.00 565.00 565.00 Peter McFarlane 101.19 111.14 115.12 119.10 129.05 139.00 148.95 158.90 168.85 178.80 188.75 Pikestaff Contracting - - - - - - - - - 353.88 41.76 Rakotta Real Estate - 315.00 RE/MAX Solutions Barros Group 29.48 29.48 29.48 29.48 29.48 29.48 29.48 29.48 29.48 29.48 43.04 Real Canadian Property Management 1,331.40 897.75 901.95 907.20 920.85 904.05 1,350.30 890.40 490.35 501.90 1,001.70 Real Property Management ACE 302.40 302.40 302.40 302.40 302.40 302.40 302.40 302.40 302.40 302.40 302.40 Real Property Management Bravo 959.96 Real Property Management Central 221.21 442.42 221.21 221.21 Real Property Management Associates - - - - 261.21 521.42 747.63 753.63 571.42 589.05 923.26 Real Property Management Haven Inc - - - - 1.00 2.00 5.00 7.00 13.00 22.00 28.00 Real Property Management Hestia 384.41 392.41 16.00 26.00 35.00 14.00 19.00 24.00 30.00 35.00 10.00 Real Property Management Kempenfelt - - 3.00 5.00 1.00 2.00 2.00 2.00 3.00 3.00 5.00 Real Property Management Kingdom 12.00 18.00 21.00 24.00 27.00 30.00 29.00 31.00 33.00 35.00 34.00 Real Property Management Results LTD - - - - - - 1,332.45 1,332.45 1,332.45 1,338.45 1,434.45 Real Property Management Riverview 24.00 38.00 28.00 32.00 16.00 20.00 38.00 56.00 59.00 80.00 22.00 Real Property Management Service 403.91 203.34 102.66 204.13 201.36 198.59 - - 88.03 87.63 96.73 Red Key Realty & Property Management Ltd. 21.00 21.00 21.00 21.00 21.00 21.00 21.00 21.00 42.00 63.00 94.50 Rennie Marketing Systems 20.20 23.56 26.92 30.28 33.64 33.64 37.00 40.36 40.36 Rosedale Student Residences Management LTD - - - - - - - - 1,344.00 1,344.00 1,344.00 Seller Financed Mortgages - - 3,360.00 3,360.00 3,360.00 3,360.00 3,360.00 3,360.00 3,360.00 3,360.00 3,360.00 Shelter Canadian Properties Ltd - - - - 33.00 112.00 3,030.05 8,871.09 15,600.84 22,001.55 28,409.04 Signature Properties Inc. 162.70 324.40 488.60 325.90 324.90 324.90 Skywater Property Management Inc 40.00 9.00 9.00 - 7.00 16.00 26.35 35.70 45.70 57.05 24.70 Sola Corporation 38.33 38.33 38.33 76.66 114.99 153.32 38.33 38.33 Solutions 105 Consulting Ltd - - - - - - 3,502.80 3,502.80 3,502.80 3,502.80 3,502.80 Summit Circle Development 15.40 47.88 0.12 Summit Property Management 6,810.44 13,864.96 7,435.93 14,951.29 7,552.76 7,193.09 7,661.30 7,526.32 6,753.95 7,214.55 7,337.08 Sunstar Realty Ltd. 117.77 118.10 119.62 120.46 120.29 117.94 117.77 118.44 235.20 350.95 467.88 Tribe CoWorking - - - - 560.00 560.00 560.00 560.00 560.00 560.00 560.00 Trivest Developments Corporation 15,214.28 2,447.85 2,937.42 3,426.99 3,916.56 4,406.13 4,895.70 5,385.27 5,874.84 6,364.41 6,853.98

Unico One Developments Ltd. - - - - 336.00 336.00 336.00 136.63 West Coast Realty Ltd 1,834.97 1,956.50 2,078.03 2,199.56 2,321.09 2,442.22 2,563.35 2,684.48 2,805.61 2,926.74 3,047.87 Westland Real Estate Group 5,650.47 10,354.91 2,889.17 2,604.50 6,011.23 7,129.90 2,755.27 2,266.84 2,367.38 2,487.75 1,666.71 Westwynd Realty 112.00 140.00 56.00 84.00 112.00 140.00 84.00 112.00 140.00 28.00 56.00 Woodsmere Holdings Corp. 6,216.00 - - - - - - - 6,216.00 6,216.00 6,216.00 Total 224,784.26 202,055.66 199,427.47 217,293.85 232,273.16 232,241.62 215,935.15 256,712.44 274,913.57 250,896.33 198,381.49 Percentage of total 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% Aged Payables Summary Payslate Inc. Contact Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 1401598 B.C - - - - 3,000.00 6,000.00 118 Audrey You - - - - - - - - 4,000.00 125 Ayrshire Real Estate Management Inc. 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 31,500.00 104 BMO PAD 3,612.91 3,593.22 3,857.07 3,897.27 3,587.79 3,617.75 3,836.83 4,461.75 3,647.27 3,850.23 3,609.28 110 Borden Ladner Gervais (BLG) 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 95,428.64 99 Canada Life (Formerly Great West Life) - - - - - - 2,723.78 - - 2,562.13 2,562.13 123 Capterra 807.88 814.96 - 128 Certn(Canada)Inc. - - - 5.24 - 26.28 26.28 26.28 5.24 133 Domo, Inc. - - - - 3,748.50 3,759.77 - 121 Edge Credit Reporting 762.01 1,134.29 - - - - - 233.16 202.92 - 126 EKB 50,694.35 50,694.35 50,694.35 105,558.69 974.49 974.49 9,355.29 9,355.29 9,355.29 9,355.29 26,620.32 105 Fasken Martineau LLP 77,446.00 77,446.00 77,446.00 77,446.00 77,446.00 77,446.00 74,946.00 74,946.00 74,946.00 74,946.00 74,946.00 100 Fasken Martineau LLP (GBP) 1,703.52 1,713.87 1,708.96 1,719.38 1,736.54 1,731.75 1,774.50 1,771.83 1,809.27 3,592.90 3,567.24 #N/A Google Inc. 1,137.56 1,018.13 759.89 768.21 804.11 809.78 813.56 813.90 813.05 707.12 782.88 119 Google Voice Canada Corp - - - - - - - - - 30.19 31.14 135 Grant Thornton Limited 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 124,651.30 98 Jumpcloud 1,754.01 1,769.37 1,764.30 1,796.63 2,297.63 2,304.54 2,327.96 2,274.40 2,280.26 2,349.22 2,360.85 112 KPMG - - - - - - - - 5,617.50 95,005.05 - 107 MailChimp - - - - - - - 42.80 791.80 791.80 417.30 127 McCarthy Tétrault LLP 35,000.02 35,000.02 35,000.02 35,000.02 35,000.02 35,000.02 30,000.02 30,000.02 25,000.02 25,000.02 - 102 Minister of Finance (BC EHT) 17,197.78 17,197.78 17,197.78 17,197.78 17,197.78 17,197.78 17,197.78 17,197.78 17,197.78 17,197.78 17,197.78 106

Minister of Finance (BC PST)	774.49	996.71	487.03	797.14	983.94	1,826.04	1,677.80	941.73	1,671.43	381.04	-	116
MRI Software, LLC	-	-	-	3,445.05	3,407.67	3,417.92	3,452.67	3,373.22			-	114
NationWide Self Storage	-	-	-	-	-	-	997.10	997.10	1,172.60	1,176.60	1,176.60	124
New Relic	799.51	801.29	526.19	533.62	529.59	526.35	535.24	537.66	553.59	731.54	568.43	122
OpenVPN Inc.	-	-	-	-	-	-	-	1,133.42			-	131
Paysafe	4.50	4.50	4.50	4.50	4.50	4.50	4.50	4.50	4.50	4.50	4.50	134
Reunion Management Consulting Group ULC	44,100.00	44,100.00	44,100.00	44,100.00	44,100.00	44,100.00	44,100.00	44,100.00	44,100.00	44,100.00	44,100.00	101
Smart & Biggar	-	-	-	-	-	-	-	-	-	1,411.60	1,411.60	129
Software Equity Group (SEG)	15,294.50	15,428.43	23,681.71									109
Stoel RIves LLP	3,849.72	3,883.43										120
Target Defense	-	-	-	-	-	-	-	-	-	10,452.74		117
Tokenex	2,690.70	2,714.26	2,706.48	2,756.08	2,726.18							115
Techcel	9,822.06	8,541.78	7,800.07	7,479.15	11,886.15	7,974.48	8,545.49	8,160.12	7,548.23	9,156.61	15,799.25	108
TitanHQ											760.50	130
Wagepoint Payment Services Inc.	-	-	-	-	-	-	(2,656.47)					136
Yardi Canada Ltd.											31,106.95	103
Zendesk	403.59	542.84	811.92	964.60	1,226.79	18,347.71	1,519.21	1,754.09	1,893.92	139.37	140.06	111
Total Aged Payables	519,435.05	518,975.17	520,126.21	555,049.30	462,237.62	476,645.10	452,757.48	453,704.99	454,185.37	554,521.67	478,747.99	
Percentage of total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Accounts Receivable Aging Summary Payslate USA 1 2 3 4 5 6 7 8 9 10 11 FX rate 1.3397 1.357 1.355 1.3746 1.3637 1.3687 1.3809 1.3491 1.3499 1.3916 1.401 Contact Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Action Team Realty - - - 3,000.00 3,000.00 3,000.00 3,000.00 3,000.00 3,000.00 3,000.00 3,000.00 - - - 4,123.80 4,091.10 4,106.10 4,142.70 4,047.30 4,049.70 4,174.80 4,203.00 Apartment Owners Association of California, Inc.7,814.11 - - - - - 8,209.50 - - 0.00 0.00 10,468.56 - - - - - 11,336.50 - - - - Arbutus Quality Property Management 13.93 5.97 5.97 9.95 9.95 13.93 13.93 17.91 5.97 5.97 7.96 18.66 8.10 8.09 13.68 13.57 19.07 19.24 24.16 8.06 8.31 11.15 BlueSnap 74,134.60 64,984.97 60,810.93 51,948.69 45,226.62 40,971.46 35,313.29 35,024.57 28,489.36 19,860.32 11,118.10 99,318.12 88,184.60 82,398.81 71,408.67 61,675.54 56,077.64 48,764.12 47,251.65 38,457.79 27,637.62 15,576.46 Food Hall Enterprises, LLC 457.10 231.15 224.85 149.45 297.85 293.65 293.30 439.25 440.65 592.90 301.70 612.38 313.67 304.67 205.43 406.18 401.92 405.02 592.59 594.83 825.08 422.68 GoGo Real Estate LLC 278.00 369.00 415.00 461.00 507.00 553.00 599.00 645.00 691.00 737.00 783.00 372.44 500.73 562.33 633.69 691.40 756.89 827.16 870.17 932.78 1,025.61 1,096.98 Koncept Investments 455.00 609.56 - - - - - - - - - - Murray Hills Development Ltd 832.40 538.35 307.60 367.95 547.30 813.30 597.90 611.50 264.60 284.65 565.95 1,115.17 730.54 416.80 505.78 746.35 1,113.16 825.64 824.97 357.18 396.12 792.90 North44 Property Management - US 625.20 403.85 - - - - - - - 0.00 0.00 837.58 548.02 - - - - - - - - - Palmas Del Vista LLC 600.00 600.00 600.00 600.00 600.00 - - - 1,200.00 0.00 0.00 803.82 814.20 813.00 824.76 818.22 - - - 1,619.88 - - Seattle Furnished Suites 249.90 249.90 267.75 285.60 303.45 321.30 339.15 357.00 374.85 392.70 410.55 334.79 339.11 362.80 392.59 413.81 439.76 468.33 481.63 506.01 546.48 575.18 Total 85,460.24 67,383.19 62,632.10 56,822.64 50,492.17 45,966.64 48,366.07 40,095.23 34,466.43 24,873.54 16,187.26 114,491.08 91,438.99 84,866.50 78,108.40 68,856.17 62,914.54 66,788.71 54,092.47 46,526.23 34,614.02 22,678.35 Percentage of total 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% Accounts Payable Aging Summary Payslate USA 1 2 3 4 5 6 7 8 9 10 11 FX rate Contact Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 e-OSCAR 30.00 30.00 30.00 60.00 60.00 30.00 30.00 - - - 40.65 41.24 40.91 82.12 82.85 - 40.50 41.75 - United Healthcare 2,570.79 2,570.79 2,570.79 2,570.79 2,570.79 2,845.40 (2,845.40) (2,845.40) 4,338.79 - 2,819.11 3,444.09 3,488.56 3,483.42 3,533.81 3,505.79 3,894.50 (3,929.21) (3,838.73) 5,856.93 - 3,949.57 Total 2,570.79 2,570.79 2,600.79 2,600.79 2,600.79 2,905.40 (2,785.40) (2,845.40) 4,368.79 30.00 2,819.11 3,444.09 3,488.56 3,524.07 3,575.05 3,546.70 3,976.62 (3,846.36) (3,838.73) 5,897.43 41.75 3,949.57 Percentage of total 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%

Working Capital Calculation As of November 30, 2024 1.348 1.35 1.3397 1.357 1.355 1.3746 1.3637 1.3687 1.3809 1.3491 1.3499 1.3916 1.401 Account Nov 30, 2023 Dec 31, 2023 Jan 31, 2024 Feb 29, 2024 Mar 31, 2024 Apr 30, 2024 May 31, 2024 Jun 30, 2024 Jul 31, 2024 Aug 31, 2024 Sep 30, 2024 Oct 31, 2024 Nov 30, 2024 Assets Current Assets Cash and Cash Equivalents Bank of America - SaaS 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 BMO - Vantiv USD (HARRIS DDA) 86,496.25 9,004.84 2,299.82 897.78 738.17 751.59 1,031.07 1,014.03 831.08 2,840.98 7,397.34 684.18 588.05 BMO Operating (HARRIS DDA) 7,631.64 31,956.84 2,904.95 14,410.21 13,156.66 1,112.78 6,836.06 6,646.82 11,204.73 14,101.63 7,284.02 2,937.50 3,910.17 RBC US Dollar Visa - Karthik 18.75 18.75 18.75 18.75 18.75 18.75 18.75 18.75 18.75 18.75 18.75 18.75 18.75 Total Cash and Cash Equivalents 94,246.64 41,080.43 5,323.52 15,426.74 14,013.58 1,983.12 7,985.88 7,779.60 12,154.56 17,061.36 14,800.11 3,740.43 4,616.97 Accounts Receivable 11,503.76 50,625.66 85,460.24 67,383.19 62,632.10 53,822.64 50,492.17 45,966.64 48,366.07 40,095.23 34,466.43 24,873.54 16,088.91 Bluesnap monthly net payout receivable 93,044.01 43,024.20 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 11,079.27 Deposits Made 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 15,000.00 Prepaid Expenses 12,459.81 12,146.33 11,832.85 11,519.37 11,205.89 20,610.19 20,610.19 20,610.19 20,610.19 20,610.19 20,610.19 20,610.19 20,610.19 Receivable Interdivision Transactions - Payslate Inc. 167,655.27 200,871.28 231,394.87 255,671.43 276,113.63 300,302.63 300,421.23 300,421.23 300,968.53 301,234.53 301,859.96 302,222.91 302,222.91 Shareholder Loan (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) (93.50) Total Current Assets 393,815.99 362,654.40 348,917.98 364,907.23 378,871.70 391,625.08 394,415.97 389,684.16 397,005.85 393,907.81 386,643.19 366,353.57 369,524.75 Liabilities and Equity Liabilities Current Liabilities Accounts Payable 2,570.79 2,570.79 2,570.79 2,570.79 2,600.79 2,600.79 2,600.79 2,905.40 (2,785.40) (2,845.40) 4,368.79 30.00 2,819.11 Bank of America 1,070.76 1,070.76 1,070.76 1,070.76 1,070.76 1,070.76 1,070.76 1,070.76 0.00 0.00 0.00 0.00 0.00 Bank of America- Savings 25.25 25.25 25.25 25.25 25.25 25.25 25.25 25.25 0.00 0.00 0.00 0.00 0.00 Bluesnap monthly net payout payable 84,060.25 36,408.74 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Business Fundamentals #1 26.00 26.00 26.00 26.00 26.00 26.00 26.00 26.00 0.00 0.00 0.00 0.00 0.00 Business Fundamentals #2 26.00 26.00 26.00 26.00 26.00 26.00 26.00 26.00 0.00 0.00 0.00 0.00 0.00 Deferred Revenue - Credit Reporting (BlueSnap) 3,555.02 2,648.03 2,643.34 2,585.21 2,683.95 2,724.29 2,689.19 2,293.96 2,153.75 1,946.52 1,831.72 1,825.43 1,872.38 Deferred Revenue - Credit Reporting (Paysafe) 2,102.89 1,565.77 1,073.70 638.52 320.20 161.80 50.04 0.00 0.00 0.00 0.00 0.00 0.00 Deferred Revenue - SaaS 4,845.35 4,153.16 3,460.97 2,768.78 2,076.59 1,384.40 3,442.21 2,500.02 5,000.02 4,500.02 5,200.02 4,698.37 4,000.02 Employee Wages Payable 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 46,673.96 Other Payable 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 15,515.96 Payable Interdivision Transactions - Payslate Inc. 78,343.48 78,343.48 86,673.48 95,835.32 103,465.32 108,600.32 108,600.32 110,490.32 115,705.32 117,700.32 119,380.32 121,130.32 138,639.10 Rounding (3.17) (3.17) (3.17) (3.17) (3.16) (3.17) (3.17) (3.17) (3.17) (3.17) (3.17) (3.17) (3.17) Vacation Payable 794.16 765.63 443.59 603.85 764.11 924.37 700.00 860.26 1,020.52 1,180.78 956.42 924.36 507.69 Total Current Liabilities 239,606.70 189,790.36 160,200.63 168,337.23 175,245.73 179,730.73 181,417.31 182,384.72 183,280.96 184,668.99 193,924.02 190,795.23 210,025.05 Payslate USA Assets Current Assets Cash and Cash Equivalents Bank of America - SaaS 134.80 135.00 133.97 135.70 135.50 137.46 136.37 136.87 138.09 134.91 134.99 139.16 140.10 BMO - Vantiv USD (HARRIS DDA) 116,596.95 12,156.53 3,081.07 1,218.29 1,000.22 1,033.14 1,406.07 1,387.90 1,147.64 3,832.77 9,985.67 952.10 823.86 BMO Operating (HARRIS DDA) 10,287.45 43,141.73 3,891.76 19,554.65 17,827.27 1,529.63 9,322.34 9,097.50 15,472.61 19,024.51 9,832.70 4,087.83 5,478.15 RBC US Dollar Visa - Karthik 25.28 25.31 25.12 25.44 25.41 25.77 25.57 25.66 25.89 25.30 25.31 26.09 26.27 Total Cash and Cash Equivalents 127,044.47 55,458.58 7,131.92 20,934.09 18,988.40 2,726.00 10,890.34 10,647.94 16,784.23 23,017.48 19,978.67 5,205.18 6,468.37 Accounts Receivable 15,507.07 68,344.64 114,491.08 91,438.99 84,866.50 78,108.40 68,856.17 62,914.54 66,788.71 54,092.47 46,526.23 34,614.02 22,678.35 Bluesnap monthly net payout receivable 125,423.33 58,082.67 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 15,522.06 Deposits Made 20,220.00 20,250.00 20,095.50 20,355.00 20,325.00 20,619.00 20,455.50 20,530.50 20,713.50 20,236.50 20,248.50 20,874.00 21,015.00 Prepaid Expenses 16,795.82 16,397.55 15,852.47 15,631.79 15,183.98 28,330.77 28,106.12 28,209.17 28,460.61 27,805.21 27,821.70 28,681.14 28,874.88 Receivable Interdivision Transactions - Payslate Inc. 225,999.30 271,176.23 309,999.71 346,946.13 374,133.97 412,796.00 409,684.43 411,186.54 415,607.44 406,395.50 407,480.76 420,573.40 423,414.30 Shareholder Loan (126.04) (126.23) (125.26) (126.88) (126.69) (128.53) (127.51) (127.97) (129.11) (126.14) (126.22) (130.11) (130.99) Total Current Assets 403,819.48 434,124.86 460,313.50 474,245.02 494,382.75 539,725.64 526,974.71 522,712.77 531,441.15 508,403.55 501,950.97 504,612.45 511,373.59 Liabilities and Equity Liabilities Current Liabilities Accounts Payable 3,465.42 3,470.57 3,444.09 3,488.56 3,524.07 3,575.05 3,546.70 3,976.62 (3,846.36) (3,838.73) 5,897.43 41.75 3,949.57 Bank of America 1,443.38 1,445.53 1,434.50 1,453.02 1,450.88 1,471.87 1,460.20 1,465.55 0.00 0.00 0.00 0.00 0.00 Bank of America- Savings 34.04 34.09 33.83 34.26 34.21 34.71 34.43 34.56 0.00 0.00 0.00 0.00 0.00

Bluesnap monthly net payout payable	113,313.22	49,151.80	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Business Fundamentals #1	35.05	35.10	34.83	35.28	35.23	35.74	35.46	35.59	0.00	0.00	0.00	0.00	0.00
Business Fundamentals #2	35.05	35.10	34.83	35.28	35.23	35.74	35.46	35.59	0.00	0.00	0.00	0.00	0.00
Deferred Revenue - Credit Reporting (BlueSnap)	4,792.17	3,574.84	3,541.28	3,508.13	3,636.75	3,744.81	3,667.25	3,139.74	2,974.11	2,626.05	2,472.64	2,540.27	2,623.20
Deferred Revenue - Credit Reporting (Paysafe)	2,834.70	2,113.79	1,438.44	866.47	433.87	222.41	68.24	0.00	0.00	0.00	0.00	0.00	0.00
Deferred Revenue - SaaS	6,531.53	5,606.77	4,636.66	3,757.23	2,813.78	1,903.00	4,694.14	3,421.78	6,904.53	6,070.98	7,019.51	6,538.25	5,604.03
Employee Wages Payable	62,916.50	63,009.85	62,529.10	63,336.56	63,243.22	64,158.03	63,649.28	63,882.65	64,452.07	62,967.84	63,005.18	64,951.48	65,390.22
Other Payable	20,915.51	20,946.55	20,786.73	21,055.16	21,024.13	21,328.24	21,159.11	21,236.69	21,425.99	20,932.58	20,944.99	21,592.01	21,737.86
Payable Interdivision Transactions - Payslate Inc.	105,607.01	105,763.70	116,116.46	130,048.53	140,195.51	149,282.00	148,098.26	151,228.10	159,777.48	158,789.50	161,151.49	168,564.95	194,233.38
Rounding	(4.27)	(4.28)	(4.25)	(4.30)	(4.28)	(4.36)	(4.32)	(4.34)	(4.38)	(4.28)	(4.28)	(4.41)	(4.44)
Vacation Payable	1,070.53	1,033.60	594.28	819.42	1,035.37	1,270.64	954.59	1,177.44	1,409.24	1,592.99	1,291.07	1,286.34	711.27
Total Current Liabilities	322,989.83	256,216.99	214,620.78	228,433.62	237,457.96	247,057.86	247,398.79	249,629.97	253,092.68	249,136.93	261,778.03	265,510.64	294,245.10

Payslate USA

Bank													
BMO Operating and BMO PAD Acct	0.00	4,118.91	2,015.95	2,503.12	6,706.88	2,339.17	2,741.57	3,658.10	995.75	6,579.65	2,884.95	3,516.81	6,877.41
BMO RM Bluesnap PP Account	911.16	2,595.20	505.44	1,148.55	1,792.34	2,796.09	3,732.91	498.25	786.11	705.20	2,211.23	1,083.84	835.26
BMO RM Paysafe PP Account	893.02	893.02	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RBC Bluesnap PP Canada	147,557.89	53,898.24	903.24	179.69	618.65	558.12	384.53	152.96	379.70	476.05	107.04	484.49	663.10
RBC Current Segregated share redemption account	798.75	761.75	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RBC Operating Account	88,784.88	12,006.25	55,323.94	44,025.74	38,434.89	60,814.75	58,697.73	28,155.67	22,577.70	34,252.64	44,582.99	67,305.48	313,547.99
RBC RM Paysafe AMEX PP	480.49	474.49	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RBC SaaS Revenue Account	82.55	871.65	1,188.19	84.60	7,854.80	1,240.71	284.13	459.58	2,220.78	169.18	9,103.70	963.55	6,438.20
RBC USD Bank Account	6,671.03	10,133.09	9,906.65	8,770.77	8,269.10	6,468.62	6,500.89	6,507.54	7,048.65	7,232.63	7,609.99	8,101.31	7,064.05
Total Bank	246,179.77	85,752.60	69,843.41	56,712.47	63,676.66	74,217.46	72,341.76	39,432.10	34,008.69	49,415.35	66,499.90	81,455.48	335,426.01
Current Assets													
Accounts Receivable	91,907.43	184,517.49	224,784.26	202,055.65	199,427.47	217,293.85	232,273.16	232,241.62	215,935.15	256,712.44	274,913.57	250,896.33	198,381.49
Bluesnap monthly net payout receivable	94,327.45	41,697.16	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	58,091.22
Investment in RentMoola Payment Solutions Ltd.	182.86	182.86	182.86	182.86	182.86	182.86	182.86	182.86	182.86	182.86	182.86	182.86	182.86
Other Receivables	0.00	0.00	0.00	0.00	0.00	0.00	185,000.00	185,000.00	111,000.00	5,000.00	3,019.06	0.00	0.00
Paysafe NetBanx Merchant Account - 99895845	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)	(248.74)
Paysafe NetBanx Merchant Account - 99908118	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)	(11,983.65)
Prepaid Expenses	78,282.55	74,353.02	68,534.27	62,715.52	57,992.41	52,294.12	54,657.77	56,745.31	51,311.05	51,405.50	47,717.23	53,119.32	80,486.39
RBC - GIC Acct.	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00	20,000.00
Tenant Rent Receivable (BMO PAD)	23,019.54	13,009.56	14,419.56	10,584.56	7,684.56	7,684.56	7,684.56	7,684.56	7,684.56	11,474.56	11,474.56	12,594.56	12,458.56
Total Current Assets	295,487.44	321,527.70	315,688.56	283,306.20	273,054.91	285,223.00	487,565.96	489,621.96	393,881.23	332,542.97	345,074.89	324,560.68	357,368.13

Liabilities

Current Liabilities													
Accounts Payable	568,537.80	548,768.80	519,435.08	518,975.17	520,126.25	555,049.33	462,237.60	476,645.09	452,757.47	453,705.00	454,185.35	554,521.66	478,747.99
Ayrshire Revolving Loan	731,294.00	731,294.00	841,294.00	916,294.00	981,294.00	1,057,294.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ayrshire Senior Secured Term Facility	1,673,891.16	1,673,891.16	1,673,891.16	1,673,891.16	1,673,891.16	1,673,891.16	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Bluesnap monthly net payout payable	147,549.93	103,865.66	53,892.80	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	59,691.20	87,742.02
BMO Operating and BMO PAD Acct	1,387.72	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Deferred Revenue - Credit Reporting (BlueSnap)	4,288.41	4,488.71	4,849.04	4,861.67	4,824.07	5,059.79	5,150.52	5,005.99	5,332.03	5,741.54	7,089.96	8,664.87	9,056.20
Deferred Revenue - Credit Reporting (Paysafe)	1,065.71	714.33	468.66	297.92	162.11	71.21	25.22	0.00	0.00	0.00	0.00	0.00	0.00
Deferred Revenue - SaaS	17,624.77	17,919.26	14,903.15	13,643.67	13,846.09	11,087.93	11,206.76	12,272.59	12,845.03	10,608.67	17,917.32	16,450.15	14,897.68
Expense Payable	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	105,000.00	105,000.00	0.00
GST/HST Payable	1,682.31	2,425.85	735.24	1,414.80	2,084.91	792.44	1,493.68	2,477.04	3,304.27	1,523.58	2,824.19	757.26	1,502.30
Interest Payable - Ayrshire Revolving Loan	29,150.04	36,603.23	44,283.27	52,531.22	61,976.74	71,755.20	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Interest Payable - Ayrshire Senior Secured Term Facility	108,963.43	126,023.36	143,083.29	159,042.58	176,102.51	192,612.12	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PST Payable	388.50	388.50	(90.72)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	217.01
RBC - Corp. Credit Card (cancelled)	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52	2,102.52
RBC Corporate CC - 0641 (active)	15,372.39	15,309.22	15,399.63	12,988.05	13,314.83	15,139.93	15,945.36	11,300.73	15,825.08	14,657.59	17,539.22	13,691.51	12,569.98
Rounding	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	(0.01)
Tenant Rent Funds Collected (Geoswift & Loadhub)	3,283.28	2,260.00	1,010.00	1,510.00	1,410.00	1,010.00	5,469.30	1,010.00	1,010.00	10,591.13	650.00	2,115.00	7,110.00
Vacation Payable	46,506.70	40,567.32	43,243.32	48,869.32	49,711.20	53,753.55	54,746.13	58,682.94	50,062.06	48,364.25	53,208.75	54,514.78	56,616.97
Total Current Liabilities	3,353,088.67	3,306,621.92	3,358,500.44	3,406,422.08	3,500,846.39	3,639,619.18	558,377.09	569,496.90	543,238.46	547,294.28	660,517.31	817,508.95	670,562.66

- 3 - 1390-1182-7473.14 EXHIBIT D SAMPLE GROSS PROFIT CALCULATION See attached.

Gross Profit Calculation CAD
Payslate Inc.

Account	2023	2024 YTD
Revenue[(1)]		
SaaS Revenue	118,513.69	124,234.80
Settlement Revenues (Amex)	40.70	0.00
Settlement Revenues (Background Check Direct bill to PM)	150.00	0.00
Settlement Revenues (BlueSnap - Monthly Invoice)	1,418,047.30	1,913,030.83
Settlement Revenues (BlueSnap- Credit Reporting)	1,496.73	10,236.01
Settlement Revenues (BMO PAD)	7,225.99	1,528.05
Settlement Revenues (Direct bill to PM)	244,319.04	262,170.69
Settlement Revenues (Geoswift and loadhub)	1,497.16	963.35
Settlement Revenues (NSF Fees Direct bill to PM)	84,734.49	34,462.62
Settlement Revenues (Paypal)	0.00	0.00
Settlement Revenues (Paysafe - Credit Reporting)	5,924.67	714.33
Settlement Revenues (Paysafe - Monthly Invoice)	131,911.33	0.00
Settlement Revenues (Paysafe - Splitpay)	518,135.66	0.00
Settlement Revenues (Vantiv)	0.00	0.00
Tenant Insurance - Apollo	0.00	0.00
Tenant Insurance - Nuera	0.00	0.00
Total Trading Income	2,531,996.76	2,347,340.68
Cost of Goods Sold[(2)]		
Merchant Test Transaction Expense	527.34	103.20
Transaction Fees - Deficiencies with Account Management	929.87	1,406.87
Transaction Fees (Amex)	94.89	0.00
Transaction fees (Background Checking)	114.76	161.14
Transaction Fees (BlueSnap - Monthly Invoice)	889,041.14	1,201,187.78
Transaction Fees (BMO PAD)	1,104.19	496.41
Transaction Fees (Credit Reporting)	5,252.50	3,190.13
Transaction Fees (Geoswift and Loadhub)	793.30	637.36
Transaction Fees (Paypal)	0.00	0.00
Transaction Fees (Paysafe - Monthly Invoice)	140,788.93	0.00
Transaction Fees (Paysafe - Splitpay)	375,835.84	0.00
Transaction Fees (Stripe - SaaS payments)	1,469.27	2,470.77
Transaction fees (Txt2Pay)	7,754.13	7,242.52
Transaction Fees (Vantiv)	0.00	0.00
Transactions Fees: Other Costs (Revenue Share)	0.00	5,906.75
Total Cost of Sales	1,423,706.16	1,222,802.93
Gross Profit	1,108,290.60	1,124,537.75

(1) Includes all historical revenue accounts in Xero not listed
(2) Only includes third party denominated transaction costs

Gross Profit Calculation USD
Payslate USA

Account	2023	2024 YTD
Revenue[1]		
Advertising Revenue	0.00	0.00
SaaS Revenue	15,009.12	15,153.84
SaaS Revenue - One time set-up fee	(1,000.00)	0.00
Settlement Revenue (Pay Near Me)	1.30	0.00
Settlement Revenues (BlueSnap - Credit Reporting)	1,194.77	4,672.34
Settlement Revenues (BlueSnap - Monthly Invoice)	660,985.57	447,071.52
Settlement Revenues (Direct bill to PM)	20,339.09	3,211.74
Settlement Revenues (Paypal)	0.00	0.00
Settlement Revenues (Paysafe - Credit Reporting)	9,268.84	1,565.77
Settlement Revenues (Paysafe - Monthly Invoice)	1,969.04	0.00
Settlement Revenues (Paysafe - Splitpay NSF)	0.00	0.00
Settlement Revenues (Paysafe - Splitpay)	292,959.25	0.00
Settlement Revenues: Vantiv	0.00	0.00
Total Income	1,000,726.98	471,675.21
Cost of Goods Sold[2]		
Service Fee Expense	0.00	0.00
Test Transaction Expense	33.99	8.11
Transaction Fees - SaaS returned payments	0.00	0.00
Transaction Fees (BlueSnap - Monthly Invoice)	279,667.34	218,378.45
Transaction fees (Credit Reporting)	0.00	0.00
Transaction Fees (Deficiencies with Account Management)	775.00	0.00
Transaction Fees (PayNearMe)	0.00	0.00
Transaction Fees (Paypal)	0.00	0.00
Transaction Fees (Paysafe - Monthly Invoice)	1,313.27	0.00
Transaction Fees (Paysafe - Splitpay)	198,780.68	45.00
Transaction Fees (Revenue Share)	0.00	0.00
Transaction fees (Txt2Pay)	71.10	0.00
Transaction Fees (Vantiv)	0.00	0.00
Total Cost of Goods Sold	480,641.38	218,431.56
Gross Profit	520,085.60	253,243.65

(1) Includes all historical revenue accounts in Xero not listed
(2) Only includes third party denominated transaction costs